U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     4/14/99




                                PTI HOLDING INC.
                    ----------------------------------------
                 (Name of small business issuer in its charter)


Delaware                       1-11586                            13-3590980
---------------------         -----------                        -------------
(State or jurisdiction        Commission                        (I.R.S. Employer
of incorporation or               file                           Identification
organization)                    number                                No.)



c/o 15 East North Street, Dover, DE                    19901
---------------------------------------              ---------
(Address of principal executive offices)             (Zip Code)


                                 (302) 678-0855
                    ----------------------------------------
                (Issuer's Telephone Number, Including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 14, 1999, Flents Products Co., Inc., a Delaware corporation ("Flents"), and prior to that date a wholly owned subsidiary of PTI Holding Inc. (a Delaware corporation ("Holding")), consummated an asset acquisition (the "Acquisition") of Karlen Manufacturing, Inc., a Michigan corporation ("Karlen"). Holding acquired substantially all of the operating assets of Karlen, other than one product line and cash. The purchase price was $17,750,000 subject to adjustment. The assets were acquired subject to substantially all existing operating liabilities of Karlen, other than liabilities related to the excluded product line. The Acquisition was consummated pursuant to an Asset Purchase Agreement dated January 8, 1999, as amended by amendment dated April 14, 1999, among Flents, Karlen and the shareholders of Karlen.

     The purchase price consisted of a $16,750,000 cash payment and a $1,000,000 promissory note.1 The operating assets which were not acquired in the Acquisition include Karlen's Blue Devil product line, which constituted approximately 1% - 2% of Karlen's net sales in 1998. Other assets which were not acquired include the cash and cash equivalents of Karlen, which totaled approximately $1,400,000 as of June 30, 1998. All agreements entered into and described below are dated April 14, 1999 unless noted otherwise.

     Karlen had revenues in the amount of approximately $12,345,000 in 1998. The assets acquired include approximately $1,585,000 in accounts receivables, $1,800,000 in inventory and $372,000 in property and equipment. Flents assumed current liabilities of approximately $373,000.

     In connection with the Acquisition, Flents entered into an Employment Agreement with Tim Drumhiller, the chief operating officer of Karlen, to serve as the President of Flents. The Employment Agreement has a term of five years. Mr. Drumhiller's wife, Lynette K. Drumhiller, is the beneficiary of certain trusts which are shareholders of Karlen.

     Flents also entered into a Commercial Lease Agreement between Flents and Lendell J. Williams, as trustee of the "Lendell J. Williams Inter-Vivos Trust", dated September 15, 1992 (the "Trust") for the property currently used as Karlen's principal manufacturing facility at 5401 South Graham Road, Swan Creek Township, Saginaw, Michigan. The lease is for a term of three years and is at specified rental payments, which Flents believes are fair market rates. The Trust is a shareholder of Karlen.

     In addition, Flents has entered into a Requirements Agreement with Lendell Manufacturing, Inc. ("LMI"), a Michigan corporation, by which Flents has agreed to buy from LMI, and LMI has agreed to supply, all of Flents' annual requirements of non-latex polyurethane cosmetic grade foam, subject to the terms of the Agreement. This raw material is used in the manufacture of foam wedges which are used in various cosmetic products. The term of this agreement is for three years with purchase prices under the Requirements Agreement approximately equal to the historic purchase prices charged to Karlen for this critical raw material. The Trust is a shareholder of LMI. In addition, the Trust is the landlord under the Commercial Lease Agreement for Karlen's former facility. Lynette K. Drumhiller, the daughter of Lendell J. Williams is a beneficiary of the trust and Mr. Drumhiller's wife.

     To finance the Acquisition, at the Closing, Flents entered into a $10,000,000 financing facility pursuant to a Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association (the "Bank"). The facility includes a Term loan of $4,000,000, fully funded at closing, and a line of credit of $6,000,000 of which at closing approximately $2,900,000 was drawn and approximately $1,000,000 was available under the facility's various borrowing limits. Flents pledged all of its assets as security for this financing.

     Flents also entered into with The 1818 Mezzanine Fund, L.P., an affiliate of Brown Brothers Harriman & Co. Inc. (the "1818 Fund"), a Securities Purchase Agreement by which the 1818 Fund acquired (1) detachable warrants exercisable to purchase 22 shares of common stock of Flents, par value $.01 per share, which would constitute upon issuance 22% of the issued and outstanding common stock on a diluted basis, and (2) an $8,000,000 promissory note with an interest rate of 12%. The Warrants are exercisable for a nominal purchase price until April 14, 2009. The promissory note is payable interest only for six years and is due in full at maturity in six years.

     Pursuant to an Investment Agreement by and among Warren Schaeffer and Meredith Birrittella, Flents issued to Warren Schaeffer, 10 shares of common stock of Flents, par value $.01 per share, for consideration of $1,000,000, and issued to Meredith Birrittella, 8 shares of the common stock of Flents, par value $.01 per share, for consideration of $800,000. Meredith Birrittella is the Chief Executive Officer of Holding, and Warren Schaeffer is the President of Holding.

     Upon the exercise of the warrants by the 1818 Fund, Holding will own 60% of Flents. Because Flents is no longer a wholly-owned subsidiary of Holding, Flents also entered into a Management Agreement with Protective Technologies International Inc., a New York corporation and a wholly owned subsidiary of Holding ("PTI Sports"). Under the Management Agreement, PTI Sports will provide various services to Flents, including senior executive services of the Chief Executive Officer and the Chief Financial Officer of PTI Sports, information and data processing functions and services, management systems and services, and senior human resource management functions and services, such as payroll, benefits, pension and related functions.

     Flents also entered into a Shareholders' Agreement by and among Flents, Holding, the 1818 Fund, Meredith Birrittella and Warren Schaeffer. The Shareholders' Agreement places various restrictions on the transfer of shares of Flents common stock. It also grants to the 1818 Fund and Mssrs. Birrittella and Schaeffer the "tag-along" right to sell shares of Flents common stock in certain circumstances with Holding. It also grants preemptive rights and rights to designate directors to the shareholders. Each of the shareholders of Flents also agreed to vote their shares to enforce the Shareholders' Agreement.

     Flents also amended its Certificate of Incorporation to set as seven the number of directors on the Board of Directors. Therefore, Mssrs. Birrittella and Schaeffer's right to appoint two directors and the 1818 Fund's right to appoint two directors could lead to effective control of Flents.

     Because of the nature of the transaction, Holding engaged an independent investment banking firm, Management Planning, Inc. ("MPI"), to evaluate the fairness of the Acquisition and its financing. MPI rendered the opinion that the acquisition of Karlen by Flents, the investment in Flents by Mssrs. Birrittella and Schaeffer and the terms of the Bank's financing of Flents are fair to the shareholders of the Holding from a financial point of view.

     Also at Closing, PTI Sports and Zacko Sports Inc., a Delaware corporation ("Zacko"), both of which are wholly owned subsidiaries of Holding, entered into a $25,000,000 financing facility pursuant to a Revolving Credit, Term Loan and Security Agreement by and among PTI Sports, Zacko and the Bank. The facility includes a term loan of $3,000,000, fully funded at closing, and a line of credit of $22,000,000 of which at closing approximately $11,100,000 was drawn and approximately $4,400,000 was available under the facility's various borrowing limits. PTI Sports and Zacko pledged all of their assets as security for this financing.

     Of the $14,100,000 borrowed by PTI Sports at closing, PTI Sports lent to Holding $1,000,000 pursuant to a Promissory Note made by Holding to the order of PTI Sports. Holding, in turn, lent such $1,000,000 to Flents pursuant to a Promissory Note made by Flents to the order of Holding.

     Holding also made capital contributions to Flents in the form of $200,000 cash and $1,000,000 by assumption of the obligation to make, and the making of, the $1,000,000 purchase money promissory note payable to the order of Karlen.

     Holding has guaranteed the obligations of Flents, PTI and Zacko under their respective agreements with the Bank. Holding has also guaranteed the obligations of Flents under the Asset Purchase Agreement between Flents and Karlen.

     The proceeds of the loans from the Bank were also used to repay all existing bank financing of Flents, PTI Sports and Zacko.

(a)      Financial Statements of Business Acquired To be filed by amendment.
(b)      Pro-Forma Financial Information To be filed by amendment.
(c)      Exhibits

Exhibit No.                         Description
------------                        ------------

1 Asset Purchase Agreement dated January 8, 1999, by and among Flents Products Co., Inc., Karlen Manufacturing, Inc. and the shareholders of Karlen Manufacturing, Inc, as amended by amendment dated April 14, 1999.

2 Purchase Money Promissory Note made payable to Karlen Manufacturing, Inc. dated April 14, 1999.

3 Revolving Credit, Term Loan and Security Agreement dated April 14,1999 between Flents Products Co., Inc. and PNC Bank, National Association.

4 Revolving Credit, Term Loan and Security Agreement dated April 14, 1999 by and among Protective Technologies International Inc., Zacko Sports Inc. and PNC Bank, National Association.

5 Securities Purchase Agreement dated April 14, 1999 between Flents Products Co., Inc. and The 1818 Mezzanine Fund, L.P.

6    Investment   Agreement   dated  April  14,  1999  by  and  among   Meredith
     Birrittella, Warren Schaeffer and Flents Products Co., Inc.

7 Management Agreement dated April 14, 1999 between Flents Products Co., Inc. and Protective Technologies International Inc.

8 Shareholder's Agreement dated April 14, 1999 by and among Flents Products Co., Inc., PTI Holding Inc., The 1818 Mezzanine Fund, L.P., Meredith Birrittella and Warren Schaeffer.

9    Fairness  Opinion  rendered by Management  Planning,  Inc.  dated April 13,
     1999.

10   Consent of Management Planning, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 29, 1999.

                                            PTI HOLDING INC.


                                            By:/s/   Meredith Birrittella

                                                     Meredith Birrittella

                                                     Chief Executive Officer
                                                     (authorized signatory)





--------
1 The purchase price promissory note was made by Holding as a capital contribution to Flents.

EXHIBIT 1

                            ASSET PURCHASE AGREEMENT


         AGREEMENT dated January 8, 1999 by and among Karlen Manufacturing, Inc., a Michigan corporation ("Karlen"); Lendell J. Williams, as trustee for the Lendell J. Williams Inter-Vivos Trust under a trust agreement dated September 15, 1992 ("LJW Trustee"); Karen A. Williams, as trustee for the Karen A. Williams Inter-Vivos Trust under a trust agreement dated September 15, 1992 ("KAW Trustee"); Roland G. Niederstadt, as trustee for the Lendell J. Williams and Karen A. Williams Inter-Vivos Trust for the Benefit of Lynette K. Drumhiller under a trust agreement dated December 22, 1992 ("LKD Trustee"); Roland G. Niederstadt, as trustee for the Lendell J. Williams and Karen A. Williams Inter-Vivos Trust for the Benefit of Lesley A. Forbes under a trust agreement dated December 22, 1992 ("LAF Trustee"); and Flents Products Co., Inc., a Delaware corporation ("Purchaser"). (LJW Trustee, KAW Trustee, LKD Trustee, and LAF Trustee are referred to herein individually as a "Shareholder of Karlen" and collectively as the "Shareholders of Karlen"). Any reference to Seller herein shall include Karlen and each Shareholder of Karlen, unless the context requires any other combination of Karlen and Shareholders of Karlen.

         WHEREAS, Karlen desires to sell to Purchaser, and Shareholders of Karlen desire to cause Karlen to sell to Purchaser, and Purchaser desires to purchase from Karlen, substantially all of the assets of Karlen subject to certain of the liabilities of Karlen, upon the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the covenants set forth herein and in reliance on the representations and warranties contained herein, the parties hereto hereby agree as follows:


                    Section 1. Purchase and Sale of Assets.

         1.1.  Acquired Assets.

                  On the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer and deliver, unto Purchaser, and its successors and assigns forever, free and clear of all Liens (as defined in Section 5.5 hereof) (other than rights of third parties under contracts assigned pursuant to this Agreement), all right, title, interest and claims in or to the business, properties and assets of Seller used, useful for, or held for use in Karlen's business and operations (the "Business") other than the Excluded Assets (hereinafter defined), together with the goodwill of Seller in the Business, all as the same existed on August 31, 1998, except for those assets disposed of in the ordinary course of business consistent with past practice in arms-length transactions with unaffiliated parties, together with any additions thereto after August 31, 1998, (hereinafter sometimes together referred to as the "Acquired Assets"), including without limitation the following assets:

                  (i) all machines, equipment, tools, dies, product tooling, molds, furniture, fixtures, trucks, automobiles, other vehicles, office supplies, artwork (positives and negatives) for package and product designs and promotional materials, and all other tangible personal property, including without limitation that property (A) described on
         Schedule 1.1(i) hereto, (B) used, held for use or acquired for use in the Business; or (C) located at any premises operated by Karlen;

                  (ii) all contracts, promissory notes, leases of personal property and agreements listed on Schedule 1.1(ii) hereto, and all other contracts, leases, agreements, promissory notes and other evidences of indebtedness to Karlen in connection with the Business;

                  (iii) all intangible assets and all rights, interests and claims of Seller in, to or under all intangible assets used, held for use or acquired for use in the Business (including without limitation the name "Karlen," the other assets listed on Schedule 1.1(iii), and any other trademarks, trade names or service marks under which Seller has operated the Business, any copyrighted or copyrightable material, and any patents, drawings, designs, formulas, manufacturing processes, customers' records, customer lists, supplier lists, pricing information, employee records, choses in action, claims, computer software, programming and applications used, held for use or acquired for use in the Business, together with any goodwill associated with any of the foregoing);

                  (iv) all inventories, raw materials (including inventories and raw materials on order but not received as of the Closing Date), and work-in-progress, used, held for use or acquired for use in the Business or located at any premises operated by Karlen;

                  (v) all claims, demands, judgments,  rights, choses in action,
         accounts   receivable,   bills   and   notes   receivable,   documents,
         instruments, credits and deferred items;

                  (vi) all supplies, marketing and sales literature (including catalogs) that are related to the Business;

                  (vii) all rights and interests under or pursuant to warranties and/or guaranties of suppliers of the Business relating to the Acquired Assets or the Business;

                  (viii) all leasehold improvements to the real property listed on Schedule 1.1(viii);

                  (ix) all licenses, franchises, permits, privileges, immunities, approvals and authorizations from a governmental or regulatory body ("Governmental Permits") that are necessary to entitle the Seller to own or lease, operate and use its assets to conduct the Business substantially as historically conducted by Seller;

                  (x) all telephone, telex, and telephone facsimile numbers, computer online addresses, other communication media designations and directory listings utilized in connection with the Business;

                  (xi) all assets reflected in the books of accounts of Karlen as of August 31, 1998, or located on any premises operated by the Karlen; and

                  (xii) all books, records and files of Seller relating to the Business for all periods.

         1.2. Excluded Assets. The Acquired Assets do not include the assets (herein collectively referred to as the "Excluded Assets") of Seller as follows:
(a) cash, cash equivalents and securities, (except security deposits and tax withholding held in separate accounts); (b) claims of Seller for refunds, credits, carrybacks or carryforwards in connection with any federal, state or local taxes (or similar taxes) of the Business for tax periods ending on or prior to the Closing Date and proceeds thereof; (c) counterclaims and cross claims to the extent relating to any liability against which Seller indemnifies Purchaser hereunder to the extent Seller actually pays money in respect of the liability related to such counterclaim or cross claim ; (d) insurance claims and rights under insurance policies to the extent relating to any liability against which Seller indemnifies Purchaser hereunder to the extent Seller actually pays money in respect of such liability; (e) the assets related to the Sellers' Blue Devil line of products described on Schedule 1.2(e) hereto (the "Blue Devil Assets"); (f) indebtedness of Shareholders of Karlen to Karlen; (g) assets described on Schedule 1.2(g); (h) leases of any vehicles by Karlen from Karen A. Williams or Lendell J. Williams; and (i) rights under this Agreement; in each case to the extent not reflected as an asset on the Balance Sheet (hereinafter defined).


                             Section 2. Liabilities.

         2.1.  Assumed Liabilities.

                  (a) Purchaser shall assume on the Closing Date and, effective as of the Closing and contingent upon the occurrence of the Closing, shall discharge in accordance with its terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities, payments and obligations are owed), subject to any contrary provision herein, the Assumed Liabilities as defined in Section 10.4 hereof.

                  (b) No other liabilities, payments or obligations of Seller (absolute, contingent, known or unknown, matured or unmatured, or otherwise) arising out of the Business or the operations of the Seller, the ownership or operation of any of the Acquired Assets, the consummation of the transactions under this Agreement or otherwise shall be assumed by Purchaser, and Seller hereby, effective as of the Effective Time of the Closing and without the necessity of any further action on the part of Seller, assumes and/or retains responsibility for, and shall pay for, perform, satisfy or obtain a discharge or release from, promptly as they shall become due, all of such other liabilities, payments or obligations.

         2.2. Retained Liabilities. Without limiting the generality of Section 2.1(b) hereof, and regardless of whether any of the following may be disclosed to Purchaser pursuant to Section 5 hereof or otherwise, or whether Purchaser may have knowledge of the same, Purchaser shall not assume, and shall not be deemed to have assumed, any obligation, payment or liability of Seller, and Seller shall and does hereby assume and retain responsibility for and shall pay, perform, satisfy or obtain a discharge or release from, promptly as they shall become due, any and all Retained Liabilities as defined in Section 10.4 hereof.


                            Section 3. Consideration.

         3.1. Purchase Price. The purchase price (the "Purchase Price") for the Acquired Assets shall be $17,750,000.00, subject to adjustment as set forth below. At Closing, a portion of the Purchase Price equal to $621,500 (the "Escrow Amount") shall be paid by wire transfer or certified or bank teller's check to Seller's counsel as escrow agent (the "Escrow Agent") to be held pursuant to Section 3.2(c) hereof. The remainder of the Purchase Price, less the amount of the Deposits (hereinafter defined), shall be payable by up to five wire transfers or certified or bank teller's check(s) at Closing (hereinafter defined) in U.S. dollars as directed by Seller.

         3.2.  Deposit.

                  (a) Purchaser deposited with Currie Kendall Polasky Meisel PLC, as escrowee (the "Deposit Agent"), an amount of $25,000 (the "First Deposit"), which is being held until the termination of this Agreement or the Closing (hereinafter defined) and, upon the Closing, shall be released to the Seller, all pursuant to the terms of the Letter of Intent dated September 16, 1998, as amended by letter dated October 26, 1998 and by letter dated December 4, 1998, by and between Karlen and Purchaser (the "Amended Letter of Intent") attached hereto as Exhibit G-1.

                  (b) On December 4, 1998, Purchaser deposited with Currie Kendall Polasky Meisel PLC, as escrowee (the "Deposit Agent"), an amount of $50,000 (the "Second Deposit"), which is being held until the termination of this Agreement or the Closing (hereinafter defined) and, upon the Closing, shall be released to the Seller, all pursuant to the terms of the Amended Letter of Intent and/or the Deposit Escrow Agreement dated the date hereof, by and among the Seller, the Deposit Agent and the Purchaser in the form attached hereto as Exhibit G-2.

                  (c) Upon execution of this Agreement, Purchaser shall issue a check payable to the Deposit Agent, in the amount of $150,000.00 (the "Third Deposit"), which shall be held in an interest bearing account or other investment as directed by Seller until the termination of this Agreement or the Closing (hereinafter defined) and, upon the Closing, shall be released to the Seller, all pursuant to the terms of an Deposit Escrow Agreement dated the date hereof, by and among the Seller, the Deposit Agent and the Purchaser in the form attached hereto as Exhibit G-2.

     The First Deposit, the Second Deposit, and the Third Deposit are referred to herein collectively as the "Deposits."

                  (d) The Escrow Amount shall be held in an interest bearing account or other investment as directed by Seller for a period not to exceed one year after the Closing Date (except to the extent a claim is made thereon) to provide funds for (i) any claim for indemnification in accordance with Section 10 hereof and (ii) payment of any downward adjustments to the Purchase Price in accordance with Section 3.3 hereof, pursuant to the terms of the Purchase Price Escrow Agreement dated the Closing Date, by and among the Seller, the Escrow Agent and the Purchaser in the form attached hereto as Exhibit I.

         3.3.  Adjustments to Purchase Price.

                  (a) In the event that the Closing Adjusted Net Book Value (as defined below) as set forth on the Closing Balance Sheet (hereinafter defined) is greater than or less than $3,452,561, the Purchase Price shall be adjusted up or down, respectively, dollar for dollar by such excess or deficiency as set forth below.

                  (b) "Closing Adjusted Net Book Value," for purposes of this Agreement, shall be determined as follows:

                           (i) Within thirty (30) days after the Closing Date, Purchaser shall prepare and furnish to Seller a balance sheet of the Business as of the Closing Date (the "Preliminary Closing Balance Sheet"), prepared from the books and records of Karlen, except excluding all Excluded Assets and Retained Liabilities (as defined in
         Section 10.4). The Preliminary Closing Balance Sheet shall contain the same line items as and shall be prepared in accordance with the accounting methods and procedures used in the preparation of the August 31, 1998 pro forma balance sheet annexed to the Letter of Intent. The Preliminary Closing Balance Sheet shall be accompanied by a computation by Purchaser of Closing Adjusted Net Book Value based on the Preliminary Closing Balance Sheet and supported by an explanation in reasonable detail. The cost of the initial preparation of the Preliminary Closing Balance Sheet and the computation of the Closing Adjusted Net Book Value provided for in this subparagraph 3.3(b)(i) shall be borne by Purchaser.

                           (ii) Promptly after the delivery of the Preliminary Closing Balance Sheetpursuant to subparagraph 3.3(b)(i) above, Seller's independent certified public accountants shall perform an examination of the Preliminary Closing Balance Sheet and the computation of Closing Adjusted Net Book Value therefrom. Within twenty (20) business days after the receipt of such Preliminary Closing Balance Sheet and computation of Closing Adjusted Net Book Value, Seller's accountants shall advise the parties hereto in writing whether theirexamination revealed that any changes are required to be made to the Preliminary Closing Balance Sheet or the computation of Closing Adjusted Net Book Value as set forth in this Section 3.3, specifying in reasonable detail such proposed adjustments and the basis therefor. Such accountants shall deliver to the parties hereto balance sheets incorporating all of such adjustments that such accountants deem mandatory. In the event Purchaser shall concur therewith, or shall not object thereto in writing within ten (10) days after receipt thereof, the Preliminary Closing Balance Sheet as proposed to be adjusted by Seller's accountants shall become the "Closing Balance Sheet." The cost of the examination by Seller's accountants of the Preliminary Closing Balance Sheet and the computation of the Closing Adjusted Net Book Value provided for in this subparagraph 3.3(b)(ii) shall be borne by Seller.

                           (iii) In the event Purchaser objects in writing, specifying such objections in reasonable detail, to the Preliminary Closing Balance Sheet proposed by Seller's accountants within such 10-day period, Seller, Seller's accountants, Purchaser and Purchaser's accountants shall meet, within ten (10) days following the date of such objection, to resolve such dispute; and in the event that thereafter there shall remain a dispute between the parties as to the Closing Balance Sheet and the computation of Closing Adjusted Net Book Value, such dispute shall be referred to a nationally recognized firm of independent certified public accountants (that shall not have performed any accounting or other professional services for either party hereto or any of their affiliates) selected by Seller from a list of five (5) such firms supplied by Purchaser within five (5) days after the end of the 10-day discussion period, for determination in accordance with the terms of this Agreement, and the determination of said firm shall be final and binding upon all parties. The parties shall use their best efforts to cause said firm to make such determination within fifteen
         (15) business days after such dispute has been submitted to them. The fees and expenses of said firm in so acting shall be shared equally by Seller and Purchaser, unless (i) said firm's final determination results in a determination of Closing Adjusted Net Book Value that is more than the Closing Adjusted Net Book Value determined by Purchaser by a percent more than 10%, in which case the fees and expenses of said firm shall be paid by Purchaser or (ii) said firm's final determination results in a determination of Closing Adjusted Net Book Value that is less than the Closing Adjusted Net Book Value determined by Seller by a percent more than 10%, in which case the fees and expenses of said firm shall be paid by Seller.

                            (iv) As used in this Agreement, the term "Closing Adjusted Net Book Value" shall mean the assets on the Closing Date of Seller (other than Excluded Assets retained by Seller pursuant to Section 1.2) less the liabilities on the Closing Date of Seller assumed by Purchaser; provided, however, that Seller's liabilities for this purpose shall exclude the Retained Liabilities. For the purpose of determining the Closing Adjusted Net Book Value, the Seller's assets and liabilities shall be determined in a manner consistent with the accounting principles, methods and procedures used in the preparation of the August 31, 1998 pro forma balance sheet annexed to the Letter of Intent (the "Pro Forma Balance Sheet"), and the amount of inventory of the Seller as of Closing shall be determined by the same methods and procedures used to project the amount of inventory of the Seller as of August 31, 1998, as reflected on the Pro Forma Balance Sheet.

                            (v) An adjustment  payment required pursuant to this
         Section 3.3, if any, shall be made not later than 15 days after the final determination of the Closing Adjusted Net Book Value.

         3.4. Allocation. Seller and Purchaser shall mutually agree upon the fair market value of the Acquired Assets after any adjustment to the Purchase Price is made pursuant to Section 3.3 hereof. Such allocations shall be binding on Purchaser and Seller for all federal, state and local tax purposes; and Purchaser and Seller shall file with their respective federal income tax returns forms that shall reflect such allocation.


                               Section 4. Closing.

Provided that the conditions in Sections 8 and 9 hereof shall have been satisfied or waived, the consummation of the purchase and sale of the Acquired Assets contemplated by this Agreement (the "Closing") shall, unless another date is agreed to in writing by Seller and Purchaser, take place at a location to be mutually agreed upon by the Purchaser and the Seller on the date designated by notice from Purchaser not less than 10 business days after such notice and in the absence of an event beyond the reasonable control of a party that prevents or delays the Closing, including, without limitation, Act of God, act or omission of civil or military authority, fire, severe weather condition, embargo, war, political strife or riot, delay in transportation, compliance with any regulation or directive of any national, state or local government or a department or agency thereof, or any other cause which by the exercise of reasonable diligence the affected party would be unable to overcome, (a "Force Majeur Event") not after the day that is 45 days after the date hereof. All references contained herein to "the Effective Time of the Closing" shall be deemed to refer to the time that the consummation of the transaction contemplated hereby is completed.


              Section 5. Representations and Warranties of Seller.

Seller represents and warrants to Purchaser as follows, and acknowledges and confirms that each such representation and warranty shall be deemed to be material and that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Purchaser or on its behalf.

         5.1.  Organization and Good Standing.

                  (a) Karlen is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify (such jurisdictions being set forth in Schedule 5.1 hereto).

                  (b)  Karlen  has  the  power  and  authority   (corporate  and
otherwise) to own, lease and operate its properties and to carry on its business as now conducted.

                  (c) Karlen has no subsidiaries or equity investments in any entity and is not involved in a partnership or joint venture.


         5.2.  Consents, Authorizations and Binding Effect.

                  (a) Seller may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices set forth on Schedule 5.2 hereto.

                  (b) This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not:

                           (i) constitute a violation of the Certificate or Articles of Incorporation or the By-Laws, as amended, of Karlen;

                           (ii) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel or any other right adverse to the Business under any contract, lease, agreement, license, commitment or purchase order to which Seller or any of its properties is a party or is bound;

                           (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Seller, the Acquired Assets or the Business; or

                           (iv) result in the acceleration of any debt or other obligation of Seller or the creation of any Lien (as defined in Section 5.5) upon any of the Acquired Assets.

         5.3.  Shareholders of Karlen.

                  (a) LJW Trustee, KAW Trustee, LKD Trustee, and LAF Trustee are the only beneficial or registered owners of the capital stock of Karlen.

         5.4.  Financial Statements and Financial Condition.

                  (a) The Seller has maintained the Seller's books of account in accordance with applicable laws, rules and regulations, and such books and records are and, during the periods covered by the Financial Statements (hereinafter defined), were correct and complete in all respects, and completely and accurately reflect the transactions of the Business and the income, expenses, assets and liabilities of the Business, including the nature thereof and the transactions giving rise thereto.

                  (b) Included in Schedule 5.4 are (i) the reviewed balance sheets of Karlen as of December 31, 1996 and December 31, 1997 and the related statements of income and cash flows for the period from January 1, 1996 through December 31, 1997, reported on by Yeo & Yeo, P.C.; (ii) the unaudited balance sheet of Karlen as of June 30, 1997 and the unaudited statements of income and cash flows for the period from January 1, 1997 through June 30, 1997; (iii) the unaudited balance sheet of Karlen as of June 30, 1998 and the unaudited statements of income and cash flows for the period from January 1, 1998 through June 30, 1998; and (iv) the unaudited balance sheet of Karlen, less the Excluded Assets (as defined in Section 10.4), as of August 31, 1998 prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in Schedule 5.4(b) hereto (the "Balance Sheet") (collectively the "Financial Statements").

                  (c) The Financial Statements, including the Balance Sheet, have been prepared from the books of account of Karlen, in conformity with generally accepted accounting principles consistently applied (except as noted in Schedule 5.4(b)), and present fairly the financial position of the Business as of the date of such statements and the results of operations of the Business for the periods covered thereby. The Financial Statements reflect all necessary adjustments and reserves for losses and contingencies.

                  (d) The Seller and the Business have no liabilities (including, without limitation, unasserted claims, whether known or unknown, matured or unmatured, absolute, contingent or otherwise) that, in accordance with generally accepted accounting principles, are required to be reflected, and are not reflected or are in excess of the amount reflected, in the Balance Sheet or notes thereto except (i) those incurred since the date of the Balance Sheet in the ordinary course of business, consistent with past practice, in arms' length transactions with unrelated parties, and which do not have and cannot reasonably be expected to have, in the aggregate, a material adverse affect on the business, financial condition or prospects of the Business (a "Material Adverse Effect") and (ii) those specifically described on Schedule 5.4(d) hereto.

         5.5.  Title and Condition of Assets.

                  (a) Except as otherwise disclosed on Schedule 5.5(a) hereto, Seller has and will convey at Closing good and marketable title to the Acquired Assets, free and clear of liens, encumbrances, claims of third parties, security interests, mortgages, pledges, agreements, options and rights of others of any kind whatsoever, whether or not filed, recorded or perfected, and including, without limitation, any conditional sale or title retention agreement or lease in the nature thereof or any financing statements filed in any jurisdiction or any agreement to give any such financing statements (hereinafter collectively referred to as "Liens"), other than rights of third parties under leases of tangible personal property disclosed on Schedule 1.1(ii) hereto and liens for taxes not due and payable.

                  (b) The equipment and the other tangible assets included in the Acquired Assets are suitable for the purposes for which they are being used and constitute all of the equipment and the other tangible assets used in the operations of the Business, and necessary to operate the Business as conducted during the two years prior to the date hereof. None of the Acquired Assets has been affected by any fire, accident, act of God or any other casualty that materially and adversely impairs its function in the Business. The Business is not conducted under any material restriction imposed upon Seller (such as a consent decree, easement, judgment or zoning variance) that is not imposed upon other similar businesses.

                  (c) Schedule 1.l(i) hereto includes a complete and correct list and a summary description of all material tangible personal property in the nature of machinery and equipment owned or leased by Seller and used or held for use in the Business. True and correct copies of all leases identified on
Schedule 1.l(ii) and all amendments thereto have been supplied to Purchaser. Such leases, amendments and leasehold interests represent valid and binding rights and/or obligations of Seller, are in full force and effect and are enforceable by Seller in accordance with their respective terms, and the transactions contemplated herein may be consummated without creating an event of default or imposing any other penalty thereunder. Seller has no accrued obligation as lessee thereunder or under any other lease that it has not fully performed; and Seller has not received any notice of default under any such lease. Seller enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. None of the leases is in default and no event has occurred or is continuing that with proper notice and/or the passage of time would constitute an event of default thereunder.

                  (d) Seller does not own, lease or use any real property, except as set forth on Schedule 5.5(d).

         5.6. Inventories. The inventories of the Seller reflected on the Balance Sheet have been valued pursuant to Seller's past accounting methods and procedures for determining interim inventory, and the value of obsolete materials and materials of below standard quality has been written down in accordance with generally accepted accounting principles. The inventories of the Seller contain no material amount of obsolete or damaged items, are of good useable or merchantable quality, and are saleable or usable in the ordinary course of business twelve (12) months from the date hereof at present levels of business operation, except for not more than $125,000 of inventory. The inventories of Seller reflected on the Balance Sheet do not include packaging inventory owned by third parties, but which may be located at the premises operated by Karlen, and which are not conveyed to Purchaser under this Agreement. To the knowledge of the Seller, no returns of inventory in excess of $2000 will be made by customers of Seller after the Closing Date from inventories sold prior to the Closing Date.

         5.7. Receivables. The trade accounts and other receivables of Seller are bona fide receivables and arose out of arms' length transactions, are recorded correctly on the books and records of the Business, and, to the knowledge of Seller, except for the types of discounts as set forth on Schedule
5.7 hereto, are not subject to any offsetting claims or adjustments and are collectible within ninety (90) days after the date hereof in the amount equal to the aggregate face amount of such receivables, less any reserves therefor reflected on the Balance Sheet or added in the ordinary course of business since the date of the Balance Sheet, consistent with prior practice.

         5.8.  Insurance.

                  (a) Schedule 5.8(a) hereto sets forth (i) a list of all policies of insurance maintained by Seller and all programs of self-insurance covering risks or contingencies customarily covered by insurance in connection with the Business, including insurance providing benefits for employees, in effect on the date hereof; (ii) a description of the coverage of such policies or programs; and (iii) the annual premiums therefor and the underwriter and expiration dates thereof.

                  (b) All  premiums  due and payable on the  policies  listed on
Schedule 5.8(a) have been paid, and all such policies are in full force and effect in accordance with their respective terms. Such policies are underwritten by financially sound and reputable insurers.

                  (c) Schedule 5.8(c) sets forth all claims pending and, to the knowledge of Seller, threatened under any of the casualty or liability insurance policies or self-insurance programs set forth in Schedule 5.8(a), and all claims made thereunder during the three years preceding the date hereof.

                  (d) Schedule 5.8(d) sets forth all claims pending and, to the knowledge of Seller, threatened under any of the errors and omissions, product liability or similar insurance policies or self-insurance programs set forth in
Schedule 5.8(a), and all claims made thereunder during the three years preceding the date hereof.

         5.9.  Litigation and Compliance.

                  (a) Except as set forth on Schedule 5.9(a), since January 1, 1995 there are and have been no actions, suits, claims or proceedings or governmental or administrative investigations pending or, to the best knowledge of Seller, threatened, nor, to the best knowledge of Seller, is there any reasonable basis for any such action, suit, claim, proceeding or investigation
(i) by, against or otherwise involving or relating to Seller or the Business, the employees or agents working in the Business, any of the Acquired Assets or any asset or property of others leased or used in the Business, involving a claim for more than $2,500 or (ii) that questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.
Schedule 5.9(a) also sets forth all lawsuits, arbitrations and litigation-type proceedings commenced during the three years before the date hereof or currently pending involving allegations of tort or similar liability or product liability and/or defective design or manufacture of any product of the Business manufactured, distributed or sold by Seller, involving a claim for more than $2,500, and not disclosed in Schedule 5.8.

                  (b) Seller with respect to the Business is in substantial compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice within the 12 months prior to the date hereof of any violation of any statute, law, ordinance, regulation, decree or order applicable to the Business or the Acquired Assets.

                  (c) Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

                  (d) Seller has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all material Governmental Permits (a complete list of which Governmental Permits is set forth on Schedule 5.9(d) hereto) that are required of Seller. Seller has fulfilled all of its obligations under such Governmental Permits. All of such Governmental Permits are in full force and effect, no notice has been received by Seller questioning the validity thereof or declaring any defect or default relating thereto. To the best knowledge of Seller, no event has occurred that with notice and/or the passage of time would result in a default or grounds for suspension or cancellation under any of such Governmental Permits or would adversely affect the validity thereof. No proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or, to the best knowledge of Seller, threatened, and none of them will be affected by the consummation of the transactions contemplated hereby, except for notice or informational filings required in connection therewith.

                  (e) Seller has and will through the Closing Date operate the Business in material compliance with all laws, rules, statutes, ordinances, orders and regulations, including, without limitation, those applicable under the Occupational Safety and Health Act of 1970, as amended, or any equivalent state law. Seller has not received any notice of any violation thereof, nor is Seller aware of any basis therefor. Annexed hereto as Schedule 5.9(e) are all reports of inspections by OSHA inspectors or private OSHA consultants retained by Seller during the prior 24 months.

                  (f) Each real property owned or leased by Seller has a valid certificate of occupancy issued by the appropriate authority and is being used in compliance with such certificate and all applicable zoning ordinances, regulations and variances. The improvements on each such real property comply with all applicable building, fire safety and sewerage codes, rules, regulations, statutes and ordinances and comply in all material respects with the mandates of the federal Americans with Disabilities Act, as such premises are currently used. To the knowledge of Seller, the improvements on all such real property, and the plumbing, electrical, HVAC and other support systems therein are in good working order and repair. Schedule 5.9(f) sets forth all reports and communications received by Seller during the past two years from any building, fire safety or similar inspector with regard to any real property used for the Business.

         5.10.  Taxes.

                  (a) Seller has, or on or before the Closing Date will have, duly filed all tax reports and returns required to be filed as of such date. All such tax reports and returns are or will be complete, accurate and in compliance with all relevant laws and regulations in all material respects, and, except as described in Schedule 5.10 hereto, none has been audited by any governmental authority. Seller has, or on or before the Closing Date will have, paid and discharged all federal, state, local and foreign taxes, interest, penalties or other payments required, as the case may be, to be paid and then currently due as shown on such tax reports and returns or otherwise, including, without limitation, the operations and employees of Seller as of such date. To the knowledge of Seller, no audit of Seller is planned or threatened. Seller has withheld proper and accurate amounts from its employees' compensation and either paid such amounts to the appropriate taxing authorities or set aside such amounts in accounts for such purpose in substantial compliance with all withholding and similar provisions of the IRS Code of 1986, as amended, and any other applicable law. Seller has paid all unemployment insurance and workers' compensation premiums and other charges related to its employees and independent contractors required to be treated as employees.

                  (b) Seller has not received notice of any tax deficiency outstanding, proposed or assessed against it with respect to the Business or the Acquired Assets, nor does Seller have any knowledge of any basis for any tax deficiency or assessment, nor has Seller executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against or, to the best knowledge of Seller, threatened against any Acquired Assets.

                  (c)  No   transaction   contemplated   hereby  is  subject  to
withholding under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").


         5.11.  Intangible Assets.

                  (a) Schedule 1.1(iii) hereto sets forth a description, of the following property used, held for use or licensed for use in the Business:

                           (i) all existing patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names and copyrights owned by Seller or in which Seller has any proprietary interest;

                           (ii) all computer software, programs, and applications owned, licensed by or used or held by Seller other than commercially available software subject only to a "shrink-wrap" agreement;

                           (iii) all material copyrightable property that is published or distributed (such as brochures and catalogues) and patentable ideas, inventions and discoveries (on which patent applications have been prepared or filed or evaluated in writing) and designs used or held by Seller;

                           (iv)  all  material  trade  secrets  used  or held by
         Seller,   including,    without   limitation,    designs,   inventions,
         discoveries, methods of production and formulas; and

                           (v) all license, sublicense and other agreements with respect to any of the foregoing intellectual property rights as to which Seller is a licensor or licensee.

Except as disclosed in Schedule 5.11(a), Seller either: (i) owns the entire right, title and interest in and to the Intellectual Property described in
Schedule 1.1(iii) or included in the Acquired Assets free and clear of Liens; or
(ii) has the perpetual, royalty-free right to use same.

                  (b) "Intellectual Property" means and includes all of the types of property described in Section 5.11(a) above. No material Intellectual Property other than as described on Schedule 1.1(iii) is used or necessary in connection with the conduct of the Business. No claim is pending or, to the knowledge of Seller, threatened against Seller by any person or entity relating to (i) any of the Intellectual Property, or its use, listed, described or referred to on Schedule 1.1(iii); (ii) except as described in Schedule 5.11(b), infringement by Seller (in connection with the Business) on the Intellectual Property rights of any person or entity; or (iii) infringement by any person or entity on the Intellectual Property rights listed, described or referred to on
Schedule 1.1(iii). To the knowledge of Seller, no valid basis exists for any claims referred to in this paragraph 5.11(b).

                  (c) Except as disclosed in Schedule 5.11(c), the current computer software, programming and applications used by Seller, or held by Seller for use in the Business, as set forth and described on Schedule 1.1(iii) hereto (the "Software"), to the extent they have been designed or developed by Seller or by consultants on Seller's behalf, are original and are protected by the copyright laws of the U.S., and Seller has complete rights to and ownership of such Software. All work performed in connection therewith was "work-for-hire" under the U.S. Copyright Act, or the product thereof has been assigned in full to Seller. No part of such Software or the use thereof infringes upon the rights of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, patents, trade secrets and rights of privacy or publicity. Seller has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software.

                  (d) The Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by Seller legitimately and is fully and freely transferable without any third party consent and is not limited to use on any hardware and/or any site or sites. All of the computer hardware of Seller used or dedicated to use in the Business, has, and has had, only legitimately-licensed software installed therein.

                  (e) To the knowledge of Seller, the Software is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, with respect to owned Software, the applications can be recreated from their associated source code, which is in Seller's sole custody and control.

                  (f) Seller has not knowingly altered the data, or any Software or supporting software that may in turn damage the integrity of the data, stored in electronic, optical or magnetic form. Except as set forth on Schedule 5.11(f) hereto, Seller has no knowledge of the existence of any bugs or viruses with respect to the Software.

                  (g) Seller shall, to the maximum possible extent, pass through to Purchaser all manufacturer's and supplier's warranties and support contracts for the Software that is not owned by Seller, and Seller shall upon Purchaser's reasonable request, execute each and every document that is necessary or appropriate to effectuate Purchaser's obtaining and enjoying the benefits of any such pass-through warranty.

                  (h) Seller has furnished all documentation relating to the use, maintenance and operation of the Software, all of which, to the knowledge of Seller, is true and accurate.

                  (i) Schedule 5.11(i) includes a list of all trademarks and copyrights included in the Acquired Assets that are subject to the filing of an affidavit of use or renewal.

         5.12.  Employees.

                  (a) Schedule 5.12 hereto contains a list of all persons performing employment services for the Business and a description of all compensation arrangements (including without limitation salaries and bonus compensation) affecting them, including all active employees and all employees on leave of absence, on workers' compensation, disability leave, military leave, lay-off (with recall rights), or on other approved leave of absence, as of December 1, 1998. Such Schedule sets forth the status of each such employee.

                  (b) Seller (i) except as described on Schedule 5.12(b)(i), has not received any material complaint from, and has not engaged in any material dispute with, any of its employees and independent contractors during the twelve
(12) months prior to the date hereof, and to the best knowledge of Seller, no event has occurred that with notice and/or the passage of time would result in grounds for any such material dispute; and (ii) except as described on Schedule 5.12(b)(ii), is not aware of any upper management employee who plans to terminate employment or association with Seller, or after the Closing Date with Purchaser, whether currently or as a result of the transactions contemplated hereby.

         5.13. ERISA. (a) Included on Schedule 5.13 is a list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), written or oral employment or consulting agreement, severance pay plan, employee relations policy, practice or arrangement, agreements with respect to leased or temporary employees, vacation plan or arrangement, sick plan, stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any deferred compensation agreement, plan or program covering any present or former employee of Seller working in the Business and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made
by) Seller or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended) of which Seller is a member (the "Controlled Group") in connection with the Business.

         5.14.  Labor Relations.

                  (a) Except as set forth on Schedule 5.14(a), no employee of Seller in connection with the Business has been, or is, covered by any collective bargaining agreement.

                  (b) Seller has complied, and is currently in compliance, in all material respects with applicable laws (including, without limitation, ERISA), rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination and payment of social security and similar taxes. Except as set forth on Schedule 5.14(b), since January 1, 1996 Seller has not received any written notice of any unfair labor practice complaint, or any claim for discrimination or harassment related to the Business.

                  (c) Seller in connection with the Business has not suffered during the past three years any material work stoppage or labor dispute, and, to Seller's knowledge, none has been threatened and none is being planned or is pending. To the knowledge of Seller, no union organizational activity, other than by existing recognized unions referenced in Schedule 5.14(a), is currently underway with respect to the Business.

                  (d) Except as set forth on Schedule 5.14(d), no non-union employee or independent contractor who provides or has provided services to Seller in connection with the Business is covered by an agreement, written or oral, regarding employment, severance, pension, consulting or any related matter.

         5.15.  Contracts. Etc.

                  (a) All contracts, leases, agreements, licenses, commitments and orders to which Seller is a party or by which Seller or any of its assets is bound ("Contracts") that involve individually a total of more than $10,000 or have a term or successively renewable terms longer than six months are listed on
Schedule 1.l(ii) (including parties, date, term and approximate dollar amount of payments involved). The Contracts that would be listed on Schedule 1.1(ii) but do not exceed the dollar or term period threshold, do not involve, in the aggregate, in excess of $25,000, excluding open sale and purchase orders.

                  (b) All the Contracts are valid and in full force and effect and constitute the legal, valid and binding obligations of Seller and the other parties thereto, and there are no existing defaults by Seller, or, to the knowledge of Seller, by any other party thereto, no party has accrued any entitlement to indemnification under any of the Contracts whether based on a default or otherwise, and, to the knowledge of Seller, no event, act or omission has occurred that (with or without notice, lapse of time and/or the happening or occurrence of any other event) would result in a material default thereunder. None of such Contracts is to be performed by Seller at a price that is less than Seller's cost and would result in an aggregate material loss to Seller. No option exists or will arise as a result of the Closing to amend or terminate any Contract. None of the Contracts is being or has been proposed in writing to be renegotiated, and no party under any of them is paying liquidated damages in lieu of performance.

                  (c) Seller has heretofore delivered to Purchaser or its counsel true, correct and complete copies of all of the Contracts.

                  (d) Except as set forth on Schedule 5.15(d), all of the Contracts were entered into in the ordinary course of business and to the knowledge of Seller contain terms that are substantially consistent with customary industry practice in all material respects.

                  (e) Schedule 5.15(e) sets forth a list of each lease of real property related to the Business (including the parties, fixed rent, additional rent, expiration date, renewal and purchase options, location, description of the premises and uses being made thereof) or Seller. Except as set forth on such Schedule, Seller has the right to quiet enjoyment of all such property for the full applicable term and no material dispute exists in connection with any of them.

         5.16.  Customers and Suppliers.

                  (a) Seller is unaware of any material loss or threatened material loss of any business from any Material Customer (hereinafter defined), from any supplier or of the interruption of supply or loss of business with any of the suppliers of the Business, other than as described on Schedule 5.16(a)or 5.16(b). Seller has not received in writing any material complaint from, and is not engaged in any material dispute with, any customer or supplier.

                  (b) Set forth on Schedule 5.16(b) is a list of the names and addresses of the ten largest customers of each of the retail and advertising specialty divisions of the Business (a "Material Customer") and the dollar volume of orders shipped to each in 1996 and in 1997, the dollar volume of such orders shipped for the period from January 1 through September 30 in 1997 and 1998, and the dollar volume of such orders shipped in September of 1997 and 1998.

                  (c) Nothing has come to the attention of Seller that would reasonably lead the Seller to believe that any of the customers listed on
Schedule 5.16(b) or any supplier of the Business has terminated or will terminate or curtail its business relationship with Seller as a result of this Agreement or otherwise, or with Purchaser after the Closing, other than as described on Schedule 5.16(a).

                  (d) Except as set forth on Schedule 5.16(d), to the best knowledge of the Seller, all of the Seller's raw materials inventory and supplies are commercially available at comparable prices from suppliers other than those from which same is currently purchased for the Business, and Seller is not aware of any future material increase in prices not consistent with prior practice by any of such suppliers. Seller has not experienced any work stoppage in the business resulting from a shortage of supply of any raw material during the three years immediately prior to the date hereof.

         5.17. Absence of Certain Changes, Etc. Since January 1, 1998: Except as set forth on Schedule 5.17, Seller is not aware of any event or other development that has occurred that could cause a material loss or decline in sales of the Business; the Business has not experienced any material increase in the cost of, or difficulty in obtaining, raw materials or components, replacement parts or any other supplies; no compensation increase for any employee working in the Business outside of the ordinary course or in excess of 10% on an annual basis has been granted or promised; nothing has come to the attention of Seller that would lead the Seller to believe that any material adverse change in the business, operations, or prospects of the Business or in the condition of any of the Acquired Assets, or the assets or properties of others leased or used in the Business, has occurred or is likely to occur; no material damage, destruction or loss to any of the Acquired Assets has occurred; Seller has not entered into any transaction or contract, or amended any contract, which might have a Material Adverse Effect; Seller in connection with the Business has not incurred any material indebtedness for borrowed funds or entered into any material capitalized lease obligation; Seller has not canceled or waived any claim or right of material value relating to the Business or sold, leased, transferred, suffered any Lien to arise upon, or otherwise disposed of any assets related to the Business except in arms length transactions with unrelated parties for fair consideration in the ordinary course of business; Seller has not taken, or omitted to take, any action that would if taken or omitted between the date hereof and the Closing Date constitute a breach of
Section 7.2 hereof.

         5.18.  Environmental Matters.

                  (a) Seller has all Governmental Permits necessary to conduct the Business as it has been conducted relating to discharges, pollution and other environmental matters (whether relating to land, air, water, noise, odor or other matters) (a list of which is set forth on Schedule 5.18(a)), and as to any such Governmental Permit that has expired or is about to expire, Seller (or other appropriate party) has timely and properly applied for renewal of same. Seller (or other appropriate party) has and is currently operating within the limits set forth in such environmental Governmental Permits, regardless of whether such Governmental Permits are current, expired or about to expire. No claims have been filed against, or notices received by, Seller alleging a violation of any such environmental Governmental permits. No investigation into environmental matters in connection with the Business or any real property used in the Business has been conducted during the past three years, or is currently being conducted, by any governmental authority. Seller has secured all ancillary environmental Governmental Permits, or has undertaken the timely transfer of same, necessary for the consummation of the transactions contemplated by this Agreement and the continuance of operations of the Business immediately after Closing upon consummation of the transactions contemplated hereby.

                  (b) No facts, events or conditions existing on the date hereof (including without limitation the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) interfere with or prevent continued compliance by Seller with any statute, law, regulation, ordinance or Governmental Permit relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, hazardous waste, hazardous substance, toxic substance or toxic waste. Except as disclosed on Schedule 5.18(b), there are not, and have never been, any underground storage tanks located in or under any real property leased, owned or used by Seller (including any predecessors).

                  (c) All pollutants, contaminants, hazardous wastes, hazardous substances, toxic substances, toxic wastes, petroleum products or non-biodegradable substances ("Contaminants") produced or used in the Business and disposed of other than through sale of finished products have been safely delivered to properly licensed and authorized waste management companies and disposed of by such companies in compliance with all applicable laws, rules, regulations and ordinances.

                  (d) Schedule 5.18(d) sets forth: (i) all written reports or notices of releases, leakings, injections, dispersals, leachings, or migrations of a Contaminant, and (ii) all written notices of the generation of any hazardous waste, in connection with the Business.

         5.19. Fraudulent Conveyances; Bankruptcy. Seller is not entering into this Agreement with the intent to hinder, delay or defraud present or future creditors. None of Karlen or the Shareholders of Karlen is now insolvent and none is, or has been, involved in any bankruptcy or similar proceeding.

         5.20. Related Party Transactions. Schedule 5.20 sets forth all transactions and agreements conducted or entered into in the last year between Seller and any other person, corporation or entity, directly or indirectly, affiliated with Seller.

         5.21. Backlog. Schedule 5.21 lists all outstanding orders for the sale of goods by Seller as of the date set forth on said Schedule. As of such date, none of Seller or any of the purchasers was in default under any of such orders, Seller had not received any notice of cancellation with respect to such orders except as set forth in Section 5.21, nor does Seller have any knowledge that would lead the Seller to believe that any such cancellation will occur.

         5.22. Other Information. The Schedules annexed hereto and the documents and information with respect to Seller, the Acquired Assets and the Business that are required to be supplied to Purchaser pursuant to this Agreement or have been supplied to Purchaser at its request by Seller or on its behalf do not, to the best knowledge of Seller, contain any statement that is false or misleading with respect to a material fact, and do not omit to state a material fact necessary in order to make the statements therein under the circumstance in which they are made not false or misleading in any material respect.

         5.23 Regulatory Approvals. All consents, approvals, authorizations, and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Seller and which are necessary for the consummation by Seller of the transactions contemplated by this Agreement, have been, or will be prior to the Closing Date, obtained and satisfied, at Seller's expense.

             Section 6. Representations and Warranties of Purchaser.

Purchaser
represents and warrants to Seller as follows, and acknowledges that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Seller or on their behalf.

         6.1.  Authorizations and Binding Effect.

                  (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify.

                  (b) This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not:

                  (i) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which Purchaser or any of its properties is bound;

                  (ii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser; or

                  (iii) result in the acceleration of any debt or other obligation of Purchaser. 6.2. Judgments. No judgments exist against Purchaser or any of Purchaser's assets.

         6.3. Litigation. No actions, suits, claims, proceedings or investigations (whether or not purportedly on behalf of or against Purchaser), are pending or threatened against Purchaser at law or in equity that relate to the transactions contemplated by this Agreement or that will prohibit Purchaser from performing the obligations to be performed by it hereunder.

         6.4. Regulatory Approvals. All consents, approvals, authorizations, and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Purchaser and which are necessary for the consummation by Purchaser of the transactions contemplated by this Agreement, have been, or will be prior to the Closing Date, obtained and satisfied, at Purchaser's expense.

         6.5. Financing. Purchaser represents and warrants that it has available funds and/or approved financing for purchase of the Acquired Assets.


                              Section 7. Covenants.

         7.1. Access to Records and Properties of the Seller.

                  (a) Between the date of this Agreement and the Closing Date, Seller shall give to Purchaser such access to the premises, books and records of Seller relating to the Business, and such copies thereof, as Purchaser may from time to time reasonably request. Any investigation pursuant to this Section 7.1 shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Seller.

                  (b) Purchaser shall not dispose of or destroy any business records and files of Seller related to the Business for periods prior to the Closing Date, without first offering to turn over possession thereof to Seller by written notice to Seller at least ninety (90) days prior to the proposed dates of such disposition or destruction. Purchaser shall not dispose of or destroy any personnel records of anyone who worked for Seller (including medical records), but shall turn over possession without notice to Seller.

                  (c) To the extent reasonably required by Seller, Purchaser shall allow Seller and their agents access to all business records and files (including personnel records and medical records) of Seller related to the Business that relate to periods prior to the Closing Date, upon reasonable advance notice during normal working hours at any location where such records are stored, and Seller shall have the right, at Seller's own expense, to make copies of any such records and files, provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Business by Purchaser.

                  (d) After the Closing, Purchaser shall make available to Seller upon written request: (i) personnel of Purchaser to assist Seller in locating and obtaining records and files maintained by Seller for periods prior to the Closing Date, and Seller shall reimburse Purchaser for the actual cost thereof; and (ii) any personnel of Purchaser whose assistance or participation is reasonably required by Seller in anticipation of, preparation for, or the prosecution or defense of existing or future litigation, tax returns or other matters, in which Seller is involved, or in order to address any Retained Liability, and Seller shall reimburse Purchaser for the actual cost thereof.

         7.2. Operation of the Business. From and after the date hereof until the Closing Date, Seller shall with regard to the Business and its operations:

                  (a) Operate the Business diligently and only in the usual, ordinary manner and, to the extent consistent with such operation, (i) preserve its current business organization intact, (ii) use their best efforts to preserve its current relationships with employees, customers, suppliers and all other persons having business dealings with them; (iii) maintain in force the insurance policies referred to in Section 5.8 hereof; and (iv) maintain in good working order and repair all tangible personal property and all improvements on real property (and all fixtures and systems therein) included in the Acquired Assets, ordinary wear and tear excepted.

                  (b) Maintain the Seller's books, accounts and records in the usual and ordinary manner, and in a manner that fairly and correctly reflects the income, expenses, assets and liabilities of the Business on a basis consistent with prior years.

                  (c)  Comply  with  all   Federal,   state,   local  and  other
governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to Seller or its assets or to the conduct of the Business, and use best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertakings without default.

                  (d) Make no modification or change in any existing right, concession, license, lease, contract, commitment or agreement, and no sale or other disposition of any right or privilege accruing to them, except in the ordinary course of business consistent with past practice, and except as otherwise provided herein.

                  (e) Not enter into, modify or extend any contract relating to the Business, or engage in any activity or transaction, in either case not in the ordinary course of business and in accordance with past practice; and not enter into, terminate, modify or extend any contract material to the Business.

                  (f) Make no change in the compensation payable or to become payable to any present or former director, employee, salesman, consultant or other agent, except as required by existing contracts to which Seller is bound; make no change in any existing, and enter into no new, arrangement or contract relating to management, executive or clerical services or relating to the sharing of administrative or other overhead or any management or supervisory fee; establish or make no bonus, stock option, profit sharing, retirement or other similar payment, plan or arrangement or institute any increase therein, except as otherwise provided herein or one-time bonuses payable prior to the Closing Date; and enter into no union contract and no employment agreement, or agreement with any salesperson or sales agent or any franchise agreement, independent dealer/distributor agreement or other contract or arrangement with respect to the performance of services for the Business.

                  (g) Not sell, lease or dispose of, or allow any Lien to arise upon, any of the Acquired Assets and not acquire or commit to acquire any material capital assets except for fair market price, in the ordinary course of business, consistent with prior practice, in arms-length transactions.

                  (h) Not pay, satisfy or discharge in any other way any account payable, indebtedness, claim or liability of any kind, except for the payment of liabilities reflected on the Balance Sheet at no more than the book amount thereof and except for payments for inventory and supplies at fair market value ordered in the ordinary course of business consistent with prior practice; and not delay or accelerate the payment of any account payable or indebtedness beyond the usual and customary period therefor or the legal maturity thereof.

                  (i) Not delay or accelerate collection of any note or receivable beyond the usual and customary period therefor or the legal maturity thereof.

                  (j)   Not   allow   levels   of   raw   materials,   supplies,
work-in-process, or inventories to vary materially from the levels customarily maintained in the Business.

                  (k) Except as set forth in Schedule 7.2(k), not create, incur or assume, or agree to create, incur or assume, any indebtedness, or enter into any capitalized lease obligation, other than that (i) incurred in the usual and ordinary course of business, or (ii) incurred pursuant to existing contracts disclosed in the Schedules hereto, in all cases not exceeding $25,000 in the aggregate, excluding purchase orders entered into in the ordinary course of business.

                  (l) Not enter into any contract for the purchase of real property or exercise any option to extend or terminate any lease of real property without notifying Purchaser in advance of a deadline therefor and obtaining Purchaser's consent thereto.

                  (m) Pay all 1998 year-end bonuses to employees of Karlen and make any 1998 contribution to any profit-sharing or other employee benefit plan of Karlen prior to the Closing.

                  (n) Not make any agreement, commitment or arrangement to take any action inconsistent with the obligations under, or prohibited by, the foregoing Subsection 7.2.

         7.3. Competing Transactions. Seller shall not take any action, directly or indirectly, to negotiate, cause, promote, authorize or agree to any transaction competing or interfering with any of the transactions contemplated by this Agreement.

         7.4. Best Efforts to Satisfy Conditions. Seller and Purchaser shall each use its best efforts to cause the conditions to the obligations of the other parties to be satisfied to the extent that the satisfaction of such conditions is in its or his control, including obtaining any necessary consents, authorizations, and approvals. Each of the parties hereto shall refrain from taking any action, and shall notify the other parties promptly of any event, occurrence or circumstances, that might render any of its representations and warranties inaccurate as of the Closing Date.

         7.5. Employment Agreement. Tim Drumhiller ("Drumhiller") and Purchaser shall negotiate diligently and in good faith the terms of an Employment Agreement in a form mutually agreeable to Drumhiller and Purchaser.

         7.6. Taxes. Seller shall pay all of the sales taxes or transfer taxes or fees payable as a direct result of the consummation of the transactions contemplated hereby. Seller shall pay any income, recapture or similar tax that becomes payable as a result of the payments made to Seller hereunder.

         7.7. Confidentiality. All parties hereto shall keep in strict confidence all information pertaining to the business of Seller and Purchaser as well as the terms of the transactions contemplated hereby, except as the parties hereto mutually agree and except as disclosure shall be required by law, in which case, to the extent possible, the party required to make any such disclosure shall provide notice thereof at least three business days prior to such disclosure and shall work in good faith with the other party hereto to make a mutually acceptable disclosure.

         7.8 Bulk Sales. Purchaser hereby waives compliance by the Seller with all provisions of the Michigan Uniform Commercial Code and other similar statutes relating to the bulk transfer of assets because Seller has agreed to indemnify Purchaser for any liability arising out of noncompliance therewith.

         7.9. Product Liability Coverage. At all times following the Closing, Purchaser shall maintain product liability and errors and omissions insurance coverage (and shall pay all premiums and deductibles with respect thereto) for all claims which may be made after the Closing (or which are not otherwise covered by Seller's insurance policies in existence immediately prior to Closing) with respect to the products of Seller and its predecessors, which coverage is set forth in Schedule 7.9 hereof or shall be at least comparable in all material respects (including amount thereof) to Purchaser's coverage in effect on the Closing date with respect to the comparable products of Purchaser and shall be placed with comparable or better carriers. The relevant policies shall name Shareholders of Karlen, Karlen and Karlen's successors in interest as named insureds. At Closing, Purchaser shall deliver copies of Purchaser's then current insurance policies which provide the insurance coverage required under this Section 7.9; thereafter, the Purchaser shall provide evidence of the insurance coverage required under this Section 7.9 at least 10 business days prior to the expiration of the policy or policies reflected in the last such evidence of coverage.

         7.10. [Omitted]

         7.11. Registration of Intellectual Property. If any Intellectual Property transferred pursuant hereto is in the process of registration or patenting with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar federal, state or foreign authority, Seller shall, at the request of Purchaser and at Purchaser's expense, assist Purchaser in pursuing and securing any and all such registrations and patenting; provided that for a period of six months after the Closing Date, Purchaser shall not be required to compensate Seller for the assistance of any of Seller's full-time employees. After such six-month period, Purchaser shall pay to Seller Seller's actual cost of such employees.

         7.12. Benefit of Contracts. (a) Seller shall use their best efforts, subject to this Section 7.12, to secure all consents, approvals, novations and authorizations from third parties (including a government or governmental unit) as shall be required in order to enable Seller to effect the transactions contemplated by this Agreement, and shall otherwise use all reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof. The foregoing provision or anything else contained in this Agreement to the contrary notwithstanding, Seller has no obligation to cause any union representing any of the employees of the Business to negotiate or enter into a contract with Purchaser, nor is Seller obligated to cause any of such employees to accept employment with Purchaser. Seller shall not make any agreement, commitment or understanding adversely affecting the Business as a condition of obtaining any such consents, approvals, novations and authorizations, without the prior written consent of Purchaser.

                  (b) To the extent that any of the Acquired Assets are not capable of being sold, assigned, transferred, delivered or subleased to Purchaser, or to the extent that a transfer of the Acquired Assets would result in a breach or a right to terminate or any other right adverse to the Business, without the consent or waiver of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute or require a sale, assignment, transfer, delivery or sublease thereof.

                  (c) Seller shall use all reasonable efforts, and Purchaser shall cooperate with Seller, to obtain all necessary consents, waivers and novations and to resolve the impediments to the sale, assignment, transfer, delivery or subleases required by this Agreement and to obtain any other consents, waivers and novations necessary to sell, transfer, assign, deliver and convey to Purchaser any of the Acquired Assets; provided, however, that Seller shall not be obligated to pay any consideration therefor to the party from whom any such consent, waiver or novation is requested nor shall Seller be obligated to incur any obligation as a secondary obligor or surety with respect to any Contract in order to obtain any consent, waiver or novation, unless Purchaser provides Seller with reasonable indemnification for such obligations in each case.

                  (d) To the extent that the consents, waivers and novations referred to in this Section 7.12 are not obtained by Seller, or until the impediments to the sale, assignment, transfer, delivery or sublease referred to herein are resolved, Seller shall provide, at the request of Purchaser, to Purchaser the benefits of any Acquired Asset by any reasonable and lawful arrangement that provides such benefits to Purchaser. In respect to such Acquired Assets, Seller shall enforce, at the request of Purchaser, for the account of Purchaser, through litigation or otherwise, at Purchaser's sole expense, any rights of Seller arising from any Acquired Asset against any third person (including a government or governmental unit), including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser.

                  (e) To the extent that Purchaser is provided the benefits pursuant to this Section 7.12 of any Acquired Asset, Purchaser shall perform for the benefit of any third person (including a government or governmental unit), the obligations of Seller thereunder or in connection therewith, but only to the extent that such action by Purchaser would not result in any default thereunder or in connection therewith, and if Purchaser shall fail to perform to the extent required herein, Seller shall cease to be obligated under this Section 7.12 in respect of the Acquired Asset that is the subject of such failure to perform.

         7.13. Public Announcements. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation.

         7.14. Trusts.

                  (a) From the Closing Date until fifteen (15) months after the Closing Date, Sellers shall invest any funds released to the Sellers from the Escrow Fund only in readily marketable assets, such as publicly traded assets. During such period, upon investment or reinvestment of any such funds, the Sellers shall provide notice to the Purchaser, specifying the investments in which and/or the accounts where such funds are invested and the amounts so invested.

                  (b) From the Closing Date until the end of the Survival Period (defined in Secton 10.1 below), the aggregate net value of the assets of the Lendell J. Williams Inter-Vivos Trust under a trust agreement dated September 15, 1992, the Karen A. Williams Inter-Vivos Trust under a trust agreement dated September 15, 1992, Lendell J. Williams and Karen A. Williams Inter-Vivos Trust for the Benefit of Lynette K. Drumhiller under a trust agreement dated December 22, 1992, and the Lendell J. Williams and Karen A. Williams Inter-Vivos Trust for the Benefit of Lesley A. Forbes under a trust agreement dated December 22, 1992 (the "Trusts") shall not at any time be less than $3 million, and, from the end of the Survival Period until the fifth anniversary of the Closing Date, the aggregate net value of the assets of the Trusts shall not be less than $1 million.

                  (c) From the Closing Date until the fifth anniversary of the Closing Date, on each anniversary of the Closing Date the trustees of the Trusts shall provide Purchaser an affidavit stating that the aggregate net value of the assets of the Trusts are not less than the applicable minimum amount set forth in Section 7.14(a) above.

         7.15. Guaranty.   PTI Holding Inc., a Delaware corporation, ("PTI")
shall guaranty the obligations of the Purchaser hereunder.

               Section 8. Conditions of Obligations of Purchaser.

The obligations of Purchaser to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Purchaser. Any such waiver by Purchaser shall not reduce or impair Purchaser's right to seek indemnification hereunder in respect of the failure to meet the condition that shall have been waived.

         8.1. Representations and Warranties; Performance of Obligations.

                  (a) The  representations and warranties of Seller set forth in
Section 5 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been on the date hereof and shall be on the Closing Date true and correct in all material respects as though made on and as of the Closing Date.

                  (b) Seller shall have performed the agreements and obligations necessary to be performed by them under this Agreement prior to the Closing Date. Without limiting the generality of the foregoing, Seller shall have obtained all consents, waivers, approvals and authorizations or have made reasonable arrangements in accordance with Section 7.12 hereof, and shall have given all notices to third parties, and discharged in full any Liens, necessary so that upon acquisition of the Acquired Assets, Purchaser shall have good and marketable title to all of the Acquired Assets and all right, title, interest and claims of Seller in, to, relating to or arising under the Acquired Assets free and clear of any Liens except as set forth on Schedule 5.5.

         8.2. Transfer of Assets. Seller shall have delivered to Purchaser a Bill of Sale and Assignment and other assignment forms as Purchaser shall reasonably request for the transfer of the Acquired Assets, together with any bulk sale tax return due in connection therewith.

         8.3. Seller's Good-standing. Seller shall have provided the Purchaser with a copy of a short-form good-standing certificate for Seller from the state of its organization, together with a copy of the minutes of its meeting of the Shareholders of Karlen approving this Agreement, each of the documents referred to herein and the consummation of the transactions contemplated hereby.

         8.4. Noncompete Agreement. Karlen, Lendell Manufacturing, Inc., a Michigan corporation, Tim Drumhiller, Lendell J. Williams, Lynette Drumhiller, Lesley Williams, and Karen A. Williams shalll have executed and delivered to Purchaser a Noncompete Agreement in the form of Exhibit B.

         8.5. Change of Corporate Name. Seller shall have delivered to Purchaser an executed amendment to Seller's articles of incorporation changing the name of Seller to a name that is not similar to Karlen Manufacturing, Inc., together with a check for the filing fees to be incurred therewith.

         8.6. Requirements Agreement. Lendell Manufacturing, Inc., a Michigan corporation ("LMI"), shall have entered into a Requirements Agreement in the form of Exhibit D hereto with Purchaser, for LMI to supply to Purchaser, during the three-year period after the Closing Date, the non-latex polyurethane cosmetic grade foam required by Purchaser in the business acquired from Seller. PTI shall guarantee the obligations of Purchaser under such Requirements Agreement.

         8.7. Business Premises Agreement. LJW Trustee shall have entered into a Lease Agreement in the form of Exhibit H hereto with Purchaser, for Purchaser to lease, during the three-year period after the Closing Date, the building at 5401 South Graham Road, St. Charles, Michigan. PTI shall guarantee the obligations of Purchaser under such Lease Agreement.

         8.8. Employment Agreement. Prior to January 22, 1999, Drumhiller shall have executed and delivered to Purchaser an Employment Agreement contingent on the closing of the transactions contemplated hereunder and in a form mutually agreeable to Drumhiller and Purchaser.

         8.9. Other Matters. Seller shall have furnished, or caused to be furnished, to Purchaser, in form and substance satisfactory to Purchaser, evidence as Purchaser may have reasonably requested as to the satisfaction of the conditions contained in this Section 8, and an opinion of Seller's counsel in the form of Exhibit E hereto.


                 Section 9. Conditions of Obligations of Seller.

The obligations of Seller to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Seller. Any such waiver by Seller shall not reduce or impair Seller's right to seek indemnification hereunder in respect of the failure to meet the condition that shall have been waived.

         9.1. Representations and Warranties; Performance of Obligations.

                  (a) The representations and warranties of Purchaser set forth in Section 6 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been and be true and correct in all respects at all times commencing with the date of this Agreement and ending with and on the Closing Date as though made on and as of the Closing Date.

                  (b)  Purchaser   shall  have   performed  the  agreements  and
obligations necessary to be performed by it under this Agreement prior to the Closing Date.

         9.2. Purchase Price. Purchaser shall have delivered to Seller the Purchase Price to be delivered on the Closing Date pursuant to Section 3 hereof.

         9.3. Purchaser's Good-standing. Purchaser shall have provided Seller with a copy of a short-form good-standing certificate of the state of its incorporation, together with a copy of its charter and by-laws, as amended, and the minutes of its board meeting (or, if applicable, executed consent of its directors) approving this Agreement, each of the documents referred to herein and the consummation of the transactions contemplated hereby.

         9.4. Requirements Agreement. Purchaser shall have entered into a Requirements Agreement in the form of Exhibit D hereto with LMI, for LMI to supply to Purchaser, during the three-year period after the Closing Date, the non-latex polyurethane cosmetic grade foam required by Purchaser in the business acquired from Seller. PTI shall guarantee the obligations of Purchaser under such Requirements Agreement.

         9.5. Business Premises Lease Agreement. Purchaser shall have entered into a Lease Agreement in the form of Exhibit H hereto with LJW Trustee , for Purchaser to lease, during the three-year period after the Closing Date, the building at 5401 South Graham Road, St. Charles, Michigan. PTI shall guarantee the obligations of Purchaser under such Lease Agreement.

         9.6. Employment Agreement. Prior to January 22, 1999, Purchaser shall have executed and delivered to Drumhiller an Employment Agreement contingent on the closing of the transactions contemplated hereunder and in a form mutually agreeable to Drumhiller and Purchaser.

         9.7. Other Matters. Purchaser shall have furnished, or caused to be furnished, to Seller, in form and substance satisfactory to Seller, evidence as Seller may have reasonably requested as to the satisfaction of the conditions contained in this Section 9, and an opinion of Purchaser's counsel in the form of Exhibit F hereto.


    Section 10. Survival of Representations and Warranties; Indemnifications.

         10.1. Survival. The representations, warranties and agreements made in Sections 5 and 6 hereof and in the Schedules hereto by Purchaser and Seller shall remain operative and in full force as of the date made until April 28, 2000, except with respect to Sections 5.2, 5.3, 5.5(a), 5.10, with respect to tax matters, as to which such representations and warranties shall continue to survive for a period of the applicable statute of limitations for breach of contract or tax claims (as applicable, the "Survival Period"), as appropriate, regardless of any investigation made by or on behalf of any party.

         10.2. Indemnification by Seller. Seller shall defend, hold harmless and indemnify Purchaser, its affiliates, successors, shareholders, directors, officers, successors, and assigns from any and all losses, liabilities, proceedings, claims, settlements, judgments, fines, assessments, damages and expenses (including reasonable attorneys' fees and investigation and litigation expenses, whether arising out of a third party claim or relating to recovering indemnifiable damages) (collectively, the "indemnifiable damages") that Purchaser may suffer or incur in whole or in part by reason of, or which may arise out of: (i) the inaccuracy or breach of any of the representations and warranties of Seller in this Agreement; (ii) the breach by Seller of any of the covenants or warranties herein; and (iii) any claim for payment of any Retained Liability (hereinafter defined).This Section 10.2 shall not apply with respect to any claim asserted after the applicable survival of representation and warranty time periods set forth in Section 10.1 hereof.

         10.3. Indemnification by Purchaser. Purchaser shall defend, hold harmless and indemnify Seller, its affiliates, successors, shareholders, directors, officers, successors, and assigns from any and all "indemnifiable damages" that Seller may suffer or incur by reason of: (i) the inaccuracy or breach of any of the representations and warranties of Purchaser herein; (ii) the breach by Purchaser of any of the covenants or warranties herein; (iii) any claim for payment of any liability or performance of any obligation designated as assumed by Purchaser in Section 10.4(a); or (iv) contracts referred to in
Section 7.12(e) hereof on which Purchaser defaults. This Section 10.3 shall not apply with respect to any claim asserted after the applicable survival of representation and warranty time periods set forth in Section 10.1 hereof.

         10.4.  Assumed and Retained Liabilities.

                  (a) Purchaser shall assume on the Closing Date and, effective as of the Closing and contingent upon the occurrence of the Closing, shall discharge in accordance with its terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities, payments and obligations are owed), subject to any contrary provision herein, the liabilities, and only the liabilities, set forth in this Section 10.4(a) (the "Assumed Liabilities"):

                           (i) except for those liabilities not assumed by Purchaser and for which Seller has retained responsibility as described in this Section 10.4 below, the accrued liabilities of the Business to the extent of the amount thereof correctly stated on the Balance Sheet, to the extent not paid, performed, satisfied, discharged or released prior to the Effective Time of the Closing;

                           (ii) liabilities of the Business incurred on or prior to the Effective Time of the Closing in the amounts included in the Closing Balance Sheet (except for those liabilities not assumed by Purchaser and for which Seller has retained responsibility as described in this Section 10.4 below) and subsequent to the date of the Balance Sheet incurred in the ordinary course of business in arms' length transactions with unrelated parties if such liabilities are consistent with past practices of the Seller and expressly authorized hereunder, to the extent not paid, performed, satisfied, discharged or released prior to the Effective Time of the Closing;

                           (iii) the continuing obligations arising or continuing subsequent to the Effective Time of the Closing under the contracts:
                  (A)      listed on Schedule 1.1(ii) hereto; or
                  (B) relating to the Business and entered into or made by the Seller in the ordinary course of business consistent with past practices of the Seller and which, pursuant to Section 5.15 hereof, are not material enough to be listed on Schedule 1.1(ii) hereto or arise from open purchase or sale orders or shall have been entered into after the date hereof as expressly permitted hereunder;

                           (iv) liabilities with respect to the Employee Benefit Plans (including, without limitation, all fringe benefits, bonus and profit sharing plans, pension, health, retirement, severance, vacation, sick day and personal day) owing to an employee of Seller at the Closing Date who shall have been offered employment by Purchaser, accepted such offer and not have resigned voluntarily prior to the first day of the first month commencing a least 90 days after the Closing Date;

                           (v) liabilities of the Business resulting from facts and circumstances occurring and arising after the Effective Time of the Closing.

                  (b) Seller shall pay for, perform, satisfy or obtain a discharge or release from, promptly as they shall become due, all of the Retained Liabilities whether or not such Retained Liabilities are included in the Closing Balance Sheet. "Retained Liabilities" means all liabilities, payments or obligations of Seller (matured or unmatured, absolute, contingent, known or unknown, or otherwise) or otherwise related to the Business, except the assumed liabilities set forth in Section 10(a) hereof, and shall include, without limitation, regardless of whether any of the following liabilities may be disclosed to Purchaser pursuant to Section 5 hereof or otherwise, or whether Purchaser may have knowledge of the same, all of the following liabilities, except to the extent reserved for on the Closing Balance Sheet:

                           (i) liabilities for federal, state, local or foreign income, excise, sales, unemployment, employer and employee withholding, social security, occupation, franchise or customs taxes, duties or charges (hereinafter referred to collectively as "Taxes" or separately as a "Tax") levied, assessed or imposed in any manner upon Seller that accrue or are attributable to any event or occurrence transpiring, or any tax periods or portions thereof ending, on or before the Closing Date, or any interest, penalties or additions to any such Tax with respect thereto;

                           (ii) liabilities for any civil or criminal penalties (including interest), or any payments in the nature thereof, imposed upon, or sought to be imposed upon Seller or Purchaser (or any of the officers, directors or shareholders of Purchaser), on account of any fraudulent, criminal, intentional, willful or negligent act or omission, or any act or omission of Seller or any of the directors, officers, employees or agents of Seller occurring prior to the Closing Date (except negligence to the extent resulting in a product liability claim);

                           (iii) any claim by any customer for return of inventory shown by Purchaser to have been manufactured, distributed or sold by Seller prior to the Closing Date which cannot be resold by Purchaser in the ordinary course of business, any claim by any customer for replacement or repair of goods or parts shown by Purchaser to have been manufactured, distributed or sold by Seller prior to the Closing Date, any liability for period-end rebates to the extent such rebates are allocable to sales made prior to the Closing Date, or any liability for co-op advertising placed or purchased or relating to sales made prior to the Closing Date;

                           (iv) liabilities with respect to the Employee Benefit Plans (including, without limitation, all fringe benefits, bonus and profit sharing plans, pension, health, retirement, survivor and disability benefits, severance, vacation, sick day and personal day) owing to any employee of Seller enaged in the Business at the Closing Date except as set forth in Section 10(a)(iv), including, without limitation, all liability to any such employee who (A) shall not have been offered employment by Purchaser, (B) shall not have accepted such offer, or (C) shall have resigned voluntarily prior to the first day of the first month commencing a least 90 days after the Closing Date, and all liabilities for Employee Benefit Plans to the extent accrued for service prior to the Closing Date or to the extent not included in Purchaser's Comparable Wage Package as offered to such employee;

                           (v)  all   liabilities   arising   out  of   worker's
         compensation claims resulting from any injury that occurred or occurs before the Closing Date;

                           (vi) all liabilities owed to any employee, consultant or independent contractor who is not retained by Purchaser after Closing or who is retained but shall have resigned voluntarily prior to the first day of the first month commencing a least 90 days after the Closing Date, accruing prior to the Closing Date as if such employee resigned on the Closing Date;

                           (vii) any claim based on the intentional conduct of Seller in design or manufacture of, or any other product liability claim relating to, any product shown by Purchaser to have beenmanufactured, distributed or sold by Seller or any service provided by Seller prior to the Closing Date;

                           (viii)  any  present  or  potential   obligation   to
         remediate or take other action or any present or potential liability (including with respect to past activities occurring prior to the Closing Date), whether criminal or civil, and whether to any governmental entity or private party, under, any statute, law, regulation, ordinance or Governmental Permit or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, hazardous waste, hazardous substance, toxic substance or toxic waste that are related to facts, events, circumstances or conditions (including without limitation the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) existing or occurring on or prior to the Closing Date, whether or not based on a change of law unless adopted more than five years after the Closing Date; provided, however, that to the extent that such liability is based predominantly upon a practice continued by Purchaser after the Closing Date, Purchaser shall be liable therefor;

                           (ix) any present or potential obligation to remediate or take other action or any present or potential liability relating to any underground storage tanks located in or under any real property leased, owned or used by Seller in connection with the Business (including any predecessors) on or prior to the Closing Date;

                           (x) any present or potential obligation to remediate or take other action or any present or potential liability relating to any leaks, spills or discharges of any petroleum product or other hazardous or non-biodegradable substance (i) onto the land of any property leased, owned or used by Seller in connection with the Business, or (ii) into any waterway or body of water or any sewerage or septic system that is part of, adjacent to or connected with any such property or (iii) otherwise in connection with the Business (including any predecessors), in each case of clauses (i), (ii) and (iii) on or prior to the Closing Date;

                           (xi) any present or potential obligation to remediate or take other action or any present or potential liability relating to any other environmental degradation, damage, pollution or contamination of any property leased, owned or used by Seller in connection with the Business (including any predecessors) on or prior to the Closing Date;

                           (xii) any liabilities for federal, state, local or foreign taxes levied, assessed or imposed in any manner that accrue or are attributable to any increase in the value of assets shown on the books of Seller, resulting from a correct restatement of assets in accordance with generally accepted accounting principles and applicable tax regulations, including, without limitation, based upon a physical inventory performed on or about December 31, 1998; and

                           (xiii) any liability under any Contract not assigned to Purchaser or under which a default shall have occurred or an indemnification obligation shall have arisen prior to or upon the transfer of the Acquired Assets and as to which, after the Closing, Purchaser shall not have received the benefit under Section 7.12 hereof.

                  10.5. Notice and Right to Defend Third Party Claims and Perform Remediation.

                  (a) Promptly upon receipt of notice of any third party claim, demand or assessment or the commencement of any suit, action or proceeding in respect of which indemnity may be sought on account of an indemnity agreement contained in this Section 10, the party seeking indemnification (the "Indemnitee") shall notify in writing, within the Survival Period and within sufficient time to respond to such claim or answer or otherwise plead in such action, the party from whom indemnification is sought (the "Indemnitor") thereof; provided, however, that failure or delay to supply such notice shall not relieve Indemnitor of their indemnification obligation hereunder except to the extent that Indemnitor is actually prejudiced by such failure or delay; provided further that Indemnitee must provide notice to Indemnitor within the Survival Period and no later than 90 days after the service of written notice or a summons and complaint alleging any such third party claim.

                  (b) In case any claim, demand or assessment is asserted or suit, action or proceeding commenced against an Indemnitee (collectively a "Claim") and Indemnitee notifies the Indemnitor in accordance with this Agreement of the commencement thereof, if the Indemnitor acknowledges its indemnification obligations therefor hereunder, then, the Indemnitor shall be entitled assume the defense, conduct or settlement thereof. The Indemnitor shall be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee and the Indemnitor will cooperate in connection with any such Claim and make personnel, books and records relevant to the Claim available at Indemnitor's expense.

                  (c) Anything to the contrary herein notwithstanding, prior to finally settling any such Claim, the Indemnitor shall give to the Indemnitee prompt notice of its intention to settle same and the terms of such proposed settlement and acknowledging its indemnification responsibility therefor hereunder. If the Indemnitee shall object to such proposed settlement within 10 business days, then the Indemnitee shall thereafter, at its sole expense, assume the control and defense of such claim, suit, action, investigation or proceeding. If the Indemnitee does not object to the terms of the proposed settlement within the aforesaid l0-day period, then the Indemnitor shall have the right to consummate such proposed settlement upon the terms set forth in the aforesaid notice. If Indemnitor acknowledges in writing its obligation to indemnify Indemnitee with respect to a Claim, then Indemnitee shall not settle such Claim without Indemnitor's prior written consent.

                  (d) With  respect to any claims  for  indemnification  brought because of breaches of the  representations  or warranties  contained in Section
5.18 hereof, Seller's obligations under this Section 10 are conditioned upon Seller's having the opportunity to deal and to negotiate with the cognizant governmental agency(ies) in order to settle all matters giving rise to such claims. Purchaser shall provide Seller with written notification immediately upon (i) the imposition on Purchaser of any affirmative obligation by, or (ii) the receipt by Purchaser of any request for information from, in the case of either (i) or (ii), any governmental agency and relating to the use, operation or ownership of the real property owned or leased by Seller or the operation of the Business prior to the Closing Date, and Purchaser shall afford Seller the opportunity to respond to any such matter. Purchaser shall use reasonable efforts to notify Seller at least ten (10) business days in advance of any event at which physical samples are reasonably expected to be taken, and Purchaser shall permit Seller to, and shall use reasonable efforts to obtain any authorization from any person or governmental agency necessary to permit Seller to, take split or duplicate samples. Where remediation or corrective action is required to be taken pursuant to this Section 10 on any of the real property included in the Acquired Assets, Seller shall have the opportunity to perform such remediation or corrective action, and if Seller acknowledges Seller's full obligation therefor, Purchaser grants to Seller a continuing right of reasonable access to such property for the purposes of Seller's undertaking such remediation or corrective action. Purchaser agrees to obtain a similar right of access from Purchaser's tenants if required. Furthermore, Purchaser shall reasonably cooperate with Seller towards effecting such remediation or corrective action and, in such case, shall provide Seller with copies of any studies, analytical test results or reports in Purchaser's possession with respect to the environmental condition of the Acquired Assets. All remediation or corrective action by Seller shall be done so as not to interfere with the operation of Purchaser's business.

         10.6. Payment of Amounts Due. The amount of any indemnifiable damages conceded or determined to be due from Seller to Purchaser, pursuant to any of the provisions of this Section 10, shall be paid to Purchaser within five (5) business days from the date so conceded or determined first out of the escrow fund established pursuant to Section 3.2(d) hereof and the Purchase Price Escrow Agreement, and when such fund is exhausted, by Seller. The amount of any indemnifiable damages conceded or determined to be due from Purchaser to Seller, pursuant to any of the provisions of this Section 10, shall be paid to Seller by Purchaser within five (5) business days from the date so conceded or determined. The amount of any indemnifiable damages due pursuant to any of the provisions of this Section 10, if not paid may be offset against any amounts due from Indemnitee to the Indemnitor.

         10.7. Basket. Any other provision of this Agreement to the contrary notwithstanding, the liabilities of the parties under this Agreement shall be limited in that no party shall have any liability to the other party hereunder that arises from any non-wilful and non-fraudulent default, breach of warranty, misrepresentation, omission or failure, including any liability pursuant to
Section 10.2 or 10.3 hereof, unless the aggregate amount of all indemnifiable damages incurred by the indemnitee arising from all such innocent breaches, misrepresentations, omissions and failures by the indemnitor, exceeds $60,000, and in such event, the indemnitor shall be required to pay only the amount by which such aggregate indemnifiable damages exceed $60,000, except that such limit shall not be applicable with respect to (i) the adjustment of the Purchase Price pursuant to Section 3; (ii) the amount of the assets and liabilities of the Seller listed on the Balance Sheet; or (iii) claims based on Sections 5.2, 5.3, 5.4, 5.5(a), 5.10, 5.13, 5.15(a), 6.1 and Schedules provided pursuant to such sections nor shall any of such claims be counted in satisfying such $60,000 basket.

         10.8 Exclusive Remedy.  The  indemnification  remedies provided in this
Section 10 shall constitute the exclusive remedy for any and all losses, damages, liabilities, claims, costs, fees and expenses against any party for any claim based upon a breach or default under this Agreement except for (i) any remedy on termination of this Agreement under Section 11; and (ii) the limitations set forth in this Section 10 shall not limit the remedies available under any document or agreement signed at Closing which includes covenants or agreements to be performed or fulfilled after the closing,

                 Section 11. Termination and Liquidated Damages.

                  (a) This Agreement may be terminated by Purchaser if: (i) Seller defaults in its obligations under this Agreement, fails to cure such default for ten (10) business days after notice thereof by Purchaser, and as a result thereof Purchaser is unable to acquire the Acquired Assets on the terms set forth herein and Purchaser, at the time of Seller's default, is not in default in its obligations under this Agreement; or (ii) any condition in
Section 8 is not satisfied by the Closing Date, provided, however, that all conditions of Section 9, not waived by Seller, are satisfied by Purchaser by the later of the Closing Date or such further grace period provided under Section 11(b). In the event Purchaser wishes to terminate this Agreement under Section 11(a)(ii), Purchaser shall give to Seller written notice of the condition that Purchaser believes is not satisfied as of the Closing Date, and Seller shall have ten (10) business days in which to satisfy such condition or to demonstrate that such condition can be satisfied not more than thirty (30) days after such notice. If Seller, under Section 11(a)(i), does not cure such default or, under
Section 11(a)(ii), does not satisfy such condition within such 10-day period or make such demonstration within such 10-day period and thereafter satisfy such condition within such 30-day period, then the Agreement may be terminated by Purchaser immediately upon written notice.

                  (b) This Agreement may be terminated by Seller if: (i) Purchaser defaults in its obligations under this Agreement, fails to cure such default for ten (10) business days after notice thereof by Seller, and as a result thereof Seller is unable to sell the Acquired Assets on the terms set forth herein and Seller, at the time of Purchaser's default, is not in default in its obligations under this Agreement; or (ii) any condition of Section 9 is not satisfied by Purchaser by the Closing Date, provided, however, that all conditions of Section 8, not waived by Purchaser, are satisfied by Seller by the later of the Closing Date or such further grace period provided under Section 11(a). In the event Seller wishes to terminate this Agreement under this Section 11(b)(ii), Seller shall give to Purchaser written notice of the condition that Seller believes is not satisfied as of the Closing Date, and Purchaser shall have ten (10) business days in which to satisfy such condition or to demonstrate that such condition can be satisfied not more than thirty (30) days after such notice. If Purchaser, under Section 11(b)(i) above, does not cure such default or, under Section 11(b)(ii), does not satisfy such condition within such 10-day period or make such demonstration within such 10-day period and thereafter satisfy such condition within such 30-day period, then the Agreement may be terminated by Seller immediately upon written notice. In the absence of a Force Majeur Event, if the transactions contemplated under this Agreement are not consummated prior to the end of the day that is 45 days after the date hereof, then this Agreement may be terminated by Seller immediately upon written notice; provided, however, that all conditions of Section 8, not waived by Purchaser, are satisfied by Seller prior to the end of the day that is 45 days after the date hereof and such conditions remain satisfied through the end of such day.

                  (c) Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time by mutual written agreement of Purchaser and Seller.

                  (d) If Purchaser terminates this Agreement for any reason other than as provided for in Sections 11(a) or 11(c) or if Seller terminates this Agreement pursuant to Section 11(b), the Seller shall be entitled to liquidated damages of $225,000, the parties hereto acknowledging that such damages will be hard to determine and that such amount is a reasonable estimate thereof.

                  (e) If Purchaser terminates this Agreement pursuant to Section 11(a), the Seller shall pay (i) the Purchaser's legal fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder; (ii) any amounts reasonably expended or incurred by Purchaser in collecting any amount due under
Section 11(e)(i), including, without limitation, reasonable attorneys' fees and costs, whether or not any legal action is instituted in connection therewith; and (iii) if the Seller shall sell outside of the ordinary course of business all or a substantial portion of the Acquired Assets or all or a substantial portion of the equity interests of Seller are sold by merger, stock sale or otherwise for consideration having a value greater than the Purchase Price (the "Higher Sale Price") to any other party in any transaction, occurring within 12 months after the Closing Date, an amount equal to the Higher Sale Price less the Purchase Price; provided, however, that Seller shall not be liable to Purchaser for any amounts due under Section 11(e)(i) or 11(e)(ii) in excess of $200,000. The calculation of the Higher Sale Price shall include all consideration delivered directly or indirectly to or for the benefit of any Seller including any assumption of liability not contemplated to be assumed by Purchaser hereunder.

                  (f) If this Agreement is terminated under Section 11(d), the Deposit Agent shall release the Deposits and any interest thereon to the Seller pursuant to the terms of the Letter of Intent by and among the Seller and the Purchaser in the form attached hereto as Exhibit G-1, as amended, (the "Letter of Intent") and/or a Deposit Escrow Agreement, by and among the Seller and the Purchaser in the form attached hereto as Exhibit G-2 (the "Deposit Escrow Agreement") and the amount released to the Seller pursuant to this Section 11(f) shall be the liquidated damages due the Seller under Section 11(d).

                  (g) If this Agreement is terminated in any manner except pursuant to Section 11(d), the Deposit Agent shall return the Deposits and any interest thereon to the Purchaser, pursuant to the terms of the Letter of Intent and/or the Deposit Escrow Agreement, and the amount released to the Purchaser pursuant to this Section 11(g) shall not be deducted from any liquidated damages due the Purchaser under Section 11(e).


                          Section 12. Further Actions.

From time to time, as and when requested by Purchaser, Seller shall execute and deliver such documents and instruments and shall take such further or other actions as Purchaser may reasonably deem necessary to carry out the intent and purposes of this Agreement, to convey, transfer, assign and deliver to Purchaser, and its successors and assigns, the Acquired Assets, and to vest in the Purchaser all right, title and interest in and to Acquired Assets free and clear of Liens except as described in Schedule 5.5 (or to evidence any of the foregoing) and to consummate and give effect to the other transactions contemplated hereby.

                           Section 13. Broker's Fees.

Purchaser shall pay any broker's or other fee due to Woodbridge Group, Inc. in regard of the transactions hereunder. Each of Seller and Purchaser represents that it has not used or retained any other broker or finder in connection with the transactions contemplated hereby. Each of the parties hereto (the "Indemnifier") shall indemnify and hold harmless the other from any claim for broker's or other fees claimed by any third party to have been incurred on behalf of the Indemnifier.


                              Section 14. Expenses.

Except as otherwise specifically provided herein, each of Seller and Purchaser shall bear its own legal fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder, and the Acquired Assets shall not be reduced or impaired by the payment or accrual of any such costs and expenses of Seller. Any such costs and expenses of Seller arising out of this transaction shall be paid by Shareholders of Karlen or reflected on the Closing Balance Sheet.


                          Section 15. Entire Agreement.

This Agreement, which includes the Schedules and Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between Seller and Purchaser with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto, whether written or oral.


                            Section 16. Construction.

                  (a) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Any representation or warranty made to the knowledge of any parties hereto, or as to what any such party is aware of, or statements of similar purport, shall mean that such party has made a reasonable and diligent investigation of the facts in connection therewith and is making such representation or warranty based upon the results of such investigation.

                  (c) Each of the parties to this Agreement participated in the drafting of this Agreement and the interpretation of any ambiguity contained in this Agreement will not be affected by the claim that a particular party drafted any provision hereof.

                  (d) Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.


                              Section 17. Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient when delivered personally or telecopied by confirmed facsimile, or the day signed for or rejected by addressee after mailing by registered or certified mail, return receipt requested, or the next business day if sent by nationally recognized overnight courier providing for a return receipt, in each case postage prepaid, addressed as follows:

         If to Purchaser:
                  Flents Products Co., Inc.
                  1 Executive Boulevard
                  Yonkers, NY 10701
                  Facsimile: (914) 423-9610

         with a copy to:
                  Akabas & Cohen
                  488 Madison Avenue, 11th Floor
                  New York, NY 10022
                  Attn:  Seth Akabas, Esq.
                  Facsimile: (212) 308-8582

         If to Seller:
                  Mr. Lendell J. Williams
                  Lendell Manufacturing, Inc.
                  5301 South Graham Road
                  St. Charles, MI 48655
                  Facsimile: (517) 865-8118

         with a copy to:
                  Currie Kendall Polasky Meisel PLC
                  141 Harrow Lane
                  Saginaw, MI  48603-6093
                  Attn: David J. Kolat, Esq.
                  Facsimile: (517) 793-6597

Any  party  may  by  notice   change  the  address  to  which  notice  or  other
communications to it are to be delivered or mailed.


                           Section 18. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts entered into, executed and to be performed wholly in such state, and the venue for any action with respect hereto shall be Detroit, Michigan. Each of the parties hereto consents to the jurisdiction of the courts of the State of Michigan and agrees not to bring any action in regard of this Agreement or the transactions hereunder in any other jurisdiction.


                           Section 19. Assignability.

This Agreement shall not be assignable otherwise than by operation of law by any party hereto without the prior written consent of the other parties, and any purported assignment without such prior written consent shall be void, except that Purchaser may assign this agreement to a corporation controlling, controlled by or under common control with Purchaser.


                       Section 20. Waivers and Amendments.

Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing executed by the party against whom such waiver, amendment or supplementation is sought to be charged. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.


                         Section 21. Third Party Rights.

Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits for any third party, including, without limitation, any employees of Seller or Purchaser.


                            Section 22. Illegalities.

In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

                            Section 23. Counterparts.

This Agreement may be executed in multiple counterparts all of which taken together shall constitute one and the same instrument.


                            Section 24. Arbitration.

Any controversy, dispute or claim arising under or relating to the provisions of this Agreement, or the breach thereof, shall be determined by arbitration in Detroit, Michigan in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, except that the arbitrator shall be required to set forth in reasonable detail the basis for his determination as well as the method of calculating any monetary award. However, where the parties hereto agree on alternate dispute resolution proceedings, utilization of the facilities of the AAA shall not be required. The decision and award in any such arbitration proceeding shall be binding and final on the parties, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement to be executed by its duly authorized officer, and the Shareholders of Karlen have executed this Agreement, as of the date first above written.

FLENTS PRODUCTS CO., INC.                          KARLEN MANUFACTURING, INC.




By: /s/ Meredith Birrittella                         By: /s/ Tim Drumhiller
Name:  Meredith Birrittella                          Name: Tim Drumhiller
Title:   C.E.O.                                      Title:  President




/s/ Lendell J. Williams
LENDELL J. WILLIAMS, AS TRUSTEE FOR THE
LENDELL J. WILLIAMS INTER-VIVOS TRUST
UNDER A TRUST AGREEMENT DATED SEPTEMBER 15, 1992




/s/ Karen A. Williams
KAREN A. WILLIAMS, AS TRUSTEE FOR THE
KAREN A. WILLIAMS INTER-VIVOS TRUST
UNDER A TRUST AGREEMENT DATED SEPTEMBER 15, 1992




/s/ Roland G. Niederstadt
ROLAND G. NIEDERSTADT, AS TRUSTEE FOR THE
LENDELL J. WILLIAMS AND KAREN A. WILLIAMS
INTER-VIVOS TRUST FOR THE BENEFIT OF
LYNETTE K. DRUMHILLER
UNDER A TRUST AGREEMENT DATED DECEMBER 22, 1992




/s/ Roland G. Niederstadt
ROLAND G. NIEDERSTADT, AS TRUSTEE FOR THE
LENDELL J. WILLIAMS AND KAREN A. WILLIAMS
INTER-VIVOS TRUST FOR THE BENEFIT OF
LESLEY A. FORBES
UNDER A TRUST AGREEMENT DATED DECEMBER 22, 1992


Agreed as to Sections 7.15, 9.4, and 9.5:


PTI HOLDING, INC.



By: /s/ Meredith Birrittella
Name:    Meredith Birrittella
Title:   C.E.O.

Agreed as to Section 7.5, and 8.4 and 8.8:




/s/ Tim Drumhiller
TIM DRUMHILLER

                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


         AMENDMENT dated April 14, 1999 by and among Karlen Manufacturing, Inc., a Michigan corporation ("Karlen"); Lendell J. Williams, as trustee for the Lendell J. Williams Inter-Vivos Trust under a trust agreement dated September 15, 1992 ("LJW Trustee"); Karen A. Williams, as trustee for the Karen A. Williams Inter-Vivos Trust under a trust agreement dated September 15, 1992 ("KAW Trustee"); Roland G. Niederstadt, as trustee for the Lendell J. Williams and Karen A. Williams Inter-Vivos Trust for the Benefit of Lynette K. Drumhiller under a trust agreement dated December 22, 1992 ("LKD Trustee"); Roland G. Niederstadt, as trustee for the Lendell J. Williams and Karen A. Williams Inter-Vivos Trust for the Benefit of Lesley A. Forbes under a trust agreement dated December 22, 1992 ("LAF Trustee"); and Flents Products Co., Inc., a Delaware corporation ("Purchaser"). (LJW Trustee, KAW Trustee, LKD Trustee, and LAF Trustee are referred to herein individually as a "Shareholder of Karlen" and collectively as the "Shareholders of Karlen"). Any reference to Seller herein shall include Karlen and each Shareholder of Karlen, unless the context requires any other combination of Karlen and Shareholders of Karlen.

         WHEREAS, Purchaser and Seller, have entered into an Asset Purchase Agreement dated as of January 8, 1999 (the "Asset Purchase Agreement") pursuant to which Purchaser is purchasing certain assets of Karlen, as described in the Asset Purchase Agreement;

         WHEREAS,   PTI  Holding  Inc.,  a  Delaware  corporation  ("PTI"),  has guaranteed the obligations of Purchaser under the Asset Purchase Agreement;

         WHEREAS, Purchaser and Seller desire to amend the Asset Purchase Agreement, upon the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the covenants set forth herein and in reliance on the representations and warranties contained herein, the parties hereto hereby agree as follows:


         1. Amendments to the Asset Purchase Agreement.

                  (a) Section 3.1 of the Asset Purchase Agreement is hereby amended to read as follows:

                  3.1. Purchase Price. The purchase price (the "Purchase Price") for the Acquired Assets shall be $17,750,000.00, subject to adjustment as set forth below. The Purchase Price, less the amount of the Promissory Note (hereinafter defined) and the Deposits (hereinafter defined), shall be payable by up to five wire transfers or certified or bank teller's check(s) at Closing (hereinafter defined) in U.S. dollars as directed by Seller. At Closing, PTI shall execute and deliver a promissory note to Seller in the form of Exhibit J hereto with a principal balance of $1,000,000 (the "Promissory Note"). Payees under the Promissory Note shall enter into a subordination agreement with
         PTI's financial institutional   lenders  on  the   standard   form  or
         forms of such institutional lenders, subordinating the Promissory Note to all of PTI's obligations to such institutions.

                  (b) Section 3.2 (d) of the Asset Purchase Agreement is hereby amended to read as follows:

                           (d) Upon execution of this Amendment, Purchaser shall issue a check payable to the Deposit Agent, in the amount of $50,000.00 (the "Fourth Deposit"), which shall be held in an interest bearing account or other investment as directed by Seller until the termination of this Asset Purchase Agreement or the Closing (hereinafter defined) and, upon the Closing, shall be released to the Seller, all pursuant to the terms of this Amendment and the Deposit Escrow Agreement dated January 8, 1999, by and among the Seller, the Deposit Agent and the Purchaser.

         The First Deposit, the Second Deposit, the Third Deposit, and the Fourth Deposit are referred to herein collectively as the "Deposits."

                  (c) Section 3.3(b)(v) of the Asset Purchase Agreement is hereby amended to read as follows:

                           (v) An adjustment  payment required  pursuant to this
         Section 3.3, if any, shall be made not later than 15 days after the final determination of the Closing Adjusted Net Book Value. The amount of any such adjustment due from a party, if not paid by such party, may be offset against any amounts due to such party from the other party hereto.

                  (d) Section 4 of the Asset Purchase Agreement is hereby amended to read as follows:

                  Section 4. Closing. Provided that the conditions in Sections 8 and 9 hereof shall have been satisfied or waived, the consummation of the purchase and sale of the Acquired Assets contemplated by this Agreement (the "Closing") shall, unless another date is agreed to in writing by Seller and Purchaser, take place at a location to be mutually agreed upon by the Purchaser and the Seller on the date designated by notice from Purchaser not less than two (2) business days after such notice and, in the absence of an event beyond the reasonable control of a party that prevents or delays the Closing, including, without limitation, Act of God, act or omission of civil or military authority, fire, severe weather condition, embargo, war, political strife or riot, delay in transportation, compliance with any regulation or directive of any national, state or local government or a department or agency thereof, or any other cause which by the exercise of reasonable diligence the affected party would be unable to overcome, (a "Force Majeur Event"), no later than April 15, 1999, provided, however, that such date may be adjourned by a party hereto if the other party hereto shall not have satisfied all of the conditions to be satisfied by such other party on or before the Closing. All references contained herein to "the Effective Time of the Closing" shall be deemed to refer to the time that the consummation of the transaction contemplated hereby is completed.

                  (e) Section 7.14(a) of the Asset Purchase Agreement is hereby deleted in its entirety.

                  (f) Section 8.8 of the Asset Purchase Agreement is hereby amended to read as follows:

                  8.8. Employment Agreement. Drumhiller shall have executed and delivered to Purchaser an Employment Agreement in the form of Exhibit K hereto.

                  (g) Section 9.6 of the Asset Purchase Agreement is hereby amended to read as follows:

                  9.6. Employment Agreement. Purchaser shall have executed and delivered to Drumhiller an Employment Agreement in the form of Exhibit K hereto.

                  (h) Section 10.6 of the Asset Purchase Agreement is hereby amended to read as follows:


                  10.6. Payment of Amounts Due. The amount of any indemnifiable damages conceded or determined to be due from Seller to Purchaser, pursuant to any of the provisions of this Section 10, shall be paid to Purchaser by Seller within five (5) business days from the date so conceded or determined. The amount of any indemnifiable damages conceded or determined to be due from Purchaser to Seller, pursuant to any of the provisions of this Section 10, shall be paid to Seller by Purchaser within five (5) business days from the date so conceded or determined. The amount of any indemnifiable damages due pursuant to any of the provisions of this Section 10, if not paid, may be offset against any amounts due from Indemnitee to the Indemnitor.

                  (i) Section 11(b) of the Asset Purchase Agreement is hereby amended to read as follows:

                           (b) This  Agreement  may be  terminated by Seller if:
         (i) Purchaser defaults in its obligations under this Agreement, fails to cure such default for ten (10) business days after notice thereof by Seller, and as a result thereof Seller is unable to sell the Acquired Assets on the terms set forth herein and Seller, at the time of Purchaser's default, is not in default in its obligations under this Agreement; or (ii) any condition of Section 9 is not satisfied by Purchaser by the Closing Date, provided, however, that all conditions of Section 8, not waived by Purchaser, are satisfied by Seller by the later of the Closing Date or such further grace period provided under
         Section 11(a). In the event Seller wishes to terminate this Agreement under this Section 11(b)(ii), Seller shall give to Purchaser written notice of the condition that Seller believes is not satisfied as of the Closing Date, and Purchaser shall have ten (10) business days in which to satisfy such condition or to demonstrate that such condition can be satisfied not more than thirty (30) days after such notice. If Purchaser, under Section 11(b)(i) above, does not cure such default or, under Section 11(b)(ii), does not satisfy such condition within such 10-day period or make such demonstration within such 10-day period and thereafter satisfy such condition within such 30-day period, then the Agreement may be terminated by Seller immediately upon written notice. In the absence of a Force Majeur Event, if the transactions contemplated under this Agreement are not consummated prior to the end of April 15, 1999 then this Agreement may be terminated by Seller immediately upon written notice; provided, however, that all conditions of Section 8, not waived by Purchaser, are satisfied by Seller prior to the end of April 15, 1999 and such conditions remain satisfied through the end of such day.


                  (j ) Exhibit I to the Asset Purchase Agreement is hereby deleted in its entirety.

                  (k) Exhibit A hereto is hereby annexed to the Asset Purchase Agreement as Exhibit J to the Asset Purchase Agreement.

                  (l) Exhibit B hereto is hereby annexed to the Asset Purchase Agreement as Exhibit K to the Asset Purchase Agreement.

                  (m) The form of Commercial Lease Agreement annexed to the Asset Purchase Agreement as Exhibit H is amended to provide that Tenant shall have the optionto renew such lease for a period of three (3) years on the same terms, provided that the Base Rent for each Lease Year of the renewal term shall be increased to reflect changes in the cost of living pursuant to the formula set forth in subsection 3(B) of the Commercial Lease Agreement. Tenant shall be required to exercise such option prior to sixth months before the expiration of the term of the Commercial Lease Agreement.

                  (n) The form of Requirements Agreement annexed to the Asset Purchase Agreement as Exhibit D is amended to provide that the net invoice price payable by Buyer on any size, type and class of Foam sold to Buyer will be no greater than 90% of the Seller's list price and no less than 80% of the Seller's list price for such type, quantity and class of Foam; provided, however, that such price shall not be greater than the price charged by Seller on any sale within 90 days before or after such sale to Buyer to any other person who purchased Foam of the same type, quantity and class and will be no greater than the price for such type, quantity and class of Foam generally available in the market

Except as amended hereby, the Asset Purchase Agreement remains unamended, unmodified and in full force and effect.


         IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement to be executed by its duly authorized officer, and the Shareholders of Karlen have executed this Agreement, as of the date first above written.

FLENTS PRODUCTS CO., INC.                   KARLEN MANUFACTURING, INC.




By: /s/ Meredith Birrittella                By:   Tim Drumhiller
Name:    Meredith Birrittella               Name:  Tim Drumhiller
Title:   C.E.O.                             Title:  President




 /s/ Lendell J. Williams
LENDELL J. WILLIAMS, AS TRUSTEE
FOR THE LENDELL J. WILLIAMS INTER-VIVOS TRUST
UNDER A TRUST AGREEMENT DATED SEPTEMBER 15, 1992




/s/ Karen A. Williams
KAREN A. WILLIAMS, AS TRUSTEE
FOR THE KAREN A. WILLIAMS INTER-VIVOS TRUST
UNDER A TRUST AGREEMENT DATED SEPTEMBER 15, 1992




/s/ Roland G. Niederstadt
ROLAND G.  NIEDERSTADT,  AS TRUSTEE
FOR THE LENDELL J. WILLIAMS AND KAREN A. WILLIAMS
INTER-VIVOS  TRUST FOR THE BENEFIT OF
LYNETTE K. DRUMHILLER
UNDER A TRUST AGREEMENT DATED DECEMBER 22, 1992




/s/ Roland G. Niederstadt
ROLAND G.  NIEDERSTADT,  AS TRUSTEE
FOR THE LENDELL J.  WILLIAMS AND KAREN A. WILLIAMS
INTER-VIVOS  TRUST FOR THE BENEFIT OF
LESLEY A. FORBES
UNDER A TRUST AGREEMENT DATED DECEMBER 22, 1992




Agreed as to Sections  1(f) and 1(g):




 /s/ Tim Drumhiller
 TIM DRUMHILLER



Agreed as to Sections 1(a):

PTI HOLDING INC.





By: /s/ Meredith Birrittella
Name:  Meredith Birrittella
Title:  C.E.O.

EXHIBIT 2

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF MARCH 31, 1999 BETWEEN KARLEN MANUFACTURING, INC. A MICHIGAN CORPORATION, AND PNC BANK, NATIONAL ASSOCIATION TO THE INDEBTEDNESS, OBLIGATIONS AND OTHER LIABILITIES (INCLUDING INTEREST) OWED BY FLENTS PRODUCTS CO., INC., ("FLENTS") PROTECTIVE TECHNOLOGIES INTERNATIONAL, INC., ZACKO SPORTS, INC. AND PTI HOLDING INC. UNDER AND PURSUANT TO ANY OF THE "SENIOR INSTRUMENTS" (AS DEFINED THEREIN) (THE "SUBORDINATION AGREEMENT"), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                                 PROMISSORY NOTE



         $1,000,000.00                                Date: April 14, 1999

         FOR VALUE RECEIVED, PTI Holding, Inc., a Delaware corporation with a mailing address at 1 Executive Boulevard, Yonkers, NY 10701 ("Maker"), hereby promises to pay to the order of Karlen Manufacturing, Inc., a Michigan corporation ("Payee"), at 5301 South Graham Road, St. Charles, MI 48655, or at such other place as the holder hereof may designate in writing, the principal sum of $1,000,000.00, together with interest, which shall accrue and be paid on the principal outstanding from time to time at the rate of 12% per annum (the "Base Rate") quarterly in arrears on the first day of each calender quarter beginning July 1, 1999. All the then remaining principal and all accrued and unpaid interest shall be due and payable in full on March 31, 2002.

         Payment of principal, interest and any other sum due hereunder shall be made in lawful money of the United States of America. This Note may be prepaid in whole or in part at any time without premium or penalty provided that such prepayment is accompanied by a notice of the amount being prepaid. Any partial prepayment shall be credited first to the last installment due hereunder and, successively, to the next preceding installments so that a partial prepayment will not change any due dates for subsequent installments until the full amounts of principal, interest and other amounts due hereunder are paid in full.

         Commencing on March 31, 2001, Maker shall be required to prepay this Note to the extent that, pursuant to Section 7.5 of the Revolving Credit, Term Loan and Security Agreement by and among PNC Bank, National Association ("PNC"), as a lender and as agent for the financial institutions party thereto from time to time, Protective Technologies International Inc. ("PTI") and Zacko Sports, Inc. dated April 14, 1999 (the "Credit Agreement"), PTI shall qualify to make loans to the Maker to be applied to the prepayment of this Note. If PTI so qualifies, by signature of this Note, PTI agrees to make the required loan(s) to Maker to be applied to prepayment of this Note.
         If any one or more of the following events (herein termed "Events of Default") shall happen:

         (a) any payment of principal or interest is not paid when due and payable hereunder for 10 (ten) business days after notice of late payment, provided however, that a late payment that is the third late payment in any 12-month period shall constitute an Event of Default without notice or grace period;

         (b)      Maker hereof shall:

                  (i) consent to the appointment of a receiver or trustee for all or a substantial part of its or his property or to the filing of a petition against it or him under the federal bankruptcy laws or any other similar law or statute for the relief or aid of debtors of the United States of America or any State thereof, as now or hereinafter in effect (the "Bankruptcy Laws"),

                  (ii) have an order for relief entered against it or him under the Bankruptcy Laws or otherwise be adjudicated a bankrupt or insolvent or have any court of competent jurisdiction assume custody or control of Maker or of the whole or any substantial part of its property,

                  (iii) become insolvent or admit its or his inability, or become unable, to pay its or his debts generally as they become due,

                  (iv) file a petition for relief or for reorganization or for the adoption of an arrangement under the Bankruptcy Laws or an admission seeking the relief therein provided,

                  (v) make a general assignment for the benefit of its creditors, except as may be provided for by, or in connection with, the Credit Agreement or the Revolving Credit, Term Loan and Security Agreement by and between Flents and PNC, as a lender and as agent for the financial institutions party thereto from time to time;

         (c) default in the due observance of any provision of this Note (except as set forth in clause (a) above) and the same shall not be cured within 30 days of written notice from Payee;

         (d) Maker takes any action to terminate, liquidate or dissolve Maker,

         (e) the sale of all or substantially all the assets of Maker, except as may be provided for by, or in connection with, the Credit Agreement or the Revolving Credit, Term Loan and Security Agreement by and between Flents and PNC, as a lender and as agent for the financial institutions party thereto from time to time, then, subject to the terms and provisions of the Subordination Agreement, and in any such event, at any time thereafter, if any Event of Default shall then be continuing, Payee may by written notice to Maker declare the principal, accrued interest and any other amounts owing under this Note to be immediately due and payable (except that in case of an Event of Default under paragraphs (b) through (c) above no such additional notice shall be required and such acceleration shall be automatic upon the occurrence of such Event of Default), and in such case the same shall be paid immediately in full. If any payment of interest is not paid by the end of 7 calendar days after the date when due and payable hereunder, Maker shall promptly pay to Payee a late charge equal to 2% of the amount of the overdue payment. Maker acknowledges that such charge is a reasonable estimate of the additional cost to be incurred by Payee on account of a late payment. Interest shall accrue and compound on all interest payments not paid and past due, after expiration of any applicable grace period provided herein, whether or not an Event of Default has occurred, at the Base Rate.

         Subject to the terms and provisions of the Subordination Agreement, in case any one or more defaults hereunder shall occur and be continuing, Payee may proceed to protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Note or in aid of the exercise of any power granted in this Note or to enforce any other legal or equitable right of Payee. Subject to the terms and provisions of the Subordination Agreement, after an Event of Default, Maker shall pay to Payee immediately upon written demand therefor any amounts reasonably expended or incurred by Payee in collecting any amount due hereunder, including, without limitation, reasonable attorneys' fees and costs, whether or not any legal action is instituted in connection therewith, including interest on all such amounts from the date demanded until the date paid.

         Notwithstanding anything in this Note to the contrary, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment to the indebtedness (the "Senior Debt") of the Maker for money borrowed, whether outstanding at the date of this Note or incurred after the date of this Note, from any recognized financial institution. If any event of default shall occur under any Senior Debt, then the holders of the Senior Debt shall be entitled to receive payment in full of all principal and interest on the Senior Debt before the holders of this Note are entitled to receive any payment on account of principal or interest on this Note.

         This Note (a) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Payee and (b) shall be binding upon Maker, its successors and assigns, and shall inure to the benefit of and be enforceable by Payee, its successors and assigns. No promises or representations have been made by Payee in connection herewith except as expressly set forth herein. Maker hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, except as expressly set forth herein.

         Subject to the terms and provisions of the Subordination Agreement, this Note shall be paid in full without any offset or deduction for any claim, counterclaim or defense of any kind whatsoever, the right to raise any of which is waived by Maker. Maker also hereby waives the right to trial by jury in any litigation related to this Note.

         This Note shall be construed and governed in all respects by the laws of the State of Michigan applicable to contracts made and to be performed therein.

         If any provision of this Note is deemed to be invalid, illegal, or unenforceable, the balance of this Note shall remain in full force and effect.

         Any notice or communication required or sent in connection with this Note shall be effective when signed for or refused by addressee if sent by first class mail, postage prepaid, or the next day if sent by overnight courier providing for a return receipt, addressed, if to the Payee at: 5301 South Graham Road, St. Charles, MI 48655, and if to the Maker at: 1 Executive Boulevard, Yonkers, NY 10701, any such address may be changed by sending notice of such change at least 10 days prior to the effective date of the change.

         As a further inducement to the Payee to accept this Note, Maker, acknowledging that Payee is relying on the covenants in this paragraph, covenants and agrees that: in any action or proceeding brought on, under or in connection with or relating to this Note, any legal suit arising out of or in connection with this Note may be instituted in any Federal or State Court in the State of Michigan, City of Detroit; Maker waives any objection it may now or hereafter have to such venue in any legal suit; irrevocably submits to the jurisdiction of any such Court in any such suit; agrees not to bring any such suit, action or other proceeding in any other jurisdiction; and agrees that service of process may be effected therein by the same means as notices may be given as hereinabove provided.

         This Agreement shall not be assignable by Maker otherwise than by operation of law without the prior written consent of Payee, and any purported assignment without such prior written consent shall be void.

         IN WITNESS WHEREOF, Maker has caused this Note to executed by its duly authorized officer on the day and year first above written.


                                PTI HOLDING INC.




By:/s/ Meredith Birrittella
Name:  Meredith Birrittella
Title: C.E.O.


         AGREED as to paragraph 3 of this Note.


 PROTECTIVE TECHNOLOGIES
 INTERNATIONAL, INC.




By:/s/ Meredith Birrittella
Name:  Meredith Birrittella
Title: C.E.O.

EXHIBIT 3


                           REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT



                         PNC BANK, NATIONAL ASSOCIATION
                            (AS LENDER AND AS AGENT)



                                      WITH



                            FLENTS PRODUCTS CO., INC.
                                   (BORROWER)



                                 APRIL 14, 1999




                                Table of Contents

                                                                                                               Page

I.       DEFINITIONS.............................................................................................1
         1.1.     Accounting Terms...............................................................................1
         1.2.     General Terms..................................................................................1
         1.3.     Uniform Commercial Code Terms.................................................................21
         1.4.     Certain Matters of Construction...............................................................21
II.      ADVANCES, PAYMENTS.....................................................................................21
         2.1.     (a) Revolving Advances........................................................................21
                  (b)    Discretionary Rights...................................................................22
         2.2.     Procedure for Revolving Advances Borrowing....................................................22
         2.3.     Disbursement of Advance Proceeds..............................................................24
         2.4.     Term Loan.....................................................................................24
         2.5.     Maximum Advances..............................................................................24
         2.6.     Repayment of Advances.........................................................................24
         2.7.     Repayment of Excess Advances..................................................................25
         2.8.     Statement of Account..........................................................................25
         2.9.     Letters of Credit.............................................................................25
         2.10.    Issuance of Letters of Credit.................................................................26
         2.11.    Requirements For Issuance of Letters of Credit................................................26
         2.12.    Additional Payments...........................................................................27
         2.13.    Manner of Borrowing and Payment...............................................................27
         2.14.    Mandatory Prepayments.........................................................................29
         2.15.    Use of Proceeds...............................................................................30
         2.16.    Defaulting Lender.............................................................................30
III.     INTEREST AND FEES......................................................................................31
         3.1.     Interest......................................................................................31
         3.2.     Letter of Credit Fees.........................................................................31
         3.3.     Fee Letter....................................................................................32
         3.4.     Facility Fee..................................................................................32
         3.5.     Computation of Interest and Fees..............................................................32
         3.6.     Maximum Charges...............................................................................32
         3.7.     Increased Costs...............................................................................33
         3.8.     Basis For Determining Interest Rate Inadequate or Unfair......................................33
         3.9.     Capital Adequacy..............................................................................34
IV.      COLLATERAL; GENERAL TERMS..............................................................................35
         4.1.     Security Interest in the Collateral...........................................................35
         4.2.     Perfection of Security Interest...............................................................35
         4.3.     Disposition of Collateral.....................................................................35
         4.4.     Preservation of Collateral....................................................................35
         4.5.     Ownership and Location of Collateral..........................................................36
         4.6.     Defense of Agent's and Lenders' Interests.....................................................36
         4.7.     Books and Records.............................................................................37
         4.8.     Financial Disclosure..........................................................................37
         4.9.     Compliance with Laws..........................................................................37
         4.10.    Inspection of Premises........................................................................38
         4.11.    Insurance.....................................................................................38
         4.12.    Failure to Pay Insurance......................................................................39
         4.13.    Payment of Taxes..............................................................................39
         4.14.    Payment of Leasehold Obligations..............................................................39
         4.15.    Receivables...................................................................................40
                  (a)    Nature of Receivables..................................................................40
                  (b)    Solvency of Customers..................................................................40
                  (c)    Locations of Executive Offices of Borrower.............................................40
                  (d)    Collection of Receivables..............................................................40
                  (e)    Notification of Assignment of Receivables..............................................40
                  (f)    Power of Agent to Act on Borrower's Behalf.............................................40
                  (g)    No Liability...........................................................................41
                  (h)    Establishment of a Lockbox Account, Dominion Account...................................41
                  (i)    Adjustments............................................................................42
         4.16.    Inventory.....................................................................................42
         4.17.    Maintenance of Equipment......................................................................42
         4.18.    Exculpation of Liability......................................................................42
         4.19.    Environmental Matters.........................................................................42
         4.20.    Financing Statements..........................................................................44
V.       REPRESENTATIONS AND WARRANTIES.........................................................................44
         5.1.     Authority; Enforceable Obligations............................................................44
         5.2.     Formation and Qualification...................................................................45
         5.3.     Survival of Representations and Warranties....................................................45
         5.4.     Tax Returns...................................................................................45
         5.5.     Financial Statements..........................................................................46
         5.6.     Corporate Name and Locations..................................................................47
         5.7.     O.S.H.A. and Environmental Compliance.........................................................47
         5.8.     Solvency; No Litigation, Violation, Indebtedness or Default...................................48
         5.9.     Patents, Trademarks, Copyrights and Licenses..................................................49
         5.10.    Licenses and Permits..........................................................................49
         5.11.    Default of Indebtedness.......................................................................49
         5.12.    No Default....................................................................................50
         5.13.    No Burdensome Restrictions....................................................................50
         5.14.    No Labor Disputes.............................................................................50
         5.15.    Margin Regulations............................................................................50
         5.16.    Investment Company Act........................................................................50
         5.17.    Disclosure....................................................................................50
         5.18.    Delivery of Acquisition Documentation, Mezzanine Documentation and Equity Purchase
                  Documentation.................................................................................50
         5.19.    Swaps.........................................................................................51
         5.20.    Conflicting Agreements........................................................................51
         5.21.    Application of Certain Laws and Regulations...................................................51
         5.22.    Business and Property of Borrower.............................................................51
         5.23.    Year 2000.....................................................................................51
VI.      AFFIRMATIVE COVENANTS..................................................................................51
         6.1.     Payment of Fees...............................................................................51
         6.2.     Conduct of Business and Maintenance of Existence and Assets...................................51
         6.3.     Violations....................................................................................52
         6.4.     Government Receivables........................................................................52
         6.5.     Net Worth.....................................................................................52
         6.6.     Leverage Ratio................................................................................52
         6.7.     Fixed Charge Coverage Ratio...................................................................53
         6.8.     Execution of Supplemental Instruments.........................................................53
         6.9.     Payment of Indebtedness.......................................................................53
         6.10.    Standards of Financial Statements.............................................................53
         6.11.    Exercise of Rights............................................................................53
         6.12.    Year 2000 Problem.............................................................................53
VII.     NEGATIVE COVENANTS.....................................................................................53
         7.1.     Merger, Consolidation, Acquisition and Sale of Assets.........................................54
         7.2.     Creation of Liens.............................................................................54
         7.3.     Guarantees....................................................................................54
         7.4.     Investments...................................................................................54
         7.5.     Loans.........................................................................................54
         7.6.     Capital Expenditures..........................................................................54
         7.7.     Dividends.....................................................................................54
         7.8.     Indebtedness..................................................................................55
         7.9.     Nature of Business............................................................................55
         7.10.    Transactions with Affiliates..................................................................55
         7.11.    Leases........................................................................................56
         7.12.    Subsidiaries..................................................................................56
         7.13.    Fiscal Year and Accounting Changes............................................................56
         7.14.    Pledge of Credit..............................................................................56
         7.15.    Amendment of Articles of Incorporation, By-Laws...............................................56
         7.16.    Compliance with ERISA.........................................................................56
         7.17.    Prepayment of Indebtedness....................................................................57
         7.18.    Subordinated Note; Seller Notes...............................................................57
         7.19.    Other Agreements..............................................................................57
VIII.    CONDITIONS PRECEDENT...................................................................................57
         8.1.     Conditions to Initial Advances................................................................57
                  (a)    Note...................................................................................57
                  (b)    Filings, Registrations and Recordings..................................................57
                  (c)    Corporate Proceedings..................................................................58
                  (d)    Incumbency Certificates................................................................58
                  (e)    Certificates...........................................................................58
                  (f)    Good Standing Certificates.............................................................58
                  (g)    Legal Opinion..........................................................................58
                  (h)    No Litigation..........................................................................58
                  (i)    Financial Condition Certificates.......................................................59
                  (j)    Collateral Examination.................................................................59
                  (k)    Fees...................................................................................59
                  (l)    Pro Forma Financial Statements.........................................................59
                  (m)    Acquisition,Mezzanine and Equity Documents.............................................59
                  (n)    Subordination Agreements...............................................................59
                  (o)    Pledge Agreement.......................................................................60
                  (p)    Pledge Agreement.......................................................................60
                  (q)    Insurance..............................................................................60
                  (r)    Payment Instructions...................................................................60
                  (s)    Blocked Accounts.......................................................................60
                  (t)    Consents...............................................................................60
                  (u)    No Adverse Material Change.............................................................60
                  (v)    Leasehold Agreements...................................................................60
                  (w)    Guarantees and Other Documents.........................................................60
                  (x)    Net Worth..............................................................................60
                  (y)    Contract Review........................................................................61
                  (z)    Closing Certificate....................................................................61
                  (aa)   Borrowing Base.........................................................................61
                  (bb)   Compliance with Laws...................................................................61
                  (cc)   Other..................................................................................61
         8.2.     Conditions to Each Advance....................................................................61
                  (a)    Representations and Warranties.........................................................61
                  (b)    No Default.............................................................................61
                  (c)    Maximum Advances.......................................................................62
IX.      INFORMATION AS TO BORROWER.............................................................................62
         9.1.     Disclosure of Material Matters................................................................62
         9.2.     Schedules.....................................................................................62
         9.3.     Environmental Reports.........................................................................62
         9.4.     Litigation....................................................................................63
         9.5.     Material Occurrences..........................................................................63
         9.6.     Government Receivables........................................................................63
         9.7.     Annual Financial Statements...................................................................63
         9.8.     Quarterly Financial Statements................................................................64
         9.9.     Monthly Financial Statements..................................................................64
         9.10.    Other Reports.................................................................................64
         9.11.    Additional Information........................................................................65
         9.12.    Projected Operating Budget....................................................................65
         9.13.    Variances From Operating Budget...............................................................65
         9.14.    Notice of Suits, Adverse Events...............................................................65
         9.15.    ERISA Notices and Requests....................................................................65
         9.16.    Additional Documents..........................................................................66
X.       EVENTS OF DEFAULT......................................................................................66
XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.............................................................69
         11.1.    Rights and Remedies...........................................................................69
         11.2.    Agent's Discretion............................................................................70
         11.3.    Setoff........................................................................................70
         11.4.    Rights and Remedies not Exclusive.............................................................70
XII.     WAIVERS AND JUDICIAL PROCEEDINGS.......................................................................71
         12.1.    Waiver of Notice..............................................................................71
         12.2.    Delay.........................................................................................71
         12.3.    Jury Waiver...................................................................................71
XIII.    EFFECTIVE DATE AND TERMINATION.........................................................................71
         13.1.    Term..........................................................................................71
         13.2.    Termination...................................................................................72
XIV.     REGARDING AGENT........................................................................................73
         14.1.    Appointment...................................................................................73
         14.2.    Nature of Duties..............................................................................73
         14.3.    Lack of Reliance on Agent and Resignation.....................................................73
         14.4.    Certain Rights of Agent.......................................................................74
         14.5.    Reliance......................................................................................74
         14.6.    Notice of Default.............................................................................74
         14.7.    Indemnification...............................................................................75
         14.8.    Agent in its Individual Capacity..............................................................75
         14.9.    Delivery of Documents.........................................................................75
         14.10.   Borrower's Undertaking to Agent...............................................................75
XV.      MISCELLANEOUS..........................................................................................75
         15.1.    Governing Law.................................................................................75
         15.2.    Entire Understanding..........................................................................76
         15.3.    Successors and Assigns; Participations; New Lenders...........................................78
         15.4.    Application of Payments.......................................................................79
         15.5.    Indemnity.....................................................................................79
         15.6.    Notice........................................................................................79
         15.7.    Survival......................................................................................80
         15.8.    Severability..................................................................................80
         15.9.    Expenses......................................................................................81
         15.10.   Injunctive Relief.............................................................................81
         15.11.   Consequential Damages.........................................................................81
         15.12.   Captions......................................................................................81
         15.13.   Counterparts; Telecopied Signatures...........................................................81
         15.14.   Construction..................................................................................81
         15.15.   Confidentiality; Sharing Information..........................................................81
         15.16.   Publicity.....................................................................................82



                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT


         Revolving Credit, Term Loan and Security Agreement dated April 14, 1999 among Flents Products Co., Inc., a corporation organized under the laws of the State of Delaware ("Borrower"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

I.       DEFINITIONS.

         1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Holdings for the fiscal year ended December 31, 1998.

1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Accountants" shall have the meaning set forth in Section 9.7 hereof.

                  "Acquisition Agreement" shall mean the Asset Purchase Agreement including all exhibits and schedules thereto dated as of January 8, 1999 by and among Karlen, the other parties named therein as Shareholders of Karlen (collectively, "Seller") as seller and Borrower, as Purchaser, as amended by Amendment dated as of April 14, 1999.

                  "Acquisition Documentation" shall mean, collectively, the Acquisition Agreement and all other agreements, instruments and documents executed in connection therewith, including, without limitation, the Seller Note.

                  "Advances" shall mean and include the Revolving Advances, Letters of Credit, and the Term Loan.

                  "Advance Rates" shall have the meaning set forth in Section
                   2.1(a) hereof.

                  "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 5% or more of the Stock having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Stock, contract or otherwise.

                  "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Agreement" shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin" shall mean (i) with respect to Revolving Advances and Standby Letter of Credit fees, (x) for the period through and including March 31, 2000, 2.75% and (y) after March 31, 2000, 2.75% unless, with respect to any fiscal quarter ending thereafter, if the Fixed Charge Coverage Ratio for the four fiscal quarters ending as of the end of each of the two consecutive fiscal quarters immediately preceding such fiscal quarter is as set forth below (and provided that Agent has received the quarterly financial statements and required calculations for such fiscal quarters pursuant to
Section 9.8), then the Applicable Margin for such fiscal quarter shall be adjusted commencing 5 Business Days after receipt of such financial statements by Agent to the applicable percentage set forth below:

   Fixed Charge Coverage Ratio:                         Applicable Margin:

      1.50:1.00 to 1.99:1.00                                  2.50%

       Equal to or greater                                    2.25%
        than 2.00 to 1.00


                  and (ii) with respect to the Term Loan, (x) for the period through and including March 31, 2000, 3.50% and (y) after March 31, 2000, 3.50% unless, with respect to any fiscal quarter ending thereafter, if the Fixed Charge Coverage Ratio for the four fiscal quarters ending as of the end of each of the two consecutive fiscal quarters immediately preceding such fiscal quarter is as set forth below (and provided that Agent has received the quarterly financial statements and required calculations for such fiscal quarters pursuant to Section 9.8), then the Applicable Margin for such fiscal quarter shall be adjusted commencing 5 Business Days after receipt of such financial statements by Agent to the applicable percentage set forth below:

     Fixed Charge Coverage Ratio:                         Applicable Margin:

        1.50:1.00 to 1.99:1.00                                  3.25%

         Equal to or greater                                    3.00%
          Than 2.00 to 1.00


                  If any financial statement referred to in (i) or (ii) above is not delivered within the required time periods, then, until so delivered, the Fixed Charge Coverage Ratio for such fiscal period (or portion thereof) shall, for the purpose of this definition, be deemed to be less than or equal to 1.49 to 1.00.

                "Authority" shall have the meaning set forth in Section 4.19(d).

                  "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

                  "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                  "Borrower's Account" shall have the meaning set forth in
Section 2.8.

                  "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

                  "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Holdings to a Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) who are not an Original Owner, (b) any merger or consolidation of or with Holdings which results in a transfer of control of Holdings to a Person who is not an Original Owner, (c) Meredith Birrittella (or any successor who is reasonably satisfactory to Agent) ceases to be the Chief Executive Officer, (d) Meredith Birrittella ceases to be a director of Holdings (other than by reason of death or disability) or (e) the Original Owner ceases to own at least 500,000 shares (as adjusted for any stock split, reverse split, stock dividend, reclassification or similar event) of the outstanding voting Stock of Holdings. For purposes of this definition, "control of Holdings" shall mean the power, direct or indirect (x) to vote 50% or more of the Stock having ordinary voting power for the election of directors of Holdings or (y) to direct or cause the direction of the management and policies of Holdings by ownership of Stock, contract or otherwise. In addition, "Change of Control" shall mean and include any event constituting a "Change of Control" as defined in the Securities Purchase Agreement.

                  "Change of Ownership," subject to the proviso set forth at the end of this sentence, shall mean 76% of the outstanding voting Stock of Borrower is no longer owned by Holdings or the approval by Holdings of the sale of any outstanding voting Stock of Borrower or 18% of outstanding voting Stock of Borrower is no longer owed by the Management Investors or a majority of the Board of Directors of Borrower shall consist of Persons other than Continuing Directors (the term Continuing Director shall mean any member of the Board of Directors of Borrower on the Closing Date, any member of the Board of Directors appointed pursuant to Section 6.1 of the Shareholders Agreement as in effect on the date hereof and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are the members of the Board of Directors of Borrower; provided that it shall not be a Change of Ownership solely as a result of any or all of (i) the acquisition by the Mezzanine Lender of 22% or less of the voting Stock of Borrower (or such other number of shares of the voting Stock pursuant to the anti-dilution adjustments in such Warrants as in effect on the date hereof) pursuant to the exercise of the Warrants, (ii) the exercise of options (as in effect on the date hereof) to purchase common stock of Borrower granted to Timothy Drumhiller pursuant to the terms of the employment agreement between Mr. Drumhiller and Borrower dated the date hereof (the "Employment Agreement") or (iii) the exercise of other employee options to purchase common stock of Borrower in an aggregate amount for all such options not to exceed 10% of the voting Stock of Borrower (on a fully diluted basis) pursuant to any employee stock option plan approved by the Board of Directors of Borrower).

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty
Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

                  "Closing Date" shall mean April 14, 1999 or such other date as may be agreed to by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

                           (a)      all Receivables;

                           (b)      all Equipment;

                           (c)      all General Intangibles;

                           (d)      all Inventory;

                           (e)      the Leasehold Interests;

                           (f)      all of Borrower's right, title and interest
in and to (i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a Lien as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a Lien or may in the future grant a Lien to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower;

                           (g)    all of Borrower's ledger sheets, ledger cards,
files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e) or (f) of this paragraph; and

                           (h)      all proceeds and products of (a), (b), (c),
(d), (e), (f) and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

                  "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third Persons, domestic or foreign, necessary to carry on Borrower's business, or necessary (including to avoid a conflict or breach under any agreement , instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, the Acquisition Documentation, the Mezzanine Documentation or the Equity Purchase Documentation, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

                  "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrower and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of Borrower, (b) any shares of stock issued by an Affiliate of Borrower, or (c) the cash surrender value of any life insurance policy.

                  "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of Borrower payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

                  "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

                  "Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

                  "Defaulting Lender" shall have the meaning set forth in
                   Section 2.16(a) hereof.

                  "Depository Accounts" shall have the meaning set forth in
                   Section 4.15(h) hereof.

                  "Documents" shall have the meaning set forth in Section 8.1(c)
                   hereof.

                  "Dollar"  and the  sign "$"  shall  mean  lawful  money of the
                   United States of America.

                  "Domestic  Rate  Loan"  shall  mean  any  Advance  that  bears interest based upon the Base Rate.

                  "Early  Termination  Date" shall have the meaning set forth in
                   Section 13.1 hereof.

                  "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrower for such period (excluding extraordinary gains or non-cash losses), plus (ii) all interest expense of Borrower for such period, plus (iii) all charges against income of Borrower for such period for federal, state and local taxes actually paid.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

                  "Eligible Inventory" shall mean and include Inventory excluding work in process, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof. Without limiting the generality of the foregoing, Eligible Inventory shall not include (x) Inventory located at the premises of subcontractors or vendors for processing or otherwise or (y) Inventory located at warehouses or leased premises unless Agent has received consents and waivers, in form and substance satisfactory to Agent, from such third parties with respect to such Inventory and such Inventory is otherwise subject to a perfected, first priority security interest in favor of Agent (including, without limitation, in the case of warehouses that all warehouse receipts or other negotiable instruments in respect of such Inventory have been duly endorsed for transfer and delivered to Agent). Subject to the foregoing, Eligible Inventory shall include Inventory in-transit for which title has passed to Borrower, which is insured to the full value thereof and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent's name.

                  "Eligible Receivables" shall mean and include with respect to Borrower, each Receivable of Borrower arising in the ordinary course of Borrower's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

                  (a)......it arises out of a sale made by Borrower to an
Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

                  (b)......(i)  in the case of all  Customers  other than Target
(or any of its Affiliates), it is due or unpaid more than (x) sixty (60) days after the original due date or (y) more than one hundred twenty (120) days after the original invoice date; or (ii) in the case of Target (or any of its Affiliates), it is due or unpaid more than (x) seventy-five (75) days after the original due date or (y) more than one hundred thirty-five (135) days after the original invoice date;

                  (c)......fifty  percent (50%) or more of the Receivables  from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

                  (d)......any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                  (e)......the  Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                  (f)......the  sale is to a Customer  outside  the  continental
United States of America and Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

                  (g)......the  sale  to  the  Customer  is on a  bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (h)......Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                  (i)......the Customer is the United States of America, any
state or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (j)......the  goods  giving rise to such  Receivable  have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                  (k)......the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

                  (l)......the  Receivable is subject to any offset,  deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of Borrower or the Receivable is contingent in any respect or for any reason;

                  (m)......Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (n)......shipment of the merchandise or the rendition of
services has not been completed;

                  (o)......any return, rejection or repossession of the
merchandise has occurred;

                  (p)......such Receivable is not payable to Borrower; or

                  (q)......such  Receivable  is not  otherwise  satisfactory  to
Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  "Environment" shall mean navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Compliance Costs" shall mean any expenditures, costs, assessments or expenses (including any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by any Borrower or any Guarantor to be in compliance with any and all requirements, as in effect at the Closing Date, of Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "Equity Purchase Agreement" shall mean the Investment Agreement dated as of April 14, 1999 among Borrower and the Management Investors relating to the purchase by the Management Investors of 18 shares of Common Stock of Borrower for an aggregate consideration of $1,800,000 in cash.

                  "Equity Purchase Documentation" shall mean, collectively, the Equity Purchase Agreement and all other agreements, instruments and documents executed in connection therewith or executed in connection with any of the other Equity Transactions.

                  "Equity Transactions" shall have the meaning set forth in
Section 8.1(m) hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Banker's Association as set forth on Dow Jones Markets Service (formerly known as Telrate) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by
PNC) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by BBA as shown on Eurodollar
             Rate  =  Dow  Jones   Market
             Service display page 3750 or
             appropriate successor 1.00 -
             Reserve Percentage

                  "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Excess Cash Flow" for any fiscal period shall mean EBITDA of Borrower for such fiscal period minus capital expenditures made by Borrower during such fiscal period minus taxes actually paid by Borrower during such fiscal period plus decreases in Working Capital of Borrower for such fiscal period (excluding decreases in Working Capital resulting from any write down of current assets or increase in reserves in accordance with GAAP) minus increases in Working Capital of Borrower during such fiscal period (excluding increases in Working Capital resulting from any write up of current assets or decrease in reserves in accordance with GAAP) minus principal and interest payments under Senior Debt Payments and Subordinated Debt Payments actually paid by Borrower during such fiscal period.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

                  "Fee Letter" shall mean the fee letter dated the Closing Date between Borrower and PNC.

                  "Fixed Charge Coverage Ratio" shall mean and include for Borrower, with respect to any fiscal period, the ratio of (a) EBITDA for such period minus the sum of (x) capital expenditures made during such period plus
(y) cash taxes actually paid during such period to (b) the sum of (i) all Senior Debt Payments during such period plus (ii) all Subordinated Debt Payments during such period.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "Funded Debt" shall mean, for any period, the sum of (i) the aggregate stated balance sheet amount of all Indebtedness of Borrower as determined in accordance with GAAP (except, if the outstanding face amount of any such Indebtedness is greater than the stated balance sheet amount of such Indebtedness, such face amount shall be deemed to be the stated balance sheet amount for purposes of this calculation) plus, without duplication, (ii) any Indebtedness for borrowed money of any other Person as to which Borrower has created a guarantee or other Contingent Obligation.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Body" shall mean any nation or government, any state, municipality or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Guarantor" shall mean Holdings and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

                  "Guaranty" shall mean any guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for the ratable benefit of Lenders.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                 "Holdings" shall mean PTI Holding Inc., a Delaware corporation.

                 "Holdings Proceeding" shall mean the occurrence of any of the following events: (i) Holdings shall apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) Holdings shall make a general assignment for the benefit of creditors, (iii) Holdings shall commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) Holdings shall be adjudicated a bankrupt or insolvent, (v) Holdings shall file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) Holdings shall acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, (vii) Holdings shall take any action for the purpose of effecting any of the foregoing, or (viii) Holdings shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  "Intercompany Note" shall have the meaning set forth in
Section 7.8 hereof.

                  "Intercreditor Agreement" shall mean the Intercreditor and Subordination Agreement of even date herewith between Agent and Holdings.

                  "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

                  "Inventory" shall mean and include all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory  Advance  Rate" shall have the meaning set forth in
Section 2.1(a)(y)(ii) hereof.

                  "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

                  "Karlen" shall mean Karlen Manufacturing, Inc., a Michigan corporation.

                  "Karlen   Acquisition"   shall   mean   the   acquisition   of
substantially all of the assets of Karlen by Borrower pursuant to the Acquisition Agreement.

                  "Leasehold Interests" shall mean all of Borrower's right, title and interest in and to (a) the premises located at 5401 South Graham Road, Swan Creek Township, Saginaw County Michigan and (b) any and all other real property now or hereafter leased by Borrower.

                  "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                  "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2.

                  "Letters of Credit" shall have the meaning set forth in
Section 2.9.

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of Funded Debt on such date to EBITDA for any fiscal period ending on such date.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Management Agreement" shall mean the management agreement of even date herewith between Borrower and PTI as amended from time to time in accordance with its terms.

                  "Management Equity Transactions" shall have the meaning set forth in Section 8.1(m) hereof.

                  "Management Investors" shall mean Meredith Birrittella and Warren Schaeffer.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of the applicable Person or Persons, (b) Borrower's ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                  "Maximum Revolving Advance Amount" shall mean $6,000,000.

                  "Mezzanine Documentation" shall mean the Securities Purchase Agreement, the Subordinated Note, the Warrants, the Shareholders Agreement and all other agreements, instruments and documents executed in connection therewith, each as amended from time to time in accordance with their terms.

                  "Mezzanine Lender" shall mean The 1818 Mezzanine Fund, an Affiliate of Brown Brothers Harriman and Co., a New York limited partnership.

                  "Monthly Advances" shall have the meaning set forth in Section
3.1 hereof.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Net Worth" at a particular date, shall mean all amounts which would be included under stockholders' equity on a balance sheet of Borrower determined in accordance with GAAP as at such date.

                  "Note" shall mean collectively, the Term Note and the Revolving Credit Note.

                  "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender (excluding accounts payable to any such direct or indirect subsidiary or affiliate of Agent or any Lender that is a supplier or other vendor of Borrower of goods in the ordinary course of business) of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of Borrower to Agent or Lenders to perform acts or refrain from taking any action.

                  "Original Owner" shall mean Meredith Birrittella.

                  "Other Documents" shall mean the Note, the Questionnaire, any Guaranty, the Pledge Agreement, the Subordination Agreements, Intercreditor Agreement, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the Stock having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Parent Equity Investment" shall have the meaning set forth in
Section 8.1(m) hereof.

                  "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Permit" shall mean any license, permit, exemption, consent, waiver, authorization, right, order or approval of, and required registration with, any Governmental Body.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets or equipment hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2.

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Holdings in favor of Agent securing the Guaranty of Holdings.

                  "Pro Forma Balance  Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

                  "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b) hereof.

                  "Projections" shall have the meaning set forth in Section 5.5
(b) hereof.

                  "PTI" shall mean Protective Technologies International Inc., a New York corporation and wholly-owned subsidiary of Holdings.

                  "Purchasing Lender" shall have the meaning set forth in
Section 15.3 hereof.

                  "Questionnaire"  shall  mean  the  Documentation   Information
Questionnaire and the responses thereto provided by Borrower and delivered to Agent.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all of the owned and leased real property (and improvements thereon) identified on Schedule 4.5 hereto.

                  "Receivables" shall mean and include, as to Borrower, all of Borrower's accounts, contract rights, instruments (including those evidencing Indebtedness owed to Borrower by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                  "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

                  "Release" shall have the meaning set forth in Section 5.7(c)
(i) hereof.

                  "Remedial Action" shall mean all actions, whether voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment; (ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

                  "Reportable  Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

                  "Required Lenders" shall mean Lenders holding at least sixty-six percent (66%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six percent (66%) of the Commitment Percentages.

                  "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

                  "Revolving Advances" shall mean Advances made other than Letters of Credit and the Term Loan.

                  "Revolving   Credit  Note"  shall  mean,   collectively,   the
promissory notes referred to in Section 2.1(a) hereof.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus one-quarter of one percent (.25%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

                  "Securities Purchase Agreement" shall mean the Securities Purchase Agreement of even date herewith between Borrower and Mezzanine Lender, as it may be amended in accordance with its terms.

                  "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  "Senior Debt Payments" shall mean and include all cash actually expended by Borrower to make (a) interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money, including without limitation the Intercompany Note.

                  "Seller Note" shall mean the subordinated promissory note of Holdings dated as of the date hereof in the aggregate principal sum of $1,000,000 and issued to the Seller pursuant to the Acquisition Agreement.

                  "Senior Subordinated Security Agreement" shall mean that certain Senior Subordinated Security Agreement of even date herewith between Holdings and Borrower.

                  "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "Shareholders   Agreement"   shall   mean  the   Shareholders'
Agreement among Holdings, Borrower, Mezzanine Lender, the Original Owner and Warren Schaeffer, as it may be amended in accordance with its terms.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests, member interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or other entity whether voting or nonvoting, including without limitation common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Note.

                  "Subordinated Loan" shall mean the loan evidenced by the Subordinated Note.

                  "Subordinated Note" shall mean, collectively, the subordinated promissory note issued by Borrower in favor of Mezzanine Lender dated of even date herewith in the aggregate principal sum of $8,000,000.

                  "Subordination Agreement" shall mean, collectively, the Subordination Agreement of even date herewith between Agent and Mezzanine Lender and acknowledged and agreed to by Borrower, and the Subordination Agreement dated of even date herewith among Agent, Holdings and the Seller, each as amended, supplemented or otherwise modified from time to time.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                 "Term" shall have the meaning set forth in Section 13.1 hereof.

                 "Term Loan" shall mean the Advances  made  pursuant to Section
2.4 hereof.

                  "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus three-fourths of one percent (.75%) with respect to Domestic Rate Loans or (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

                  "Term  Note"  shall  mean the  promissory  note  described  in
Section 2.4 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Transactions" shall have the meaning set forth in Section 5.5 hereof.
                  "Transferee" shall have the meaning set forth in Section 15.3
(b) hereof.

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing Borrower's trade creditors which are more than sixty (60) days past their due date, plus (iii) fees and expenses for which Borrower is liable but which have not been paid or charged to Borrower's Account.

                  "Uniform  Commercial Code" shall have the meaning set forth in
Section 1.3 hereof.

                  "Warrants" shall mean those Warrants of Borrower issued to the Mezzanine Lender on the Closing Date pursuant to the Mezzanine Documentation.

                  "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

                  "Working Capital" at a particular date, shall mean the excess, if any, of Current Assets over Current Liabilities at such date.

                  "Year  2000  Problem"  shall  have the  meaning  set  forth in
Section 5.23 hereof.

         1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein.

         1.4. Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." All references to "shall" and "will" are intended to have the same meaning. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or breach of a representation and warranty hereunder.

II.      ADVANCES, PAYMENTS.

         2.1.  (a)......Revolving  Advances. Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

                  (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                  (ii) up to the lesser of (A) 60%, subject to the provisions of
                  Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $3,000,000 in the aggregate at any one time, minus

                  (iii) the aggregate amount of outstanding Letters of Credit, minus

                  (iv) such reserves as Agent may reasonably deem proper and necessary from time to time.

         The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) the sum of Section 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount." The Revolving Advances shall be evidenced one or more secured promissory notes (collectively, "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b)......Discretionary   Rights.  The  Advance  Rates  may  be
increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower.

         2.2.     Procedure for Revolving Advances Borrowing.

                  (a)......Borrower  may notify  Agent  prior to 11:00 a.m. on a
Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder, which Revolving Advance shall be a minimum amount of $250,000 and in integral multiples of $50,000 and which request shall be irrevocable. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

                  (b)......Notwithstanding  the provisions of (a) above,  in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be a minimum amount of $250,000 and in integral multiples of $50,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                  (c)......Each  Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

         Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

                  (d)......Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

                  (e)......At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

                  (f)......Borrower  shall  indemnify Agent and Lenders and hold
Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

                  (g)......Notwithstanding  any other provision  hereof,  if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

         2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to Borrower's operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4. Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrower in the sum equal to such Lender's Commitment Percentage of $4,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: in equal monthly installments of $66,667.00 each, commencing on May 1, 1999 and on the first day of each month thereafter, with the outstanding principal balance, together with accrued interest and charges due and payable on the last day of the Term and shall be evidenced by a secured promissory note (the "Term Note") in substantially the form attached hereto as Exhibit 2.4.

         2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

         2.6.     Repayment of Advances.

                  (a)......The  Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note.

                  (b)......Borrower  recognizes  that the amounts  evidenced  by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after the Business Day Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c)......All  payments  (including  prepayments) of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent on behalf of the Lenders at the Payment Office not later than 1:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2 hereof.

                  (d)......Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within forty five (45) days after such statement is received by Borrower. The records of Agent with respect to Borrower's Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9. Letters of Credit. Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $1,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

         2.10.    Issuance of Letters of Credit.

                  (a)......Borrower  may  request  Agent to  issue or cause  the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

                  (b)......Each  Letter of Credit shall, among other things, (i)
provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months, except Stand-By Letters of Credit which may have an expiry date not later than twelve (12) months, in cash case after such Letter of Credit's date of issuance, and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c)......Agent  shall  use its  reasonable  efforts  to notify
Lenders of the request by Borrower for a Letter of Credit hereunder.

         2.11.    Requirements For Issuance of Letters of Credit.

                  (a)......In  connection  with the  issuance  of any  Letter of
Credit Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for
Borrower.  Borrower  shall be bound by Agent's or any Issuer's  regulations  and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct.

                  (b)......Borrower  shall  authorize  and  direct any Issuer to name Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (c)......In  connection  with all Letters of Credit  issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d)......Each  Lender  shall to the  extent of the  percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.12. Additional Payments. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

         2.13.    Manner of Borrowing and Payment.

                  (a)......Each   borrowing  of  Revolving   Advances  shall  be
advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the Commitment Percentages of Lenders.

                  (b)......Each  payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds, and otherwise shall be made in accordance with the terms and conditions hereof, including Sections 2.6 and 2.7 hereof.

                  (c)......(i)   Notwithstanding   anything   to  the   contrary
contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii)   Each Lender shall be entitled to earn interest
at the applicable Contract Rate on outstanding Advances which it has funded.

                           (iii) Promptly  following each Settlement Date, Agent
shall submit to each Lender a
certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d)......If any Lender or Participant (a "benefitted  Lender")
shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e)......Unless  Agent shall have been  notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

         2.14.    Mandatory Prepayments.

                  (a)......Subject to Section 4.3 hereof, when Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied
(x) first, to the outstanding principal installments of the Term Loan, in the inverse order of the maturities thereof, and (y) second, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the provisions of this Section 2.14(a), but subject to all other provisions hereof including, without limitation, Sections 2.14(b) and 4.15(h) hereof, solely for purposes of this Section 2.14(a), the license of Borrower's intellectual property, which intellectual property is not used by Borrower in its business as presently conducted, shall not be deemed a sale or disposition of Collateral.

                  (b)......Borrower  shall prepay the outstanding  amount of the
Advances in an amount equal to 50% of Excess Cash Flow for each fiscal year commencing on or after December 31, 1999, payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one-hundred and five (105) days after the end of each such fiscal year, which amount shall be applied first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrower shall make the prepayment required by this Section 2.14(b), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrower to deliver such financial statement.

         2.15.    Use of Proceeds.

                  (a) Borrower shall apply the proceeds of Advances to (i) fund, in part, the Karlen Acquisition, (ii) repay existing indebtedness owed to Key Bank of New York, (iii) pay fees and expenses relating to this transaction, and
(iv) to provide for its general corporate purposes and working capital needs not prohibited by the terms of this Agreement including, without limitation, payments of interest and certain fees and expenses payable to the Mezzanine Lender not prohibited by the terms of this Agreement or the Subordination Agreement with Mezzanine Lender.

                  (b) Without limiting the generality of Section 2.15(a) above, neither Borrower, the Guarantors nor any other person which may in the future become party to this Agreement or the Other Documents as Borrower or Guarantor, intend to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

         2.16.    Defaulting Lender.

                  (a)......Notwithstanding  anything to the  contrary  contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

                  (b)......Advances shall be incurred pro rata from Lenders (the
"Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c)......A  Defaulting  Lender  shall not be  entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders," a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d)......Other  than as  expressly  set forth in this  Section
2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e)......In the event a Defaulting Lender  retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

         3.1. Interest. Interest on Advances shall be payable in arrears on the first Business Day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (the "Default Rate").

         3.2.     Letter of Credit Fees.

                  (a)......Borrower  shall pay (x) to Agent,  for the benefit of
Lenders, fees for each Letter of Credit ("Issuing Fees") for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to (i) with respect to Documentary Letters of Credit, to the average daily face amount of each outstanding Documentary Letter of Credit multiplied by one-half percent (0.50%) per annum, or (ii) with respect to Standby Letters of Credit, the average daily face amount of each outstanding Standby Letter of Credit multiplied by the Applicable Margin per annum, in each case such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees including Issuing Fees, the "Letter of Credit Fees"). Notwithstanding the foregoing, one-quarter of one percent (0.25%) of each Issuing Fee shall only be for the account of Agent as a fronting fee. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  At any time following the occurrence and during the continuance of an Event of Default, at Agent's request, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. Fee Letter. Borrower shall pay the fees set forth in the Fee Letter in accordance with the provisions thereof.

         3.4. Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three-eighths of one percent (.375%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each month. For purposes of calculating such fees, the amount drawable under a Letter of Credit shall be added to such daily unpaid balance.

         3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate for Domestic Rate Loans during such extension.

         3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a)......subject  Agent or any  Lender  to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b)......impose,   modify  or  hold  applicable  any  reserve,
special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c)......impose on Agent or any Lender or the London interbank
Eurodollar market any other condition with respect to this Agreement or any Other Document;

                  and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

         3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

                  (a)......reasonable means do not exist for ascertaining the
Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

                  (b)......Dollar  deposits in the  relevant  amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

                  then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two
(2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9.     Capital Adequacy.

                  (a)......In  the event  that  Agent or any  Lender  shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction in regard to this Agreement. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b)......A  certificate  of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

IV.      COLLATERAL; GENERAL TERMS

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to and lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and lien and shall cause its financial statements to reflect such security interest and lien.

         4.2. Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest and lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers,
(iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest and lien under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with Section 9-402(2) of Uniform Commercial Code. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3. Disposition of Collateral. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete or worn out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent as a prepayment pursuant to Section 2.14(a) hereof.

         4.4. Preservation of Collateral. Following the occurrence of a Default (in the case of a Default, only if the Agent deems it necessary to protect its or any Lender's interest in and to preserve the Collateral) or an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof,
Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's or any Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral pursuant to this Agreement, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

         4.5. Ownership and Location of Collateral. (a) With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (i) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same.

                  (b)......Borrower's  Inventory and Equipment  shall be located as set forth on Schedule 4.5 or any such other location provided that with respect to such location, Borrower has complied with the other provisions of this Section 4.5(b). Borrower shall not open any new office or place of business without 30 days prior written notice to Agent and provided Borrower executes such documents and takes such other action requested by Agent pursuant to
Section 4.2, and, without the prior consent of the Agent, Inventory and Equipment shall not be removed from such locations or stored at new locations, except with respect to the sale or disposition of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof, provided that notwithstanding the foregoing, but subject to the other terms and conditions hereof, Borrower may store Inventory at any other location, provided that (i) during any twelve (12) month period, Borrower may only store up to an aggregate value of $50,000 of Inventory at any such other location, (ii) such Inventory shall be stored at such location for not more than sixty (60) days,
(iii) Borrower shall deliver concurrent written notice to Agent, and (iv) no later than ten (10) days after storing Inventory at any such location, Borrower shall execute and deliver all such documents and take such other actions requested by Agent pursuant to Section 4.2.

         4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following an Event of Default and demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7. Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including, without limitation, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

         4.8. Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower's financial statements, trial balances, workpapers, or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants and auditors may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants, auditors or Governmental Bodies.

         4.9. Compliance with Laws. Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of Borrower's business, in any case, the non-compliance with which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect on Borrower.

         4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

         4.11. Insurance. The assets and properties of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of Borrower so that such insurance shall remain in full force and effect. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (b) maintain a bond or other insurance in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may, and is hereby authorized to, endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrower insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrower which insure Borrower's insurable properties to the extent such insurance proceeds do not exceed $50,000 in the aggregate during such calendar year. In the event the amount of insurance proceeds received by Agent exceeds $50,000, then Agent shall not be obligated to remit the insurance proceeds to Borrower unless Borrower shall provide Agent with evidence satisfactory to Agent that the insurance proceeds will be used by Borrower to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrower has previously received (or, after giving effect to any proposed remittance by Agent to Borrower would receive) insurance proceeds which equal or exceed $50,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrower upon Borrower providing Agent with evidence satisfactory to Agent that the insurance proceeds will be used by Borrower to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds to Borrower in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred and be continuing, and (y) Borrower shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

         4.12. Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower's Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations. Agent will notify Borrower after it has obtained any such insurance.

         4.13. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will notify Borrower after it has made any such payment. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest and lien on any and all Collateral held by Agent.

         4.14. Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15.    Receivables.

                  (a)......Nature of Receivables.  Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

                  (b)......Solvency of Customers.  Each Customer, to the best of
Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c)......Locations   of   Executive   Offices   of   Borrower.
Borrower's  chief  executive  office is  located at the  addresses  set forth on
Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d)......Collection of Receivables. Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its reasonable discretion deems it to be in Lenders' best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e)......Notification  of  Assignment of  Receivables.  At any
time after and during the continuance of a Default or an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in and lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

                  (f)......Power  of Agent to Act on  Borrower's  Behalf.  Agent
shall have and is hereby granted the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power (A) at any time: (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; and (v) to do all other acts and things necessary to carry out this Agreement; and (B) following the occurrence and during the continuance of an Event of Default: (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables;
(v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; and (vii) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

                  (g)......No  Liability.  Neither  Agent nor any Lender  shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuation of an Event of Default or Default, Agent may, without notice or consent from Borrower, and, in the case of a Default, only to the extent Agent deems it necessary for the protection of its or any Lender's interest in and to preserve the Collateral, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept, following the occurrence and during the continuation of an Event of Default or Default, the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

                  (h)......Establishment of a Lockbox Account, Dominion Account.
All proceeds of Collateral shall be deposited by Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require at any time and from time to time pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such "blocked account" shall immediately become the property of Agent and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                  (i)......Adjustments.   Borrower  will  not,  without  Agent's
consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

         4.16. Inventory. To the extent Inventory held for sale or lease has been produced by Borrower, it has been and will be produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. Except with regard to obsolete or worn out Equipment disposed of in accordance with Section 4.3 hereof, the Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

         4.19. Environmental Matters. (a) Borrower shall ensure that the Real Property (and all operations and business conducted thereon) remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b)......Borrower  shall  establish  and  maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c)......Borrower  shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d)......In  the event  Borrower  obtains,  gives or  receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e)......Borrower  shall  promptly  forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Collateral.

                  (f)......Borrower  shall  respond  promptly  to any  Hazardous
Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower.

                  (g)......Promptly  upon the written request of Agent from time
to  time,  Borrower  shall  provide  Agent,  at  Borrower's  expense,   with  an
environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h)......Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i)......For  purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

         4.20. Financing Statements. Except with respect to the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.       REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as follows:

5.1. Authority; Enforceable Obligations. Borrower and each Guarantor has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's and Guarantor's corporate powers, have been duly authorized by all necessary corporate or other action, are not in contravention of law or the terms of such Person's by-laws, certificate of incorporation or other applicable documents relating to such Person's formation or to the conduct of such Person's business or of any material agreement or undertaking to which such Person is a party or by which Borrower is bound, including without limitation, the Acquisition Documentation, the Mezzanine Documentation and the Equity Purchase Documentation or (b) will not conflict with or violate any law or regulation, or any judgement, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on
Schedule 5.1 hereto, all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect and (d) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or its property is a party or by which it may be bound, including, without limitation, under the provisions of any of the Acquisition Documentation, the Mezzanine Documentation or the Equity Purchase Documentation. This Agreement, the Other Documents and the Subordination Agreement have been duly executed and delivered by Borrower and each Guarantor which is a party thereto, and this Agreement, the Other Documents and the Subordination Agreement constitute legal, valid and binding obligations of Borrower and each Guarantor party thereto, enforceable against Borrower and each Guarantor party thereto in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditor's rights and remedies in general.

         5.2. Formation and Qualification. (a) Borrower and each Guarantor is duly incorporated and in good standing under the laws of the states listed on
Schedule 5.2(a) and is qualified to do business and is in good standing in each state in which qualification and good standing are necessary for Borrower or such Guarantor to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Borrower or such Guarantor. Borrower and each Guarantor has delivered to Agent true and complete copies of each of their respective certificates of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                  (b).....Borrower has no Subsidiaries and the only Subsidiaries of Holdings are correctly listed on Schedule 5.2(b).

         5.3. Survival of Representations and Warranties. All representations and warranties of Borrower and each Guarantor contained in this Agreement and the Other Documents to which such Person is a party shall be true at the time of, and after giving effect to, the closing of the transactions contemplated by the Acquisition Documentation, the Mezzanine Documentation and the Equity Purchase Documentation, and shall be true at the time of Borrower's or such Guarantor's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. Tax Returns. Borrower's federal tax identification number is set forth on Schedule 5.4. Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1997. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books. Prior to the date hereof, the Borrower has been included in consolidated federal income tax returns filed by Holdings on behalf of the affiliated group of corporations of which Holdings is the common parent (such returns being referred to as "Consolidated Returns"); all such Consolidated Returns required to be filed through the date hereof have been timely filed in a manner consistent with prior years and applicable laws and regulations; and all such Consolidated Returns are true and complete in all material respects.

         5.5.     Financial Statements.

                  (a)......The  pro forma  balance  sheet of Borrower  (the "Pro
Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by the Acquisition Documentation, the Mezzanine Documentation, the Equity Purchase Documentation and under this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Holdings and Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b)......The  twelve-month  cash  flow  and  operating  income projections of the Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Holdings and Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements."

                  (c)......The  consolidated and consolidating balance sheets of
Holdings and such other Persons described therein (including the accounts of Borrower and all other Subsidiaries of Holdings for the respective periods during which a subsidiary relationship existed) and the balance sheet of Karlen
(i) as of December 31, 1998, and December 31, 1998, respectively, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all (other than with respect to Karlen) accompanied by reports thereon containing opinions without qualification by independent certified public accountants, and with respect to Karlen, reviewed by independent certified public accountants and (ii) as of February 28, 1999, and the related statements of income, changes in stockholders' equity and cash flow for the period ended on such date, copies of all of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Holdings and its Subsidiaries, Borrower and Karlen, respectively, at such date and the results of their operations for such periods. Since December 31, 1997, there has been no change in the condition, financial or otherwise, of Borrower, Karlen or Holdings as shown on such Person's balance sheet as of such date and no change in the aggregate value of Equipment owned by Borrower or Karlen except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name and Locations. (a) Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor, except as set forth in Schedule 5.6, has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

                  (b)......There  is no  location  at  which  Borrower  has  any
Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 4.5 hereto and (ii) any other locations in the continental United States permitted pursuant to the terms of Section 4.5(b) hereof. Schedule
4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of Borrower is stored. None of the receipts received by Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of Borrower and (B) the chief executive office of Borrower.
Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property leased by Borrower. Borrower does not own any Real Property.

         5.7.     O.S.H.A. and Environmental Compliance.

                  (a)......Borrower  has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds, Real Property or Equipment under any such laws, rules or regulations.

                  (b)......Borrower has been issued all required federal,  state
and  local  licenses,   certificates  or  permits  relating  to  all  applicable
Environmental Laws.

                  (c)......(i)  There are no visible signs of releases,  spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property;
(iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

         5.8.     Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a)......After  giving  effect to the  Transactions,  Borrower will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and
(i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                  (b)......Except  as  disclosed  in  Schedule  5.8(b),  neither
Borrower nor any Guarantor has any (i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on Borrower or the Collateral, (ii) any liabilities or indebtedness for borrowed money other than the Obligations, the Subordinated Note and the Intercompany Note and (iii) any Liens on any of its assets or properties other than Permitted Encumbrances.

                  (c)......Neither Borrower nor any Guarantor is in violation of any applicable law, rule, statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower or the Collateral nor is Borrower in violation of any order of any court, arbitration board, tribunal or other Governmental Body.

                  (d)......Neither  Borrower  nor any  member of the  Controlled
Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR 2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         (e) Neither Borrower nor Guarantor has any responsibility or liability (including, without limitation, with respect to any clean-up costs or any Environmental Compliance Costs) for any environmental investigation, contamination or remediation with respect to the property located at One River Street, Hastings-on-Hudson, New York.

         5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower as of the Closing Date are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software, except "off-the-shelf" software (for which Borrower has access to only), used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on
Schedule 5.9 hereto.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on Borrower.

         5.11. Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. No Default. Borrower is not in default in the payment or performance of any of its contractual obligations and no Default has occurred. Borrower has heretofore delivered to the Agent true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject.

         5.13. No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could have a Material Adverse Effect on Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. As of the Closing Date, Borrower is not involved in any labor dispute and, as of the date of each request for an Advance, no labor dispute will exist other than nonmaterial ordinary course of business disputes with any employee which could not be reasonably expected to have a Material Adverse Effect on Borrower. There are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule 5.14 hereto.

         5.15. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by Borrower in this Agreement, the Mezzanine Documentation, the Acquisition Documentation or in the Equity Purchase Documentation, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by the Mezzanine Documentation, Acquisition Documentation, Equity Purchase Documentation or this Agreement, which could reasonably be expected to have a Material Adverse Effect on Borrower.

         5.18. Delivery of Acquisition Documentation, Mezzanine Documentation and Equity Purchase Documentation. Agent has received complete copies of the Acquisition Documentation, the Mezzanine Documentation and the Equity Purchase Documentation (in each case, including all exhibits, Schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent. All of the proceeds of the Equity Transactions will be used by Borrower to finance, in part, on the date of the initial Advance, the Karlen Acquisition.

         5.19. Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the businesses conducted on the Closing Date and fully disclosed to the Agent and activities necessary to conduct the foregoing. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

         5.23. Year 2000. Borrower has reviewed the areas within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower (or any of its respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem). The Year 2000 Problem will not have a Material Adverse Effect on Borrower.

VI.      AFFIRMATIVE COVENANTS.

         Borrower   shall,   until  payment  in  full  of  the  Obligations  and
termination of this Agreement:

         6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral and immediately notify Agent upon acquiring any ownership interest in or other right to use any patent, trademark, copyright, license or other intellectual property of any kind after the date hereof; (b) keep in full force and effect its existence and comply with the laws, rules and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower.

         6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, rule or regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect on Borrower.

         6.4. Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code, and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5. Net Worth. Maintain at all times a Net Worth in an amount not less than $11,500,000, provided such amount shall be increased commencing with respect to each fiscal year (or portion thereof) commencing on January 1, 2000, to an amount equal to the minimum Net Worth amount required for the immediately preceding fiscal year pursuant to this Section 6.5 plus an amount equal to 50% of the positive net income of Borrower for such prior fiscal year.

         6.6 Leverage Ratio. Maintain a Leverage Ratio at the end of each of the following fiscal quarters with respect to the four fiscal quarters then ended of no greater than the applicable Leverage Ratio set forth below:


         Fiscal Quarter....                           Applicable Leveraged Ratio


Each Fiscal Quarter ending.                                   4.0 to 1.0
on or prior to March 31, 2000

Each Fiscal Quarter occurring after                           3.75 to 1.0
March 31, 2000 and ending on or prior
to March 31, 2001

Each Fiscal Quarter occurring after                           3.5 to 1.0
March 31, 2001 and ending on or prior
to March 31, 2002

Each Fiscal Quarter occurring                                 3.25 to 1.0
after March 31, 2002


         6.7. Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio at the end of each fiscal quarter with respect to the four fiscal quarters then ended of not less than 1.2 to 1.0.

         6.8. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect, provided that any amendment to this Agreement may only be made pursuant to Section 15.2(a).

         6.9. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested within 30 days after such maturity in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.10. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.11. Exercise of Rights. Enforce all of its rights under the Acquisition Documentation and all other material contractual rights executed in connection therewith including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

         6.12. Year 2000 Problem. Take all steps necessary to ensure that the Year 2000 Problem will not have a Material Adverse Effect on Borrower or any of their Subsidiaries.

VII.     NEGATIVE COVENANTS.

         Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1.     Merger, Consolidation, Acquisition and Sale of Assets.

                  (a)......Enter   into  any  merger,   consolidation  or  other
reorganization with or into any other Person or acquire all or a substantial portion of the assets or Stock of any Person (or of any subsidiary, division or operating unit of any Person) or permit any other Person to consolidate with or merge with it.

                  (b)......Sell,  lease, transfer or otherwise dispose of any of its properties or assets, except the sale of Inventory in the ordinary course of its business and except the disposition or transfer of obsolete or worn out Equipment in accordance with Section 4.3.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business.

         7.4. Investments. Purchase or acquire obligations or Stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined  capital and surplus of at least  $500,000,000,  or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) loans or advances to employees in the ordinary course of business not to exceed the aggregate amount of $50,000 at any time outstanding.

         7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $250,000, except for fiscal year 1999 for which such limit shall be $500,000.

         7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of common stock, preferred stock or any other Stock of Borrower (other than dividends or distributions payable in its Stock) or split-up or reclassify any of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement or acquisition of any common or preferred stock or any other Stock, including, without limitation, the Warrants or any options to purchase or acquire any such shares of common or preferred stock or other Stock of Borrower.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt incurred in the ordinary course of business to non-affiliates) except in respect of (i) Indebtedness to Lenders;
(ii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; (iii) Indebtedness due under the Subordinated Note as amended from time to time provided such amendment shall not be in violation of the prohibitions contained in Section 7.19 hereof; and (iv) a loan from Holdings to Borrower on the Closing Date in the amount of $1,000,000, provided that the repayment of such loan is subordinated to the payment of the Obligations pursuant to the terms of and evidenced by a promissory note substantially in the form of Exhibit
7.8 hereto (the "Intercompany Note") and senior to the payment of the Subordinated Note as set forth in the Subordination Agreement and which will be secured by Liens on all of Borrower's Collateral prior to all other Liens other than the Liens securing the Obligations.

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted, and Borrower will not purchase any Real Property or other real property.

         7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions disclosed to the Agent, which are in the ordinary course of business, and on an arm's-length basis on terms and on conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; except (i)(x) Holdings shall be entitled to receive payments of principal and interest under and pursuant to the terms and conditions of the Intercompany Note as in effect on the Closing Date and (y) Borrower shall be entitled to reimburse Holdings in an aggregate amount not to exceed $50,000 in cash during any fiscal year to be applied by Holdings to pay franchise taxes, accounting and SEC fees and expenses and other ordinary course of business operating expenses incurred by Holdings on behalf of Borrower, so long as prior to and after giving effect to any such payments there shall not exist a Default or Event of Default (ii) PTI shall be entitled to a management fee, payable pursuant to the terms of the Management Agreement as in effect on the date hereof and pursuant to any amendment not prohibited by Section 7.19 hereof, so long as prior to and after giving effect to any such payments there shall not exist any Event of Default or Default, (iii) Mezzanine Lender shall be entitled to receive regularly scheduled payments of interest under and pursuant to the terms and conditions of the Subordinated Note and certain other interest, fees and expenses under the Subordinated Note or Securities Purchase Agreement, in each case that are expressly permitted under the Subordination Agreement with Mezzanine Lender, (iv) Mezzanine Lender shall be entitled to receive certain other fees and expenses not covered by clause (iii) above pursuant to the terms and conditions of the Mezzanine Documentation (other than the Subordinated Note and the Securities Purchase Agreement), as in effect on the date hereof and pursuant to any amendment that does not violate the Subordination Agreement with Mezzanine Lender or Section 7.19 hereof, and provided that prior to and after giving effect to any such payments there shall not exist any Event of Default or Default and (v) other than with respect to any obligation of Borrower to pay Mezzanine Lender any principal, interest, fees, expenses or any other monetary obligation, Borrower may otherwise perform its nonmonetary obligations under the Mezzanine Documentation provided that such performance would not violate any other provision of this Agreement or result in a Default or an Event of Default.

         7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $300,000 in any one fiscal year.

         7.12.    Subsidiaries.

                  (a)......Form any Subsidiary.

                  (b)......Enter into any partnership, joint venture or similar arrangement.

         7.13. Fiscal Year and Accounting Changes. Change its fiscal year or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

         7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws except to increase the amount of authorized common stock or unless required by law.

         7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction," as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency," as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify Agent of the occurrence of any Termination  Event,
(viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders and other than prepayments of account payables to vendors and suppliers in the ordinary course of business consistent with past practices), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower.

         7.18. Subordinated Note; Seller Notes. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Note or the Seller Note, except for payments of regularly scheduled interest payments under the Subordinated Note as expressly permitted in the Subordination Agreement with Mezzanine Lender.

         7.19. Other Agreements. (a) Enter into any material amendment, waiver or modification of the Acquisition Documentation or the Equity Purchase Documentation or any related agreements or the Employment Agreement if such amendment, waiver or modification (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect on Borrower, (b) amend or modify the Intercompany Note or the Management Agreement other than any amendment to the Management Agreement, the effect of which would not be to decrease, increase or otherwise change the payments thereunder or otherwise violate any other provision of this Agreement, or terminate or permit the Management Agreement to terminate for any reason prior to the Maturity Date without the Agent's prior written consent (other than a termination following a Change of Ownership (as defined in the Revolving Credit, Term Loan and Security Agreement dated April 14, 1999 between PTI, Zacko Sports, Inc. and Agent, as in effect on the date hereof)) or (c) amend or modify any of the Mezzanine Documentation to accelerate the mandatory redemption or repurchase provisions relating to the Warrants or common stock issuable pursuant thereto or to increase or accelerate any of the fees or any other payment of any kind thereunder or otherwise amend or modify any of the Mezzanine Documentation or make any payment or take any other action, in any such case if such amendment, modification, payment or action would result in a violation of any provision of the Subordination Agreement or this Agreement.

VIII.    CONDITIONS PRECEDENT.

         8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Note. Agent shall have received the Note duly executed and delivered by an authorized officer of Borrower;

                  (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in and lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Corporate Proceedings. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Holdings and Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Other Documents, any related agreements, the Mezzanine Documentation, the Acquisition Documentation and the Equity Purchase Documentation (collectively, the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Holdings and Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Holdings and Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Holdings and Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of Holdings and Borrower and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Holdings and Borrower certified as accurate and complete by the Secretary of Holdings and Borrower;

                  (f) Good Standing Certificates. Agent shall have received good standing certificates for Holdings and Borrower dated not more than 15 business days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Holdings' and Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Holdings' and Borrower's business activities or the ownership of its properties necessitates qualification;

                  (g) Legal Opinion. Agent shall have received the executed legal opinion of Akabas & Cohen, in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, the Guaranty, the Other Documents, the Subordination Agreement, and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders. In addition, Agent shall have received executed reliance letters (or legal opinions with reliance language), in form and substance satisfactory to Agent, with respect to all legal opinions delivered in connection with the Karlen Acquisition;

                  (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Holdings or Borrower or against the officers or directors of Holdings or Borrower (A) in connection with this Agreement, the Other Documents or the Mezzanine Documentation or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Holdings or Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i);

                  (j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest and Equipment and other Collateral of Borrower and all books and records in connection therewith;

                  (k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

                  (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

                  (m) Acquisition, Mezzanine and Equity Documents. Agent shall have received final executed copies of the Acquisition Documentation, the Mezzanine Documentation and the Equity Purchase Documentation, and all related agreements, documents and instruments as in effect on the Closing Date, all of which shall be satisfactory in form and substance to the Agent, and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the initial Advance including, without limitation, evidence satisfactory to the Agent of (a) (w) the receipt by Borrower of a cash contribution from the Management Investors in respect of 18 shares of newly issued common stock of Borrower in the aggregate amount of $1,800,000 (the "Management Equity Transactions"), (x) the receipt by Borrower of a capital contribution in the aggregate amount of $1,000,000 made by issuance of the Seller Note from Holdings to Karlen and cancellation of such liability
(y) the receipt by Borrower of a cash contribution from Holdings in the aggregate amount of $200,000 and (z) the cancellation of at least $3,500,000 in the aggregate principal amount of non-interest bearing junior subordinated debt of Borrower held by Holdings as a capital contribution to Borrower (such transactions referred to in clauses (x), (y) and (z), collectively, the "Parent Equity Investment" and together with the Management Equity Transactions, collectively, the "Equity Transactions") and (b) the receipt by Borrower of the proceeds of the Subordinated Note in the sum of $8,000,000. Each of the conditions precedent to the parties' respective obligations to consummate the Acquisition and Equity Transactions as set forth in the Acquisition Documentation and the Equity Purchase Documentation shall have been satisfied to the satisfaction of the Agent or waived with the consent of the Agent and the Required Lenders, and the Acquisition and the Equity Transactions shall have been consummated in accordance with all applicable laws, the Acquisition Documentation and the Equity Purchase Documentation, and the consideration payable to the Seller pursuant to the Acquisition Agreement shall not exceed $16,750,000 in cash and $1,000,000 in Seller Note and all aspects thereof shall be satisfactory to the Agent;

(n) Subordination Agreements. Agent shall have entered into a Subordination Agreement with Borrower and Mezzanine Lender and with the Seller, in each case which shall set forth the basis upon which the Mezzanine Lender and the Seller, respectively, may receive, and Borrower may make, payments under the Subordinated Note and the Seller Note, respectively, which basis shall be satisfactory in form and substance to Agent in its sole discretion;

(o) Pledge Agreement. Agent and Holdings shall have entered into the Pledge Agreement, in form and substance satisfactory to Agent;

(p) Intercreditor Agreement. Agent and Holdings shall have entered into the Intercreditor Agreement, in form and substance satisfactory to Agent;

(q) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

(r) Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(s) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

(t) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents including, without limitation, a Consent with respect to the collateral assignment of the Acquisition Agreement; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(u) No Adverse Material Change. (i) since December 31, 1997, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

(v) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower or at which Inventory is located;

(w) Guarantees and Other Documents. Agent shall have received (i) the executed Guarantee, (ii) the executed Pledge Agreement, and (iii) the executed Other Documents, all in form and substance satisfactory to Agent;

(x) Net Worth. Agent shall have received the Pro Forma Balance Sheet reflecting a Net Worth including the Subordinated Indebtedness after giving effect to the Transactions of at least $18,100,000;

(y) Contract Review. Agent shall have reviewed all material contracts and other agreements to which Borrower is a party or is bound or which effects the business of Borrower or the Collateral of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements, distributorship agreements and employment agreements, and all such contracts and agreements shall be satisfactory in all respects to Agent;

(z) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of Holdings and Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date,
(ii) Holdings and Borrower are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (aa) Borrowing Base. Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date, and that after giving effect to the initial Advances hereunder, Borrower shall have Undrawn Availability of at least $1,000,000 as evidenced by the Borrowing Base certificate in substantially the form of Exhibit 8.1(y) hereof;

                  (bb) Compliance with Laws. Agent shall be reasonably satisfied that Borrower is in compliance with all pertinent federal, state local or territorial regulations, including, but not limited to those with respect to EPA, OSHA and ERISA; and

                  (cc)  Other.  All  corporate  and other  proceedings,  and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

         8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a)......Representations   and   Warranties.   Each   of   the
representations and warranties made by each Guarantor or Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects (i) in the case of Borrower and each Guarantor other than Holdings, on and as of such date as if made on and as of such date and (ii) in the case of Holdings, on and as of the Closing Date; provided that to the extent any of such representations and warranties of Borrower relate to Guarantor or its properties (but not to Borrower or its properties including the Collateral) then such representation and warranties shall be true and correct in all material respects as of the Closing Date only;

                  (b)......No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Documentation and the Equity Purchase Documentation; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c)......Maximum   Advances.  In  the  case  of  any  Advances
requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each  request  for  an  Advance  by  Borrower   hereunder  shall   constitute  a
representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWER.

         Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Schedules. Deliver to Agent (i) at least weekly on the first Business Day of each week, a detailed listing of all sales made by Borrower during the prior week and (ii) on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings, (b) accounts payable schedules (c) Inventory reports, including without limitation, reports by category and location, and (d) a reconciliation to the general ledger of the Borrower of the reports described in Sections 9.2(i)(a)-(c) above. In addition, Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local Environmental Laws and occupational safety and health. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

         9.4. Litigation. Promptly notify Agent in writing of any claim if the amount in question or which could reasonably be determined to be due from Borrower is in excess of $100,000, and of each litigation, suit or administrative proceeding affecting Borrower or Holdings, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects any of the Collateral or which could reasonably be expected to have a Material Adverse Effect on Borrower.

         9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Mezzanine Documentation or the Intercompany Note; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Mezzanine Documentation or the Intercompany Note; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements and for the period then ended, as applicable; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by
Section 4971 of the Code; (f) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (g) any material indemnity claim made by Borrower or the Seller under the Acquisition Agreement; and (h) any other development in the business or affairs of Holdings or Borrower which could reasonably be expected to have a Material Adverse Effect on Holdings or Borrower; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

         9.6. Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7. Annual Financial Statements. Furnish Agent within one-hundred and five (105) days after the end of each fiscal year of Holdings, financial statements of Holdings on a consolidating and consolidated basis and of Borrower including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year and in comparative form with respect to the same period for the prior fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6, 7.7, 7.8, 7.11, 7.17 and 7.18 hereof. In addition, the reports shall be accompanied by a certificate of Holdings' and Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6, 7.7, 7.8, 7.11, 7.17 and 7.18 hereof.

         9.8. Quarterly Financial Statements. Furnish Agent within sixty (60) days after the end of each fiscal quarter, an unaudited balance sheet of Holdings on a consolidated and consolidating basis and of Borrower and unaudited statements of income and stockholders' equity and cash flow of Holdings on a consolidated and consolidating basis and of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Holdings and Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6, 7.7, 7.8, 7.11, 7.17 and 7.18 hereof.

         9.9. Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Holdings on a consolidated and consolidating basis and of Borrower and unaudited statements of income and stockholders' equity and cash flow of Holdings on a consolidated and consolidating basis and of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, and in comparative form with respect to the same period for the prior fiscal year prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's and Holdings' Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6, 7.7, 7.8, 7.11, 7.17 and
7.18 hereof.

         9.10. Other Reports. Furnish Agent (i) as soon as available, but in any event within ten (10) days after the issuance thereof, copies of such financial statements, reports and returns as Holdings shall send to its stockholders and
(ii) copies of all notices, financial statements and other materials sent pursuant to the Mezzanine Documentation, simultaneously with the sending of such.

         9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrower including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto (and subject to Section 4.5), notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, notice of any general labor dispute or other material labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

         9.12. Projected Operating Budget. Furnish Agent, prior to the Closing Date with respect to the current fiscal year and no later than thirty (30) days prior to the beginning of Borrower's fiscal year commencing with the fiscal year commencing on January 1, 2000, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower or any Guarantor.

         9.15. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto,
(iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement, including, without limitation, such as may be necessary or desirable to confirm or perfect the Agent's and the Lenders' interests in and Liens on the Collateral. Without limiting the generality of the foregoing, (a) no later than 45 days after the Closing Date, Borrower shall deliver to Agent patent and trademark lien searches, in form and substance satisfactory to the Agent, with respect to all patents and trademarks that the Borrower has registered with the Federal Patent and Trademark Office or any other jurisdiction, if any, where the Borrower has registered any patents or trademarks, which searches shall not disclose any Liens other than Liens in favor of the Agent, and Permitted Encumbrances, if any, (b) no later than 10 days after request by Agent, Borrower shall take such action with respect to its accounts as may be requested by Agent which Agent deems necessary or desirable to protect its rights hereunder, (c) no later than 30 days after the Closing Date, Borrower shall obtain a landlord waiver and consent with respect to its Collateral held at PTI's leased premises in Hastings-on-Hudson, and deliver it to Agent, all in form and substance satisfactory to Agent and (d) no later than 30 days after the Closing Date, Borrower shall obtain and deliver to Agent a certificate of good standing in the state of Michigan.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due (including without limitation pursuant to Section 2.7 hereof) or in any Other Document;

         10.2. any representation or warranty made or deemed made by Borrower or any Guarantor (other than Holdings) in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith or any representation or warranty made or deemed made by Holdings in the Guaranty or the Pledge Agreement, in any such case shall prove to have been incorrect in any material respect on the date when made or deemed to have been made;

         10.3. failure by Borrower to (i) furnish financial information (x) when due or (y) when requested if such failure continues for ten (10) days after any such request, or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against Borrower's Inventory or Receivables or against a material portion of Borrower's other property which is not fully stayed or lifted within thirty (30) days;

         10.5. except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of Borrower or any Guarantor (other than Holdings) to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between Borrower or any Guarantor, on the one hand, and Agent or any Lender, on the other hand, or failure or neglect of Holdings to perform any covenant or agreement in the Pledge Agreement or the Guaranty (other than a failure or neglect by Holdings in connection with or as a result of a Holdings Proceeding), except for a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is cured within ten (10) Business Days from the occurrence of such failure or neglect;

         10.6. any judgment or judgments are rendered or judgment liens filed against Borrower for an aggregate amount in excess of $250,000 which within forty (40) days of such rendering or filing is not either fully satisfied, stayed or discharged of record;

         10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. any Subsidiary of Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty
(30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any change in Borrower's results of operations or condition (financial or otherwise) or affairs which in Agent's opinion has a Material Adverse Effect on Borrower;

         10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, other than with respect to any Lien granted by Holdings on its assets pursuant to the Pledge Agreement in connection with or as a result of a Holdings Proceeding;

         10.12. an Event of Default has occurred under any of the Mezzanine Documentation or under the Intercompany Note, in any case which default shall not have been cured or waived within any applicable grace period;

         10.13. a default of the obligations of Borrower under any other agreement to which it is a party shall occur which materially and adversely affects its results of operations, condition (financial or otherwise), affairs or prospects, which default is not cured within any applicable grace period;

         10.14. other than as a result of or in connection with a Holdings Proceeding, (i) termination or breach of any Guaranty or the Pledge Agreement executed and delivered to Agent in connection with the Obligations of Borrower, or (ii) if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Pledge Agreement;

         10.15.   any Change of Ownership or Change of Control shall occur;

         10.16. any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on Borrower or any Guarantor (other than Holdings), or, other than in connection with or as a result of a Holdings Proceeding, on Holdings, or Borrower or any Guarantor (other than Holdings) or, other than in connection with or as a result of a Holdings Proceeding, Holdings shall so claim in writing to Agent;

         10.17. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark, tradename or copyright of Borrower, the continuation of which is material to the continuation of Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, patent, trademark, tradename or copyright and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, patent, trademark, tradename or copyright necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, patent, tradename or copyright; (ii) any license or other agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty
(30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on Borrower;

         10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which has a reasonable likelihood, in the opinion of Agent, upon final determination, of resulting in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.19. the operations of Borrower's manufacturing facility are interrupted at any time for more than one hundred seventy-five (175) hours during any period of thirty (30) consecutive days and Borrower is not meeting substantially all orders during such 30-day period, unless Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause
(i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if Borrower shall be receiving the proceeds of business interruption insurance for a period of sixty (60) consecutive days; or

         10.20. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to a Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect on Borrower.

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies. (a) Upon the occurrence of (i) an Event of Default pursuant to Sections 10.7, 10.8 or 10.9, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower.

(b) Upon the occurrence of any Event of Default, in addition to the rights and remedies set forth in Section 4.4 and 4.15 hereof, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption, and all such claims, rights and equities are hereby expressly waived and released by Borrower.

(c) In connection with the exercise of the foregoing remedies, including without limitation, the sale of Inventory, Agent is hereby granted a perpetual, nonrevocable, royalty free, nonexclusive license and permission to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, copyrights, trademarks, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with (a) Inventory for the purpose of selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

(d) The proceeds realized from the sale or other disposition of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower and Guarantor shall remain liable to Agent and Lenders therefor.

         11.2. Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply Borrower's property held by Agent and such Lender to reduce the Obligations.

         11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until April 14, 2002 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) $200,000 if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) $100,000 if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) $50,000 if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the date which is 30 days immediately preceding the third anniversary of the Closing Date; provided, however, in the event that the Lenders (and not the Borrower) cause the Early Termination Date to occur by requiring prepayment in full of the Obligations solely as a result of an Event of Default pursuant to
Section 10.15 hereof (a "Change of Control Termination") and no other Event of Default, then (a) in the event that such Change of Control Termination resulted solely from the issuance of additional shares of common stock of Borrower or of Holdings to the public in any initial or secondary public offering of common stock pursuant to a registration statement declared effective by the Securities and Exchange Commission and otherwise consummated in compliance with all applicable laws and regulations (a "Public Offering"), and provided that no other Event of Default or Default existed immediately prior to or after giving effect to any such Public Offering, then no termination fee would be payable hereunder, (b) in the event that such Change of Control Termination resulted solely from (1) the issuance of additional shares of common stock of Borrower, not to exceed 15% of the voting stock of Borrower (on a fully diluted basis), to a stockholder of Borrower other than any stockholder on the date hereof or (2) the transfer of shares of common stock of Borrower held by Holdings to any other stockholder of Borrower existing on the date hereof (other than Mezzanine Lender) or (3) the transfer of shares of common stock of Borrower by any Management Investor to Holdings, and provided that, in any such event, no other Event of Default or Default existed immediately prior to or after giving effect to any such transfer or issuance, then no termination fee would be payable hereunder, and (c) in the event that such Change of Control Termination occurred at any time after the first anniversary hereof and resulted from any Change of Control or Change of Ownership not described in clauses (a) or (b) of this
Section 13.1, and provided that no other Event of Default or Default existed immediately prior to or after giving effect to any such transaction, then the termination fee payable under this Section 13.1 shall be an amount equal to 50% of the applicable termination fee set forth in clause (y) or (z) of this Section 13.1.

         13.2. Termination. The termination of the Agreement shall not affect Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid or performed in full.

XIV.     REGARDING AGENT.

         14.1. Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the fee letter) charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7. Indemnification. Each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

         14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, and 9.9 from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10. Borrower's Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

XV.      MISCELLANEOUS.

         15.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any Federal or state court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Agent shall use reasonable efforts to provide a copy of any service of process made pursuant to this Section 15.1 to Akabas & Cohen at the address set forth in Section 15.6 hereof; provided that failure by Agent to provide such copy shall not in any way affect the validity of or have any other effect on the service of process on Borrower. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a Federal or state court located in the County of New York, State of New York.

         15.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between
Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b)......The  Required  Lenders,  Agent  with the  consent  in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Commitment Percentage of any Lender.

                           (ii) extend the maturity of any Note or the due date
for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

                           (iii)  alter  the  definition  of the  term  Required
Lenders or alter, amend or modify
this Section 15.2(b).

                           (iv) release any Collateral  during any calendar year
(other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $100,000.

                           (v)      change the rights and duties of Agent.

                           (vi) permit any Revolving Advance to be made if after
giving effect thereto the
total of Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

                           (vii)  increase  the Advance  Rates above the Advance
Rates in effect on the Closing
Date.

                           (viii) increase the Maximum  Revolving Advance Amount
or permit any Revolving Advance
to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred ten percent (110%) of the Formula Amount.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the Revolving Advances at any time to exceed the Formula Amount by not more than 10% but Agent will not voluntarily permit the Revolving Advances to exceed such amount during any period consisting of more than thirty (30) consecutive days. For the purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time from the fact that the Formula Amount was unintentionally exceeded (whether at the time of any Revolving Advance or at the time of the issuance of a Letter of Credit resulting in a Revolving Advance) for any reasons including, but not limited to, Collateral believed to be eligible in fact being or becoming ineligible or the return of uncollected checks or other items applied to the reduction of the Revolving Advances or overadvances made to protect or preserve Collateral. In the event that Agent involuntarily permits the Revolving Advances to exceed the Formula Amount by more than 10%, Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reasons for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         15.3.    Successors and Assigns; Participations; New Lenders.

                  (a)......This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b)......Borrower  acknowledges  that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c)......Any  Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $2,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such
Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower shall promptly execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d)......Agent  shall  maintain  at its address a copy of each
Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e)......Borrower  authorizes  each  Lender to disclose to any
Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

         15.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         15.5. Indemnity. Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

         15.6. Notice. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)      If to Agent or            PNC Bank, National Association
                  PNC at:                   Two Tower Center Boulevard
                                            East Brunswick, New Jersey 08816
                                            Attention:  Arthur Lippens
                                            Telephone:  (732) 220-4352
                                            Telecopier:  (732) 220-4393

                  with a copy to:           Haythe & Curley
                                            237 Park Avenue
                                            New York, New York 10017
                                            Attention: Joseph J. Romagnoli, Esq.
                                            Telephone: (212) 880-6034
                                            Telecopier:(212) 682-0200

         (B) If to a Lender other than Agent, as specified on the signature pages hereof

         (C)      If to Borrower, at:       Flents Products Co., Inc.
                                            One Executive Boulevard
                                            Yonkers, New York  10701
                                            Attention: President
                                            Telephone: (914) 423-9390
                                            Telecopier: (914) 423-9610

                  with a copy to:           Akabas & Cohen
                                            488 Madison Avenue
                                            New York, New York  10022
                                            Attention:  Seth A. Akabas, Esq.
                                            Telephone:  (212) 308-8505
                                            Telecopier:  (212) 308-8582

         15.7. Survival. The obligations of Borrower under Sections 2.2(f), 3.7, 3.9, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or the Subordination Agreement, or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral or maintaining, preserving or enforcing any of Agent's or any Lender's rights hereunder or under the Subordination Agreement and under all related agreements, in any case, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Holdings, Borrower, or Mezzanine Lender or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement, the Subordination Agreement, and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

         15.10. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         15.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to Borrower or any Guarantor (or any affiliate of any such Person) for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         15.15. Confidentiality; Sharing Information. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, provided such Transferees or Purchasing Lenders are bound by this Section or a similar confidentiality agreement and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender, each Transferee and each Purchasing Lender shall use its reasonable best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or
(B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee or any Purchasing Lender be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. This
Section 15.15 shall survive the termination of this Agreement.

                  (b)......Borrower   acknowledges   that   from  time  to  time
financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

         15.16. Publicity. Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

         Each of the parties has signed this Agreement as of the day and year first above written.

                                            FLENTS PRODUCTS CO., INC.
ATTEST:
                                            By:_/s/ Meredith Birrittella
________________________                    Name:   Meredith Birrittella
[SEAL]                                      Title:  C.E.O.

                                            One Executive Boulevard
                                            Yonkers, New York 10701



 PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent


 By:__/s/ Anthony J. Foti
 Name:    Anthony J. Foti
 Title:   Vice President

 Two Tower Center Boulevard
 East Brunswick, New Jersey 08816

 Commitment Percentage: 100%

EXHIBIT 4

                           REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT



                         PNC BANK, NATIONAL ASSOCIATION
                            (AS LENDER AND AS AGENT)



                                      WITH


                   PROTECTIVE TECHNOLOGIES INTERNATIONAL INC.

                                       AND

                               ZACKO SPORTS, INC.

                                   (BORROWERS)



                                 APRIL 14, 1999






                                                 Table of Contents

                                                                                                               Page
I. DEFINITIONS...................................................................................................5
         1.1. Accounting Terms...................................................................................5
         1.2. General Terms......................................................................................5
         1.3. Uniform Commercial Code Terms......................................................................5
         1.4. Certain Matters of Construction....................................................................5
II. ADVANCES, PAYMENTS...........................................................................................5
         2.1.   (a) Revolving Advances...........................................................................5
                (b) Individual Revolving Advances................................................................5
                (c) Discretionary Rights.........................................................................5
         2.2. Procedure for Revolving Advances Borrowing.........................................................5
         2.3. Disbursement of Advance Proceeds...................................................................5
         2.4. Term Loan..........................................................................................5
         2.5. Maximum Advances...................................................................................5
         2.6. Repayment of Advances..............................................................................5
         2.7. Repayment of Excess Advances.......................................................................5
         2.8. Statement of Account...............................................................................5
         2.9. Letters of Credit..................................................................................5
         2.10. Issuance of Letters of Credit.....................................................................5
         2.11. Requirements For Issuance of Letters of Credit....................................................5
         2.12. Additional Payments...............................................................................5
         2.13. Manner of Borrowing and Payment...................................................................5
         2.14. Mandatory Prepayments.............................................................................5
         2.15. Use of Proceeds...................................................................................5
         2.16. Defaulting Lender.................................................................................5
III. INTEREST AND FEES...........................................................................................5
         3.1. Interest...........................................................................................5
         3.2. Letter of Credit Fees..............................................................................5
         3.3. Fee Letter.........................................................................................5
         3.4 Facility Fee........................................................................................5
         3.5. Computation of Interest and Fees...................................................................5
         3.6. Maximum Charges....................................................................................5
         3.7. Increased Costs....................................................................................5
         3.8. Basis For Determining Interest Rate Inadequate or Unfair...........................................5
         3.9. Capital Adequacy...................................................................................5
IV. COLLATERAL;  GENERAL TERMS...................................................................................5
         4.1. Security Interest in the Collateral................................................................5
         4.2. Perfection of Security Interest....................................................................5
         4.3. Disposition of Collateral..........................................................................5
         4.4. Preservation of Collateral.........................................................................5
         4.5. Ownership and Location of Collateral...............................................................5
         4.6. Defense of Agent's and Lenders'Interests...........................................................5
         4.7. Books and Records..................................................................................5
         4.8. Financial Disclosure...............................................................................5
         4.9. Compliance with Laws...............................................................................5
         4.10. Inspection of Premises............................................................................5
         4.11. Insurance.........................................................................................5
         4.12. Failure to Pay Insurance..........................................................................5
         4.13. Payment of Taxes..................................................................................5
         4.14. Payment of Leasehold Obligations..................................................................5
         4.15. Receivables.......................................................................................5
                  (a) Nature of Receivables......................................................................5
                  (b) Solvency of Customers......................................................................5
                  (c) Locations of Executive Offices of Borrowers................................................5
                  (d) Collection of Receivables..................................................................5
                  (e) Notification of Assignment of Receivables..................................................5
                  (f) Power of Agent to Act on Borrowers'Behalf..................................................5
                  (g) No Liability...............................................................................5
                  (h) Establishment of a Lockbox Account, Dominion Account.......................................5
                  (i) Adjustments................................................................................5
         4.16. Inventory.........................................................................................5
         4.17. Maintenance of Equipment..........................................................................5
         4.18. Exculpation of Liability..........................................................................5
         4.19. Environmental Matters.............................................................................5
         4.20. Financing Statements..............................................................................5
V. REPRESENTATIONS AND WARRANTIES................................................................................5
         5.1. Authority; Enforceable Obligations.................................................................5
         5.2. Formation and Qualification........................................................................5
         5.3. Survival of Representations and Warranties.........................................................5
         5.4. Tax Returns........................................................................................5
         5.5. Financial Statements...............................................................................5
         5.6. Corporate Name and Locations.......................................................................5
         5.7. O.S.H.A. and Environmental Compliance..............................................................5
         5.8. Solvency; No Litigation, Violation, Indebtedness or Default........................................5
         5.9. Patents, Trademarks, Copyrights and Licenses.......................................................5
         5.10. Licenses and Permits..............................................................................5
         5.11. Default of Indebtedness...........................................................................5
         5.12. No Default........................................................................................5
         5.13. No Burdensome Restrictions........................................................................5
         5.14. No Labor Disputes.................................................................................5
         5.15. Margin Regulations................................................................................5
         5.16. Investment Company Act............................................................................5
         5.17. Disclosure........................................................................................5
         5.18. Swaps.............................................................................................5
         5.19. Conflicting Agreements............................................................................5
         5.20. Application of Certain Laws and Regulations.......................................................5
         5.21. Business and Property of Borrower.................................................................5
         5.22. Year 2000.........................................................................................5
VI.      AFFIRMATIVE COVENANTS...................................................................................5
         6.1. Payment of Fees....................................................................................5
         6.2. Conduct of Business and Maintenance of Existence and Assets........................................5
         6.3. Violations.........................................................................................5
         6.4. Government Receivables.............................................................................5
         6.5. Net Worth..........................................................................................5
         6.6. Fixed Charge Coverage Ratio........................................................................5
         6.7. Execution of Supplemental Instruments..............................................................5
         6.8. Payment of Indebtedness............................................................................5
         6.9. Standards of Financial Statements..................................................................5
         6.10. Year 2000 Problem.................................................................................5
VII. NEGATIVE COVENANTS..........................................................................................5
         7.1. Merger, Consolidation, Acquisition and Sale of Assets..............................................5
         7.2. Creation of Liens..................................................................................5
         7.3. Guarantees.........................................................................................5
         7.4. Investments........................................................................................5
         7.5. Loans..............................................................................................5
         7.6. Capital Expenditures...............................................................................5
         7.7. Dividends..........................................................................................5
         7.8. Indebtedness.......................................................................................5
         7.9. Nature of Business.................................................................................5
         7.10. Transactions with Affiliates......................................................................5
         7.11. Leases............................................................................................5
         7.12. Subsidiaries......................................................................................5
         7.13. Fiscal Year and Accounting Changes................................................................5
         7.14. Pledge of Credit..................................................................................5
         7.15. Amendment of Articles of Incorporation, By-Laws...................................................5
         7.16. Compliance with ERISA.............................................................................5
         7.17. Prepayment of Indebtedness........................................................................5
         7.18. Other Agreements..................................................................................5
VIII. CONDITIONS PRECEDENT.......................................................................................5
         8.1. Conditions to Initial Advances.....................................................................5
                  (a) Note 5
                  (b) Filings, Registrations and Recordings......................................................5
                  (c) Corporate Proceedings......................................................................5
                  (d) Incumbency Certificates....................................................................5
                  (e) Certificates...............................................................................5
                  (f) Good Standing Certificates.................................................................5
                  (g) Legal Opinion..............................................................................5
                  (h) No Litigation..............................................................................5
                  (i) Financial Condition Certificates...........................................................5
                  (j) Collateral Examination.....................................................................5
                  (k) Fees 5
                  (l) Pro Forma Financial Statements.............................................................5
                  (m) Pledge Agreement...........................................................................5
                  (n) Senior Subordinated Security Agreement.....................................................5
                  (o) Intercreditor Agreements...................................................................5
                  (p) Insurance..................................................................................5
                  (q) Payment Instructions.......................................................................5
                  (r) Blocked Accounts...........................................................................5
                  (s) Consents...................................................................................5
                  (t) No Adverse Material Change.................................................................5
                  (u) Leasehold Agreements.......................................................................5
                  (v) Guarantees and Other Documents.............................................................5
                  (w) Net Worth..................................................................................5
                  (x) Contract Review............................................................................5
                  (y) Closing Certificate........................................................................5
                  (z) Borrowing Base.............................................................................5
                  (aa) Compliance with Laws......................................................................5
                  (bb) Product Liability Insurance...............................................................5
                  (cc) Other.....................................................................................5
         8.2. Conditions to Each Advance.........................................................................5
                  (a) Representations and Warranties.............................................................5
                  (b) No Default.................................................................................5
                  (c) Maximum Advances...........................................................................5
IX. INFORMATION AS TO BORROWERS..................................................................................5
         9.1. Disclosure of Material Matters.....................................................................5
         9.2. Schedules..........................................................................................5
         9.3. Environmental Reports..............................................................................5
         9.4. Litigation.........................................................................................5
         9.5. Material Occurrences...............................................................................5
         9.6. Government Receivables.............................................................................5
         9.7. Annual Financial Statements........................................................................5
         9.8. Quarterly Financial Statements.....................................................................5
         9.9. Monthly Financial Statements.......................................................................5
         9.10. Other Reports.....................................................................................5
         9.11. Additional Information............................................................................5
         9.12. Projected Operating Budget........................................................................5
         9.13. Variances From Operating Budget...................................................................5
         9.14. Notice of Suits, Adverse Events...................................................................5
         9.15. ERISA Notices and Requests........................................................................5
         9.16. Additional Documents..............................................................................5
X. EVENTS OF DEFAULT.............................................................................................5
XI. LENDERS'RIGHTS AND REMEDIES AFTER DEFAULT....................................................................5
         11.1. Rights and Remedies...............................................................................5
         11.2. Agent's Discretion................................................................................5
         11.3. Setoff............................................................................................5
         11.4. Rights and Remedies not Exclusive.................................................................5
XII. WAIVERS AND JUDICIAL PROCEEDINGS............................................................................5
         12.1. Waiver of Notice..................................................................................5
         12.2. Delay.............................................................................................5
         12.3. Jury Waiver.......................................................................................5
XIII. EFFECTIVE DATE AND TERMINATION.............................................................................5
         13.1. Term..............................................................................................5
         13.2. Termination.......................................................................................5
XIV. REGARDING AGENT.............................................................................................5
         14.1. Appointment.......................................................................................5
         14.2. Nature of Duties..................................................................................5
         14.3. Lack of Reliance on Agent and Resignation.........................................................5
         14.4. Certain Rights of Agent...........................................................................5
         14.5. Reliance..........................................................................................5
         14.6. Notice of Default.................................................................................5
         14.7. Indemnification...................................................................................5
         14.8. Agent in its Individual Capacity..................................................................5
         14.9. Delivery of Documents.............................................................................5
         14.10. Borrowers'Undertaking to Agent...................................................................5
XV. BORROWING AGENCY.............................................................................................5
         15.1. Borrowing Agency Provisions.......................................................................5
         15.2. Waiver of Subrogation.............................................................................5
XVI. MISCELLANEOUS...............................................................................................5
         16.1. Governing Law.....................................................................................5
         16.2. Entire Understanding..............................................................................5
         16.3. Successors and Assigns; Participations; New Lenders...............................................5
         16.4. Application of Payments...........................................................................5
         16.5. Indemnity.........................................................................................5
         16.6. Notice............................................................................................5
         16.7. Survival..........................................................................................5
         16.8. Severability......................................................................................5
         16.9. Expenses..........................................................................................5
         16.10. Injunctive Relief................................................................................5
         16.11. Consequential Damages............................................................................5
         16.12. Captions.........................................................................................5
         16.13. Counterparts; Telecopied Signatures..............................................................5
         16.14. Construction.....................................................................................5
         16.15. Confidentiality; Sharing Information.............................................................5
         16.16. Publicity........................................................................................5



                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT


         Revolving Credit, Term Loan and Security Agreement dated April 14, 1999 among Protective Technologies International Inc., a corporation organized under the laws of the State of New York ("PTI"), and Zacko Sports, Inc., a corporation organized under the laws of the State of Delaware ("Zacko") (PTI and Zacko, each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I.       DEFINITIONS.

         1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Holdings for the fiscal year ended December 31, 1998.

         1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Accountants" shall have the meaning set forth in Section 9.7 hereof.

                  "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Advances" shall mean and include the Revolving Advances, Letters of Credit, and the Term Loan.

                  "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 5% or more of the Stock having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Stock, contract or otherwise.

                  "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Agreement" shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin" shall mean (i) with respect to Revolving Advances and Standby Letter of Credit fees, (x) for the period through and including March 31, 2000, 2.75% and (y) after March 31, 2000, 2.75% unless, with respect to any fiscal quarter ending thereafter, if the Fixed Charge Coverage Ratio for the four fiscal quarters ending as of the end of each of the two consecutive fiscal quarters immediately preceding such fiscal quarter is as set forth below (and provided that Agent has received the quarterly financial statements and required calculations for such fiscal quarters pursuant to
Section 9.8), then the Applicable Margin for such fiscal quarter shall be adjusted commencing 5 Business Days after receipt of such financial statements by Agent to the applicable percentage set forth below:

               Fixed Charge Coverage Ratio:                   Applicable Margin:

                  1.50:1.00 to 1.99:1.00                              2.50%

                   Equal to or greater                                2.25%
                    than 2.00 to 1.00


                  and (ii) with respect to the Term Loan, (x) for the period through and including March 31, 2000, 3.25% and (y) after March 31, 2000, 3.25% unless, with respect to any fiscal quarter ending thereafter, if the Fixed Charge Coverage Ratio for the four fiscal quarters ending as of the end of each of the two consecutive fiscal quarters immediately preceding such fiscal quarter is as set forth below (and provided that Agent has received the quarterly financial statements and required calculations for such fiscal quarters pursuant to Section 9.8), then the Applicable Margin for such fiscal quarter shall be adjusted commencing 5 Business Days after receipt of such financial statements by Agent to the applicable percentage set forth below:

    Fixed Charge Coverage Ratio:                         Applicable Margin:

       1.50:1.00 to 1.99:1.00                                  3.00%

        Equal to or greater                                    2.75%
         Than 2.00 to 1.00


If any financial statement referred to in (i) or (ii) above is not delivered within the required time periods, then, until so delivered, the Fixed Charge Coverage Ratio for such fiscal period (or portion thereof) shall, for the purpose of this definition, be deemed to be less than or equal to 1.49 to 1.00

                "Authority" shall have the meaning set forth in Section 4.19(d).

                "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

                  "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                  "Borrowers' Account" shall have the meaning set forth in
Section 2.8.

                  "Borrowers on a combined basis" shall mean PTI and Zacko.

                  "Borrowing Agent" shall mean PTI.

                  "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

                  "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Holdings to a Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) who are not an Original Owner, (b) any merger or consolidation of or with Holdings which results in a transfer of control of Holdings to a Person who is not an Original Owner, (c) Meredith Birrittella (or any successor who is reasonably satisfactory to Agent) ceases to be the Chief Executive Officer, (d) Meredith Birrittella ceases to be a director of Holdings (other than by reason of death or disability) or (e) the Original Owner ceases to own at least 500,000 shares (as adjusted for any stock split, reverse split, stock dividend, reclassification or similar event) of the outstanding voting Stock of Holdings. For purposes of this definition, "control of Holdings" shall mean the power, direct or indirect (x) to vote 50% or more of the Stock having ordinary voting power for the election of directors of Holdings or (y) to direct or cause the direction of the management and policies of Holdings by ownership of Stock, contract or otherwise.

                  "Change of Ownership" shall mean 100% of the outstanding voting Stock of any Borrower is no longer owned by Holdings.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

                  "Closing Date" shall mean April 14, 1999 or such other date as may be agreed to by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

                           (a)   all Receivables;

                           (b)   all Equipment;

                           (c)   all General Intangibles;

                           (d)   the Intercompany Note and the Management Notes;

                           (e)   the Karlen Intercompany Note;

                           (f)   all Inventory;

                           (g)   the Leasehold Interests;

                           (h)   all of each Borrower's right,title and interest
in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a Lien as security for the payment or enforcement of Receivables; and
(vii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a Lien or may in the future grant a Lien to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

                           (i)      all of each Borrower's ledger sheets, ledger
cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b),
(c), (d), (e), (f), (g) or (h) of this paragraph; and

                           (j)      all proceeds and products of (a), (b), (c),
(d), (e), (f), (g), (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

                  "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "Consents"  shall mean all filings and all licenses,  permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third Persons, domestic or foreign, necessary to carry on any Borrower's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the Other Documents, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

                  "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrowers on a combined basis and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrowers on a combined basis as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of any Borrower, (b) any shares of stock issued by an Affiliate of any Borrower, or (c) the cash surrender value of any life insurance policy.

                  "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrowers on a combined basis, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of Borrowers on a combined basis payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve
(12) months after such date, (b) any payments in respect of any Indebtedness of any Borrower (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date,
(c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

                  "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

                  "Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

                  "Defaulting Lender" shall have the meaning set forth in
Section 2.16(a) hereof.

                  "Depository Accounts" shall have the meaning set forth in
Section 4.15(h) hereof.

                  "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

                  "Early  Termination  Date" shall have the meaning set forth in
Section 13.1 hereof.

                  "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a combined basis for such period (excluding extraordinary gains or non-cash losses), plus (ii) all interest expense of Borrowers on a combined basis for such period, plus (iii) all charges against income of Borrowers on a combined basis for such period for federal, state and local taxes actually paid.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

                  "Eligible Inventory" shall mean and include Inventory, excluding work in process, with respect to each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof. Without limiting the generality of the foregoing, Eligible Inventory shall not include (x) Inventory located at the premises of subcontractors or vendors for processing or otherwise or (y) Inventory located at warehouses or leased premises unless Agent has received consents and waivers, in form and substance satisfactory to Agent, from such third parties with respect to such Inventory and such Inventory is otherwise subject to a perfected, first priority security interest in favor of Agent (including, without limitation, in the case of warehouses that all warehouse receipts or other negotiable instruments in respect of such Inventory have been duly endorsed for transfer and delivered to Agent). Subject to the foregoing, Eligible Inventory shall include Inventory in-transit for which title has passed to any Borrower, which is insured to the full value thereof and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent's name.

                  "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

                  (b) (i) in the case of all Customers other than Target (or any of its Affiliates), it is due or unpaid more than (x) sixty (60) days after the original due date or (y) more than one hundred twenty (120) days after the original invoice date; or (ii) in the case of Target (or any of its Affiliates), it is due or unpaid more than (x) seventy-five (75) days after the original due date or (y) more than one hundred thirty-five (135) days after the original invoice date;

                  (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                  (f) the sale is to a Customer outside the continental United States of America and Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

                  (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (h) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                  (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                  (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

                  (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

                  (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (n) shipment of the merchandise or the rendition of services has not been completed;

                  (o) any return, rejection or repossession of the merchandise has occurred;

                  (p)      such Receivable is not payable to a Borrower; or

                  (q) with respect to Receivables each month arising out of sales made by any Borrower to Toys-R-Us (or any of its Affiliates) such Receivables shall not be Eligible Receivables to the extent the aggregate amount of such Receivables as a percentage of all Receivables of Borrowers for each such month exceeds the Applicable Percentage for each such month set forth below:


Month                                                   Applicable Percentage
--------                                                ----------------------
January                                                              54
February                                                             36
March                                                                47
April                                                                56
May                                                                  59
June                                                                 45
July                                                                 39
August                                                               37
September                                                            59
October                                                              62
November                                                             58
December                                                             56


                  (r) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  "Environment" shall mean navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.



                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Compliance Costs" shall mean any expenditures, costs, assessments or expenses (including any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by any Borrower or any Guarantor to be in compliance with any and all requirements, as in effect at the Closing Date, of Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean and include as to each Borrower all of such Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Banker's Association as set forth on Dow Jones Markets Service (formerly known as Telrate) (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by
PNC) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by BBA as shown on Eurodollar

                            Rate  =  Dow  Jones   Market
                            Service display page 3750 or
                            appropriate successor 1.00 -
                            Reserve Percentage

                  "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Excess Cash Flow" for any fiscal period shall mean EBITDA of Borrowers on a combined basis for such fiscal period minus capital expenditures made by Borrowers on a combined basis during such fiscal period minus taxes actually paid by Borrowers during such fiscal period plus decreases in Working Capital of Borrowers on a combined basis for such fiscal period (excluding decreases in Working Capital resulting from any write down of current assets or increase in reserves in accordance with GAAP) minus increases in Working Capital of Borrowers on a combined basis during such fiscal period (excluding increases in Working Capital resulting from any write up of current assets or decrease in reserves in accordance with GAAP) minus principal and interest payments under Senior Debt Payments actually paid by Borrowers during such fiscal period.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

                  "Fee Letter" shall mean the fee letter dated, the Closing Date between Borrowers and PNC.

                  "Fixed Charge Coverage Ratio" shall mean and include for Borrowers on a combined basis, with respect to any fiscal period, the ratio of
(a) EBITDA for such period minus the sum of (x) capital expenditures made during such period plus (y) cash taxes actually paid during such period to (b) all Senior Debt Payments during such period.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Body" shall mean any nation or government, any state, municipality or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Guarantor" shall mean Holdings and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

                  "Guaranty" shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for the ratable benefit of Lenders.

                  "Hastings Facility" shall have the meaning set forth in
Section 5.8(e) hereof.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                 "Holdings" shall mean PTI Holding Inc., a Delaware corporation.

                 "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Individual Formula Amount" shall mean at the date of determination thereof, with respect to each Borrower an amount equal to: (a) up to the Receivables Advance Rate of Eligible Receivables of such Borrower, plus
(b) up to the Inventory Advance Rate of the value of Eligible Inventory of such Borrower; minus (c) the aggregate amount of outstanding Letters of Credit issued or caused to be issued on behalf of such Borrower, minus (d) such reserves as Agent may reasonably deem proper and necessary from time to time.

                  "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  "Intercompany Note" shall have the meaning set forth in
Section 7.5 hereof.

                  "Intercreditor Agreement" shall mean the Intercreditor and Subordination Agreement of even date herewith entered into between Agent and Holdings.

                  "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

                  "Inventory" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory  Advance  Rate" shall have the meaning set forth in
Section 2.1(a)(y)(ii) hereof.

                  "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

                  "Karlen" shall mean Karlen Manufacturing, Inc., a Michigan corporation.

                  "Karlen Intercompany Note" shall have the meaning set forth in
Section 7.5 hereof.

                  "Karlen Subordination Agreement" shall mean that certain Subordination Agreement of even date herewith between Karlen and Agent, as it may be amended in accordance with its terms.

                  "Leasehold Interests" shall mean all of each Borrower's right, title and interest in and to (a) the premises located at (i) One Executive Boulevard, Yonkers, New York 10701; (ii) 9540 Waples Street, San Diego, California 92121; and (iii) One River Street, Hastings-on-Hudson, New York 10706; and (b) any and all other real property now or hereafter leased by any Borrower.

                  "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                  "Letters of Credit" shall have the meaning set forth in
Section 2.9.

                  "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Management Agreement" shall mean the management agreement of even date herewith between PTI and Flents Products Co, Inc, a Delaware corporation, as amended from time to time in accordance with its terms.

                  "Management Notes" shall have the meaning set forth in Section
 7.5 hereof.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of the applicable Person or Persons, (b) any Borrower's ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                  "Maximum Revolving Advance Amount" shall mean $22,000,000.

                  "Monthly Advances" shall have the meaning set forth in Section
3.1 hereof.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Net Worth" at a particular date, shall mean all amounts which would be included under stockholders' equity on a balance sheet of Borrowers on a combined basis determined in accordance with GAAP as at such date.

                 "Note" shall mean collectively, the Term Note and the Revolving Credit Note.

                  "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by each Borrower to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender (excluding accounts payable to any such direct or indirect subsidiary or affiliate of Agent or any Lender that is a supplier or other vendor of any Borrower of goods in the ordinary course of business) of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Borrower to Agent or Lenders to perform acts or refrain from taking any action.

                  "Original Owner" shall mean Meredith Birrittella.

                  "Other Documents" shall mean the Note, the Questionnaire, any Guaranty, the Intercreditor Agreement, the Subordination Agreements, the Pledge Agreement and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the Stock having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Permit" shall mean any license, permit, exemption, consent, waiver, authorization, right, order or approval of, and required registration with, any Governmental Body.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon fixed assets or equipment hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2.

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Holdings in favor of Agent securing the Guaranty of Holdings.

                  "Pro Forma Balance  Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

                  "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b) hereof.

                  "Projections" shall have the meaning set forth in Section 5.5
(b) hereof.

                  "PTI" shall have the meaning set forth in the preamble to this Agreement.

                  "Purchasing Lender" shall have the meaning set forth in
Section 16.3 hereof.

                  "Questionnaire"  shall  mean  the  Documentation   Information
Questionnaire and the responses thereto provided by Borrowers and delivered to Agent.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all of the owned and leased real property (and improvements thereon) identified on Schedule 4.5 hereto.

                  "Receivables" shall mean and include, as to each Borrower, all of such Borrower's accounts, contract rights, instruments (including those evidencing Indebtedness owed to Borrowers by their Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                  "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

                 "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Remedial Action" shall mean all actions, whether voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment; (ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

                  "Reportable  Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

                  "Required Lenders" shall mean Lenders holding at least sixty-six percent (66%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six percent (66%) of the Commitment Percentages.

                  "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

                  "Revolving Advances" shall mean Advances made other than Letters of Credit, and the Term Loan.

                  "Revolving Credit Note" shall mean , collectively, the promissory notes referred to in Section 2.1(a) hereof.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus one-quarter of one percent (.25%) with respect to Domestic Rate Loans and, (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

                  "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  "Senior Debt Payments" shall mean and include all cash actually expended by Borrowers to make (a) interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money.

                  "Senior Subordinated Security Agreement" shall mean that certain Senior Subordinated Security Agreement of even date herewith between Holdings and Flents.

                  "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests, member interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or other entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subordination  Agreements"  shall  mean,  collectively,   the
Subordination Agreement of even date herewith entered into between Agent and PTI and the Karlen Subordination Agreement.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                 "Term" shall have the meaning set forth in Section 13.1 hereof.

                 "Term Loan" shall mean the Advances  made  pursuant to Section
2.4 hereof.

                  "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus three-fourths of one percent (.75%) with respect to Domestic Rate Loans or, (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

                  "Term  Note"  shall  mean the  promissory  note  described  in
Section 2.4 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Transactions" shall have the meaning set forth in Section 5.5 hereof.

                  "Transferee" shall have the meaning set forth in Section 16.3
(b) hereof.

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to Borrowers' trade creditors which are more than sixty (60) days past their due date, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

                  "Uniform  Commercial Code" shall have the meaning set forth in
Section 1.3 hereof.

                  "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

                  "Working Capital" at a particular date, shall mean the excess, if any, of Current Assets over Current Liabilities at such date.

                  "Year  2000  Problem"  shall  have the  meaning  set  forth in
Section 5.23 hereof.

                  "Zacko" shall have the meaning set forth in the preamble of this Agreement.

         1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein.

         1.4. Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." All references to "shall" and "will" are intended to have the same meaning. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

II.      ADVANCES, PAYMENTS.

         2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including, without limitation, Sections 2.1(b) and 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

                  (i) up to 85%, subject to the provisions of Section 2.1(c) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                  (ii) up to the lesser of (A) 60%, subject to the provisions of
                  Section 2.1(c) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $11,000,000 in the aggregate at any one time, minus

                  (iii) the aggregate amount of outstanding Letters of Credit, minus

                  (iv) such reserves as Agent may reasonably deem proper and necessary from time to time.

         The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) the sum of Section 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount." The Revolving Advances shall be evidenced one or more secured promissory notes (collectively, "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b) Individual Revolving Advances. Each Lender, severally and not jointly, will make Revolving Advances to each Borrower in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of such Borrower's Individual Formula Amount less the aggregate amount of outstanding Letters of Credit.

                  (c) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrowing Agent.

         2.2.     Procedure for Revolving Advances Borrowing.

                  (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder, which Revolving Advance shall be a minimum amount of $250,000 in integral multiples of $50,000 and which request shall be irrevocable. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

                  (b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying
(i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be a minimum amount of $250,000 and in integral multiples of $50,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                  (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

         Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

                  (d) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

                  (e) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

                  (f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

                  (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder, shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

         2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4. Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrowers in the sum equal to such Lender's Commitment Percentage of $3,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: in equal monthly installments of $83,334.00 each, commencing on May 1, 1999 and on the first day of each month thereafter, with the outstanding principal balance, together with accrued interest and charges due and payable on the last day of the Term and shall be evidenced by a secured promissory note (the "Term Note") in substantially the form attached hereto as Exhibit 2.4.

         2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

         2.6.     Repayment of Advances.

                  (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one
(1) Business Day after the Business Day Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments (including prepayments) of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent on behalf of the Lenders at the Payment Office not later than 1:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

                  (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within forty-five
(45) days after such statement is received by Borrowing Agent. The records of Agent with respect to the Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9. Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit issued for such Borrower would then cause the sum of (i) the outstanding Revolving Advances to such Borrower plus (ii) the outstanding Letters of Credit issued or caused to be issued on behalf of such Borrower to exceed such Borrower's Individual Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $2,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

         2.10.    Issuance of Letters of Credit.

                  (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months, except Stand-By Letters of Credit which may have an expiry date not later than twelve (12) months, in each case after such Letter of Credit's date of issuance, and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

         2.11.    Requirements For Issuance of Letters of Credit.

                  (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct.

                  (b) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, or the application therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.12. Additional Payments. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.13.    Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the applicable Commitment Percentages of Lenders.

                  (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds, and otherwise shall be made in accordance with the terms and conditions hereof, including Sections 2.6 and 2.7 hereof.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii)   Each Lender shall be entitled to earn interest
at the applicable Contract Rate on outstanding Advances which it has funded.

                           (iii) Promptly  following each Settlement Date, Agent
shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

         2.14.    Mandatory Prepayments.

                  (a) Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied
(x) first, to the outstanding principal installments of the Term Loan, in the inverse order of the maturities thereof, and (y) second, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the provisions of this Section 2.14(a), but subject to all other provisions hereof including, without limitation, Sections 2.14(b) and 4.15(h) hereof, solely for purposes of this Section 2.14(a), the license of any Borrower's intellectual property, which intellectual property is not used by such Borrower in its business as presently conducted, shall not be deemed a sale or disposition of Collateral.

                  (b) Borrowers shall prepay the outstanding amount of the Advances in an amount equal to 50% of Excess Cash Flow for each fiscal year commencing on or after December 31, 1999, payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred and five (105) days after the end of each such fiscal year, which amount shall be applied first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.14(b), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement.

                  (c) On the date of receipt, Borrowers shall repay the outstanding amount of the Advances in an amount equal to any and all payments (including any prepayment) received by PTI from Holdings on account of the Intercompany Note, the Karlen Intercompany Note or either of the Management Notes. Such repayments shall be applied (x) first, to the outstanding Revolving Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, and (y), second, to the outstanding principal installments of the Term Loan, in the inverse order of the maturities thereof.

         2.15.    Use of Proceeds.

                  (a) Borrowers shall apply the proceeds of Advances to (i) make the loan from PTI to Holdings evidenced by the Intercompany Note, the proceeds of which shall be advanced to Flents Products, Co., Inc., a Delaware corporation to fund, in part, the acquisition by Flents of substantially all of the assets of Karlen, (ii) to make loans from PTI to Holdings to the extent permitted under
Section 7.5(d) or 7.5(e), the proceeds of which shall be used solely to make payments to Karlen expressly permitted pursuant to the Karlen Subordination Agreement, (iii) repay existing indebtedness owed to Key Bank of New York, (iv) pay fees and expenses relating to this transaction, and (v) to provide for their general corporate purposes and working capital needs not prohibited by the terms of this Agreement.

                  (b) Without limiting the generality of Section 2.15(a) above, neither the Borrowers, the Guarantors nor any other person which may in the future become party to this Agreement or the Other Documents as Borrower or Guarantor, intend to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

         2.16.    Defaulting Lender.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders," a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

         3.1. Interest. Interest on Advances shall be payable in arrears on the first Business Day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the applicable Term Loan, the Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (the "Default Rate").

         3.2.     Letter of Credit Fees.

                  (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit ("Issuing Fees") for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to (i) with respect to Documentary Letters of Credit, to the average daily face amount of each outstanding Documentary Letter of Credit multiplied by one-half percent (0.50%) per annum, or (ii) with respect to Standby Letters of Credit, the average daily face amount of each outstanding Standby Letter of Credit multiplied by the Applicable Margin per annum, in each case, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees including Issuing Fees, the "Letter of Credit Fees"). Notwithstanding the foregoing, one-quarter of one percent (0.25%) of each Issuing Fee shall only be for the account of Agent as a fronting fee. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  At any time following the occurrence and during the continuance of an Event of Default, at Agent's request, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. Fee Letter. Borrowers shall pay the fees set forth in the Fee Letter in accordance with the provisions thereof.

         3.4. Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three-eighths of one percent (.375%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each month. For purposes of calculating such fees, the amount drawable under a Letter of Credit shall be added to such daily unpaid balance.

         3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate for Domestic Rate Loans during such extension.

         3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

         3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9.     Capital Adequacy.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction in regard to this Agreement. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

IV.      COLLATERAL;  GENERAL TERMS

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to and lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and lien and shall cause its financial statements to reflect such security interest and lien.

         4.2. Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in and lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers,
(iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest and lien under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of any Borrower in accordance with Section 9-402(2) of Uniform Commercial Code. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3. Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent as a prepayment pursuant to Section 2.14(a) hereof.

         4.4. Preservation of Collateral. Following the occurrence of a Default (in the case of a Default, only if the Agent deems it necessary to protect its or any Lender's interest in and to preserve the Collateral) or an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof,
Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's or any Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral pursuant to this Agreement, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

4.5.     Ownership and Location of Collateral.

                  (a) With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever;
(ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same.

                  (b) Each Borrower's Inventory and Equipment shall be located as set forth on Schedule 4.5 or any such other location provided that with respect to such location, such Borrower has complied with the other provisions of this Section 4.5(b). No Borrower shall open any new office or place of business without 30 days prior written notice to Agent and provided that such Borrower executes such documents and takes such other action requested by Agent pursuant to Section 4.2, and, without the prior written consent of Agent, Inventory and Equipment shall not be removed from such locations or stored at new locations except with respect to the sale or disposition of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof, provided that notwithstanding the foregoing, but subject to the other terms and conditions hereof, such Borrower may store Inventory at any other location, provided that (i) during any twelve (12) month period, Borrower may only store up to an aggregate value of $250,000 of Inventory at any such other location, (ii) such Inventory shall be stored at such location for not more than sixty (60) days, (iii) Borrower shall deliver concurrent written notice to Agent, and (iv) no later than ten (10) days after storing Inventory at any such location, Borrower shall execute and deliver all such documents and take such other actions requested by Agent pursuant to Section 4.2.

         4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following an Event of Default and demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies, and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including, without limitation, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

         4.8. Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of any Borrower's financial statements, trial balances, workpapers, or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants and auditors may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants, auditors or Governmental Bodies.

         4.9. Compliance with Laws. Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business, in any case, the non-compliance with which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect on such Borrower.

         4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business.

         4.11. Insurance. The assets and properties of Borrowers at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of Borrowers so that such insurance shall remain in full force and effect. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance; (b) maintain a bond or other insurance in such amounts as is customary in the case of companies engaged in businesses similar to such
Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may, and is hereby authorized to, endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowers insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by any Borrower which insure such Borrower's insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate for all Borrowers during such calendar year. In the event the amount of insurance proceeds received by Agent exceeds $250,000, then Agent shall not be obligated to remit the insurance proceeds to such Borrower unless such Borrower shall provide Agent with evidence satisfactory to Agent that the insurance proceeds will be used by such Borrower to repair, replace or restore the insured property which was the subject of the insurable loss. In the event any Borrower has previously received (or, after giving effect to any proposed remittance by Agent to any Borrower would receive) insurance proceeds which equal or exceed $250,000 in the aggregate for all Borrowers during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to such Borrower upon such Borrower's providing Agent with evidence satisfactory to Agent that the insurance proceeds will be used by such Borrower to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds to such Borrower in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred and be continuing, and (y) such Borrower shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

         4.12. Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations. Agent will notify Borrower after it has obtained any such insurance.

         4.13. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will notify Borrower after it has made any such payment. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in and lien on any and all Collateral held by Agent.

         4.14. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15.    Receivables.

                  (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

                  (b) Solvency of Customers. Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) Locations of Executive Offices of Borrowers. Each Borrower's chief executive office is located at the addresses set forth on
Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) Collection of Receivables. Until any Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its reasonable discretion deems it to be in Lenders' best interest to do so), each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time after and during the continuance of a Default or an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in and lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                  (f) Power of Agent to Act on Borrowers' Behalf. Agent shall have and is hereby granted the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (A) at any time: (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; and (v) to do all other acts and things necessary to carry out this Agreement; and (B) following the occurrence and during the continuance of an Event of Default: (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; and (vii) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

                  (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuation of an Event of Default or Default, Agent may, without notice or consent from any Borrower, and, in the case of a Default, only to the extent Agent deems it necessary for the protection of its or any Lender's interest in and to preserve the Collateral, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuation of an Event of Default or Default, the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Borrowers into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require at any time and from time to time pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such "blocked account" shall immediately become the property of Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                  (i) Adjustments. No Borrower will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

         4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. Except with regard to obsolete or worn out Equipment disposed of in accordance with Section 4.3 hereof, the Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

         4.19. Environmental Matters. (a) Borrowers shall ensure that the Real Property (and all operations and businesses conducted thereon) remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) Borrowers shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Collateral.

                  (f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

                  (g) Promptly upon the written request of Agent from time to time, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

         4.20. Financing Statements. Except with respect to the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.       REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants as follows:

         5.1. Authority; Enforceable Obligations. Each Borrower and each Guarantor has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's and Guarantor's corporate powers, have been duly authorized by all necessary corporate or other action, are not in contravention of law or the terms of such Person's by-laws, certificate of incorporation or other applicable documents relating to such Person's formation or to the conduct of such Person's business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not conflict with or violate any law or regulation, or any judgement, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower or its property is a party or by which it may be bound. This Agreement and the Other Documents have been duly executed and delivered by each Borrower and each Guarantor which is a party thereto, and this Agreement and the Other Documents constitute legal, valid and binding obligations of each Borrower and each Guarantor party thereto, enforceable against each such Borrower and each such Guarantor party thereto in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditor's rights and remedies in general.

         5.2. Formation and Qualification. (a) Each Borrower and Guarantor is duly incorporated and in good standing under the laws of the states listed on
Schedule 5.2(a) and is qualified to do business and is in good standing in each state in which qualification and good standing are necessary for such Borrower or Guarantor to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower or Guarantor. Each Borrower and each Guarantor has delivered to Agent true and complete copies of each of their respective certificates of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                  (b) No Borrower has any Subsidiaries and the only Subsidiaries of Holdings are correctly listed on Schedule 5.2(b).

         5.3. Survival of Representations and Warranties. All representations and warranties of each Borrower and each Guarantor contained in this Agreement and the Other Documents to which such Person is a party shall be true at the time of such Borrower's and Guarantor's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. Tax Returns. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1997. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books. Prior to the Closing Date, the Borrowers have been included in consolidated federal income tax returns filed by Holdings on behalf of the affiliated group of corporations of which Holdings is the common parent (such returns being referred to as "Consolidated Returns"); all such Consolidated Returns required to be filed through the date hereof have been timely filed in a manner consistent with prior years and applicable laws and regulations; and all such Consolidated Returns are true and complete in all material respects.

         5.5.     Financial Statements.

                  (a) The pro forma balance sheet of Borrowers on a combined basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a combined basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Holdings and each Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The twelve-month cash flow and operating income projections of the Borrowers on a combined basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Holdings and each Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements."

                  (c) The consolidated and consolidating balance sheets of Holdings and such other Persons described therein (including the accounts of Borrowers and all other Subsidiaries of Holdings for the respective periods during which a subsidiary relationship existed) (i) as of December 31, 1998, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, and (ii) as of February 28, 1999, and the related statements of income changes in stockholders' equity and cash flow for the period ended on such date, copies of all of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Holdings and its Subsidiaries and Borrowers, at such date and the results of their operations for such period. Since December 31, 1997, there has been no change in the condition, financial or otherwise, of any Borrower or Holdings as shown on such Person's balance sheet as of such date and no change in the aggregate value of Equipment owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name and Locations. (a) No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor, except as set forth in Schedule 5.6, has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

                  (b) There is no location at which any Borrower has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 4.5 hereto and (ii) any other locations in the continental United States permitted pursuant to the terms of Section 4.5(b) hereof. Schedule
4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored. None of the receipts received by a Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule
4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower. Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property leased by any Borrower. No Borrower owns any Real Property.

         5.7.     O.S.H.A. and Environmental Compliance.

                  (a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds, Real Property or Equipment under any such laws, rules or regulations.

                  (b) Each Borrower has been issued all required federal,  state
and  local  licenses,   certificates  or  permits  relating  to  all  applicable
Environmental Laws.

                  (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property;
(iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

         5.8.     Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) After giving effect to the Transactions, Borrowers will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.


                  (b) Except as disclosed in Schedule 5.8(b), no Borrower or Guarantor has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, Guarantor or the Collateral (ii) any liabilities or indebtedness for borrowed money other than the Obligations; and (iii) any Liens on any of its assets or properties other than Permitted Encumbrances.

                  (c) No Borrower or Guarantor is in violation of any applicable, law, rule, statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on such Borrower, Guarantor or the Collateral, nor is any Borrower or Guarantor in violation of any order of any court, arbitration board, tribunal or other Governmental Body.

                  (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or
Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA,
(ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR 2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

                  (e) None of the Borrowers or any Guarantor has any responsibility or liability (including, without limitation, with respect to any clean-up costs or any Environmental Compliance Costs) for any environmental investigation, contamination or remediation with respect to the property located at One River Street, Hastings-on-Hudson, New York (the "Hastings Facility").

         5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower as of the Closing Date are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software, except "off-the-shelf" software (for which a Borrower has access to only), used by any Borrower, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

         5.11. Default of Indebtedness. No Borrower or Guarantor is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. No Default. No Borrower or Guarantor is in default in the payment or performance of any of its contractual obligations and no Default has occurred. Borrowers have heretofore delivered to the Agent true and complete copies of all material contracts to which it is a party or to which any of its property is bound.

         5.13. No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. As of the Closing Date, no Borrower is involved in any labor dispute and, as of the date of each request for an Advance, no labor dispute will exist other than nonmaterial ordinary course of business disputes with any employee which could not be reasonably expected to have a Material Adverse Effect on any Borrower. There are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

         5.15. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on any Borrower.

         5.18. Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.19. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.20. Application of Certain Laws and Regulations. No Borrower nor any Affiliate of any Borrower, is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.21. Business and Property of Borrower. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than the businesses conducted on the Closing Date and fully disclosed to the Agent and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower. Each of Fu-Chung Manufacturing, Inc., a Delaware corporation, and Alpine Financial Inc., a Delaware corporation (collectively, the "Inactive Affiliates") is an inactive subsidiary of Holdings that conducts no business and has less than $25,000 in total assets. Zacko has less than $25,000 on deposit in its Merrill Lynch account, which is its only account.

         5.22. Year 2000. Each Borrower has reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by each Borrower (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not have a Material Adverse Effect on any Borrower.

VI.      AFFIRMATIVE COVENANTS.

         Each Borrower shall, and shall cause each of its Subsidiaries to, until payment in full of the Obligations and termination of this Agreement:

         6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this
Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral, and immediately notify Agent upon acquiring any ownership interest in or other right to use any patent, trademark, copyright, license or other intellectual property of any kind after the date hereof; (b) keep in full force and effect its existence and comply with the laws, rules and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower.

         6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, rule, regulation, or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect on any Borrower.

         6.4. Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5. Net Worth. Maintain, with respect to all Borrowers on a combined basis, at all times a Net Worth in an amount not less than $8,125,000, provided such amount shall be increased commencing with respect to each fiscal year (or portion thereof) commencing on January 1, 2000, to an amount equal to the minimum Net Worth amount required for the immediately preceding fiscal year pursuant to this Section 6.5 plus an amount equal to 50% of the positive net income of Borrowers on a combined basis for such prior fiscal year.

         6.6. Fixed Charge Coverage Ratio. Maintain, with respect to all Borrowers on a combined basis, a Fixed Charge Coverage Ratio at the end of each fiscal quarter with respect to the four fiscal quarters then ended of not less than 1.2 to 1.0.

         6.7. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect provided that any amendment to this Agreement may only be made pursuant to Section 16.2(a).

         6.8. Payment of Indebtedness. Pay, discharge or otherwise satisfy and perform at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested within 30 days after such maturity in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.9. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.10. Year 2000 Problem. Take all steps necessary to ensure that the Year 2000 Problem will not have a Material Adverse Effect on any Borrower or any of their Subsidiaries.

         6.11 Additional Insurance. Within 90 days after the Closing Date, PTI shall obtain $10,000,000 of additional product liability insurance coverage in addition to its existing product liability coverage of $20,000,000, with respect to claims (including, without limitation, occurrences in 1998) for personal injury, death or property damage suffered by others and otherwise in form and substance satisfactory to Agent, and such insurance coverage shall be otherwise in compliance with Section 4.11 hereof (including, without limitation, subsection (e)). Without limiting any other right or remedy that Agent may have, if PTI fails to comply with the foregoing covenant within such 90-day period, Agent can obtain such insurance coverage on behalf of PTI and all costs and expenses relating thereto shall be charged to Borrowers Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

VII.     NEGATIVE COVENANTS.

         No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1.     Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Stock of any Person (or of any Subsidiary, division or operating unit of any Person) or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except the sale of Inventory in the ordinary course of its business and except the disposition or transfer of obsolete and worn out Equipment in accordance with Section 4.3.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business.

         7.4. Investments. Purchase or acquire obligations or Stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined  capital and surplus of at least  $500,000,000,  or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business; (b) a loan from PTI to Holdings on the Closing Date in the amount of $1,000,000, provided that (1) such loan shall be evidenced by a promissory note substantially in the form of
Exhibit 7.5(b) hereto (the "Intercompany Note") and (2) such Intercompany Note shall be pledged by PTI and delivered to the Agent for the ratable benefit of the Lenders; (c) (i) a loan from PTI to the Original Owner in the principal amount of $600,000 and a loan from PTI to Warren Schaeffer in the principal amount of $600,000 provided that (A) each such loan shall be evidenced by a promissory note substantially in the form of Exhibit 7.5(c) (collectively, the "Management Notes") and (B) such Management Notes shall be pledged by PTI and delivered to Agent for the ratable benefit of the Lenders and (ii) other loans to its employees in the ordinary course of business not to exceed the aggregate amount of $50,000 at any time outstanding; (d) commencing on the second anniversary of the Closing Date, loans from PTI to Holdings, to be applied by Holdings solely to make prepayments of Subordinated Indebtedness (as defined in the Karlen Subordination Agreement), provided that, (A) prior to and after giving effect to any such loan, (i) the Fixed Charge Coverage Ratio of Borrowers on a combined basis shall be equal to or greater than 2.0 to 1.0; (ii) Borrowers shall have Undrawn Availability of at least $3,000,000 and (iii) no Default or Event of Default shall have occurred; (B) such prepayments are otherwise permitted and in accordance with the terms and provisions of the Karlen
Subordination Agreement; and (C) each such loan shall be evidenced by a subordinated demand promissory note in substantially the form of Exhibit 7.5(d) (the "Karlen Intercompany Note") and the Karlen Intercompany Note shall be pledged to Agent; and (e) loans from PTI to Holdings, to be applied by Holdings solely to make regularly scheduled payments of interest under the Subordinated Note (as defined in the Karlen Subordination Agreement) as in effect on the date hereof, provided that, (A) prior to and after giving effect to any such loan,
(i) the Fixed Charge Coverage Ratio of Borrowers on a combined basis shall be equal to or greater than 2.0 to 1.0; Borrowers shall have Undrawn Availability of at least $3,000,000 and (ii) no Default or Event of Default shall have occurred; (B) such regularly scheduled payments of interest are otherwise permitted and in accordance with the terms and provisions of the Karlen Subordination Agreement; and (C) each such loan shall be evidenced by the Karlen Intercompany Note and otherwise permitted in accordance with the terms and provisions thereof.

         7.6.  Capital   Expenditures.   Contract  for,  purchase  or  make  any
expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $500,000.

         7.7. Dividends. Except for a $200,000 cash dividend from PTI to Holdings made on the Closing Date to be applied as a cash capital contribution to Flents on the Closing Date, declare, pay or make any dividend or distribution on any shares of common stock, preferred stock or any other Stock of such Borrower (other than dividends or distributions payable in its Stock) or split up or reclassify any of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement or acquisition of any common or preferred stock or any other Stock, including, without limitation, any options to purchase or acquire any such shares of common or preferred stock or other stock of such Borrower.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt incurred in the ordinary course of business to non-Affiliates) except in respect of (a) Indebtedness to Lenders and
(b) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof.

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted, and Borrowers will not purchase any Real Property or other real property. Without the prior written consent of Agent neither Borrower shall permit the Merrill Lynch account maintained by Zacko to have on deposit more than $25,000 at any time.

         7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions disclosed to the Agent, which are in the ordinary course of business, and on an arm's-length basis on terms and on conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; except (i) PTI shall be entitled to receive payments of principal and interest under and pursuant to the terms and conditions of the Intercompany Note as in effect on the Closing Date and payments of principal and interest under each Karlen Intercompany Note, (ii) PTI shall be entitled to reimburse Holdings in an aggregate amount not to exceed $100,000 in cash during any fiscal year, to be applied by Holdings to pay certain lease expenses, franchise taxes, accounting and SEC fees and expenses and other ordinary course of business operating expenses incurred by Holdings on behalf of Borrowers, so long as prior to and after giving effect to any such payments there shall not exist any Event of Default or Default and (iii) loans to Holdings to the extent expressly permitted pursuant to Section 7.5 hereof.

         7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed (i) $1,325,000 during fiscal year 1999, (ii) $1,400,000 during fiscal year 2000 and (iii) $1,500,000 during fiscal year 2001 and thereafter (or, in the event the lease for the Hastings Facility shall have terminated and Borrowers shall move to another location, $2,000,000 in fiscal year 2001 and thereafter).

         7.12.    Subsidiaries.

                  (a)      Form any Subsidiary.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13. Fiscal Year and Accounting Changes. Change its fiscal year or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

         7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws, except to increase the amount of authorized common stock, or unless required by law.

         7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction," as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency," as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders and other than prepayments of account payables to vendors and suppliers in the ordinary course of business consistent with past practices), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

         7.18. Other Agreements. (a) Enter into any amendment, waiver or modification of the Intercompany Note, either of the Management Notes, the Intercreditor Agreement, any Karlen Intercompany Note, or any related agreements
(b) amend or modify the Management Agreement other than any amendment to the Management Agreement, the effect of which would not be to decrease, increase or otherwise change the payments thereunder or otherwise violate any other provision of this Agreement or terminate or permit the Management Agreement to terminate for any reason prior to the Maturity Date without the Agent's prior written consent.

VIII.    CONDITIONS PRECEDENT.

         8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Note. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

                  (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in and Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Corporate Proceedings. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Holdings and each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Other Documents and any related agreements, (collectively, the "Documents") and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Holdings and each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Holdings and each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Holdings and each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of Holdings and each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Holdings and each Borrower and all agreements of Holdings and of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

                  (f) Good Standing Certificates. Agent shall have received good standing certificates for Holdings and each Borrower dated not more than 15 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Holdings and each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Holdings and each Borrower's business activities or the ownership of its properties necessitates qualification;

                  (g) Legal Opinion. Agent shall have received the executed legal opinion of Akabas & Cohen, in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, the Guaranty, the Intercreditor Agreement, the Other Documents, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                  (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Holdings or any Borrower or against the officers or directors of Holdings or any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Holdings or any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i);

                  (j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest and Equipment and other Collateral of each Borrower and all books and records in connection therewith;

                  (k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

                  (l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

                  (m) Pledge Agreement. Agent and Holdings shall have entered into the Pledge Agreement, in form and substance satisfactory to Agent in its sole discretion;

                  (n) Senior Subordinated Security Agreement. Holdings and Flents shall have entered into the Senior Subordinated Security Agreement, in form and substance satisfactory to Agent.

                  (o) Intercreditor Agreements. Holdings and Agent shall have entered into the Intercreditor Agreement and the Subordination Agreements shall have been entered into by all parties thereto, in each case, in form and substance satisfactory to Agent;

                  (p) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

                  (q) Payment Instructions. Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (r) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                  (s) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents, including, without limitation, Consents from all licensors in form and substance satisfactory to Agent and a Consent with respect to the Collateral Assignment of the Senior Subordinated Security Agreement and the Intercredit Agreement; and, Agent shall have received such Consents and waivers of such other third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (t) No Adverse Material Change. (i) since December 31, 1997, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Borrower and
(ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

                  (u) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers or at which Inventory is located;

                  (v) Guarantees and Other Documents. Agent shall have received (i) the executed Guarantees, (ii) the executed Pledge Agreement, and
(iii) the executed Other Documents, all in form and substance satisfactory to Agent;

                  (w) Net Worth. Agent shall have received the Pro Forma Balance Sheet reflecting a Net Worth after giving effect to the Transactions of at least $8,800,000;

                  (x) Contract Review. Agent shall have reviewed all material contracts of and other agreements to which any Borrower is a party or is bound or which effects the business of any Borrower or the Collateral including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and employment agreements and all such contracts and agreements shall be satisfactory in all respects to Agent;

                  (y) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of Holdings and each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Holdings and Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (z) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date; and that after giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $2,500,000 as evidenced by the Borrowing Base certificate in substantially the form of Exhibit 8.1(z) hereof;

                  (aa) Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including, but not limited to those with respect to EPA, OSHA and ERISA;

                  (bb)   Product Liability Insurance.  Agent shall have received
evidence  to  its  satisfaction  that  Borrowers  maintain   sufficient  product
liability insurance, all in form and substance satisfactory to Agent;

                  (cc)     Other.  All corporate and other proceedings, and all
documents,   instruments   and  other  legal  matters  in  connection  with  the
Transactions shall be satisfactory in form and substance to Agent and its counsel; and

         8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by Holdings or any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWERS.

         Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Schedules. Deliver to Agent (i) at least weekly on the first Business Day of each week, a detailed listing of all sales made by each Borrower during the prior week and (ii) on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable aging, (b) accounts payable schedules and (c) Inventory reports, including without limitation, reports by category and location, and (d) a reconciliation to the general ledger of each Borrower of the reports described in Sections 9.2(i)(a)-(c) above. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local Environmental Laws and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

         9.4. Litigation. Promptly notify Agent in writing of any claim if the amount in question or which could reasonably be determined to be due from any
Borrower is in excess of $100,000, and of each litigation, suit or administrative proceeding affecting any Borrower or Holdings, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects any of the Collateral or which could reasonably be expected to have a Material Adverse Effect on any Borrower.

         9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Intercompany Note; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Intercompany Note; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements and for the period then ended, as applicable; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of Holdings or any Borrower which could reasonably be expected to have a Material Adverse Effect on Holdings or any Borrower; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

         9.6. Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7. Annual Financial Statements. Furnish Agent within one hundred and five (105) days after the end of each fiscal year of Holdings, financial statements of Holdings on a consolidating and consolidated basis and of each Borrower including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year and in comparative form with respect to the same period for the prior fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6, 7.7, 7.8, 7.11,
7.17 and 7.18 hereof. In addition, the reports shall be accompanied by a certificate of Holdings and each Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6, 7.7, 7.8, 7.11 , 7.17 and 7.18 hereof.

         9.8. Quarterly Financial Statements. Furnish Agent within sixty (60) days after the end of each fiscal quarter, an unaudited balance sheet of Holdings on a consolidated and consolidating basis and of each Borrower and unaudited statements of income and stockholders' equity and cash flow of Holdings on a consolidated and consolidating basis and of each Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Holdings and each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6, 7.7, 7.8, 7.11, 7.17 and 7.18 hereof.

         9.9. Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Holdings on a consolidated and consolidating basis and of each Borrower and unaudited statements of income and stockholders' equity and cash flow of Holdings on a consolidated and consolidating basis and of each Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month and in comparative form with respect to the same period for the prior fiscal year, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of each Borrower's and Holdings Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6, 7.7, 7.8, 7.11, 7.17 and 7.18 hereof.

         9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders.

         9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrowers including, without limitation and without the necessity of any request by Agent,
(a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto (and subject to Section 4.5), notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any general labor dispute or other material labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

         9.12. Projected Operating Budget. Furnish Agent, prior to the Closing Date with respect to the current fiscal year and no later than thirty (30) days prior to the beginning of each Borrower's fiscal year commencing with the fiscal year commencing on January 1, 2000, a month by month projected operating budget and cash flow of Borrowers on a combined basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business or any Guarantor, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and
(iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

         9.15. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under
Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement, including, without limitation, such as may be necessary or desirable to confirm or perfect the Agent's and the Lenders' interests in and Liens on the Collateral. Without limiting the generality of the foregoing, (a) no later than 45 days after the Closing Date, Borrowers shall deliver to the Agent patent and trademark lien searches, in form and substance satisfactory to the Agent, with respect to all patents and trademarks that the Borrowers have registered with the Federal Patent and Trademark Office or any other jurisdiction, if any, where the Borrowers have registered any patents or trademarks, which searches shall not disclose any Liens other than Liens in favor of the Agent, and Permitted Encumbrances, if any, (b) no later than 10 days after request by Agent, Borrowers shall take such action with respect to its Merrill Lynch and other accounts as may be requested by Agent which Agent deems necessary or desirable to protect its rights hereunder, (c) no later than 30 days after the Closing Date, Borrower shall obtain all licensor consents, landlord waivers and warehousemen's agreements not obtained on or prior to the Closing Date and in form and substance satisfactory to Agent and deliver them to Agent, all in form and substance satisfactory to Agent, (d) no later than two Business Days after the Closing Date, Borrower shall cause the original Management Note of Warren Schaeffer executed by Warren Schaeffer to be delivered to the Agent and (e) no later than 30 days after the Closing Date, Borrower shall obtain and deliver to Agent certificates of good standing of PTI in the States of New York and California.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due (including, without limitation, pursuant to Section 2.7 hereof) or in any Other Document;

         10.2. any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect in any material respect on the date when made or deemed to have been made;

         10.3. failure by any Borrower to (i) furnish financial information (x) when due or (y) when requested, if such failure continues for ten (10) days after any such request, or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against any Borrower's Inventory or Receivables or against a material portion of any Borrower's other property which is not fully stayed or lifted within thirty (30) days;

         10.5. except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Borrower or any Guarantor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower or any Guarantor, on the one hand, and Agent or any Lender, on the other hand, except for a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is cured within ten (10) Business Days from the occurrence of such failure or neglect;

         10.6. any judgment or judgments are rendered or judgment liens filed against any Borrower or any Guarantor for an aggregate amount in excess of $250,000 which within forty (40) days of such rendering or filing is not either fully satisfied, stayed or discharged of record;

         10.7. any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. any Affiliate or any Subsidiary of any Borrower or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any change in any Borrower's or any Guarantor's results of operations or condition (financial or otherwise) or affairs which in Agent's opinion has a Material Adverse Effect on such Borrower or such Guarantor;

         10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.12 an event of default has occurred and been declared under the Intercompany Note, either of the Management Notes, or the Karlen Intercompany Note which default shall not have been cured or waived within any applicable grace period;

         10.13. a default of the obligations of any Borrower or any Guarantor under any other agreement to which it is a party shall occur which materially and adversely affects its results of operations, condition (financial or otherwise), affairs or prospects, which default is not cured within any applicable grace period;

         10.14. termination or breach of any Guaranty or the Pledge Agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or Pledge Agreement;

         10.15.   any Change of Ownership or Change of Control shall occur;

         10.16. any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender;

         10.17. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark, tradename or copyright of any Borrower, the continuation of which is material to the continuation of any Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, patent, trademark, tradename or copyright and such proceedings shall not be dismissed or discharged within sixty (60) days or (c) schedule or conduct a hearing on the renewal of any license, permit, patent, trademark, tradename or copyright necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, patent, tradename or copyright; (ii) any license or other agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Borrower;

         10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which has a reasonable likelihood, in the opinion of Agent, upon final determination, of resulting in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.19. the operations of any Borrower's manufacturing facility are interrupted at any time for more than one hundred seventy-five (175) hours during any period of thirty (30) consecutive days and such Borrower is not meeting substantially all orders during such 30-day period, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause
(i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of sixty (60) consecutive days; or

         10.20. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to a Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect on any Borrower.

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. Rights and Remedies. (a) Upon the occurrence of (i) an Event of Default pursuant to Sections 10.7, 10.8 or 10.9, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower.

                  (b) Upon the occurrence of any Event of Default, in addition to the rights and remedies set forth in Section 4.4 and 4.15 hereof, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower.

                  (c) In connection with the exercise of the foregoing remedies, including without limitation, the sale of Inventory, Agent is hereby granted a perpetual nonrevocable, royalty free, nonexclusive license and permission to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, copyrights, trademarks, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with (a) Inventory for the purpose of selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

                  (d) The proceeds realized from the sale or other disposition of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers and Guarantors shall remain liable to Agent and Lenders therefor.

         11.2. Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower's property held by Agent and such Lender to reduce the Obligations.

         11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until April 14, 2002 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) $500,000 if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) $250,000 if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) $125,000 if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the date which is 30 days immediately preceding the third anniversary of the Closing Date; provided, however, in the event that the Lenders (and not the Borrowers or either of them) cause the Early Termination Date to occur by requiring prepayment in full of the Obligations solely as a result of an Event of Default pursuant to Section 10.15 hereof (a "Change of Control Termination") and no other Event of Default, then (a) in the event that such Change of Control Termination resulted solely from the issuance of additional shares of common stock of Holdings to the public in any secondary public offering of common stock of Holdings pursuant to a registration statement declared effective by the Securities and Exchange Commission and otherwise consummated in compliance with all applicable laws and regulations (a "Public Offering"), and provided that no other Event of Default or Default existed immediately prior to or after giving effect to any such Public Offering, then no termination fee would be payable hereunder, and (b) in the event that such Change of Control Termination occurred at any time after the first anniversary hereof and resulted from any Change of Control not described in clause (a) of this Section 13.1, and provided that no other Event of Default or Default existed immediately prior to or after giving effect to any such transaction, then the termination fee payable under this
Section 13.1 shall be an amount equal to 50% of the applicable termination fee set forth in clause (y) or (z) of this Section 13.1.

         13.2. Termination. The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid or performed in full.

XIV.     REGARDING AGENT.

         14.1. Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the fee letter, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required
Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7. Indemnification. Each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

         14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, and 9.9 from any Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10. Borrowers' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

XV.      BORROWING AGENCY.

         15.1.    Borrowing Agency Provisions.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

         15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and the indefeasible repayment in full of the Obligations.

XVI.     MISCELLANEOUS.

         16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any Federal or state court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the State of New York. Agent shall use reasonable efforts to provide a copy of any service of process made pursuant to this Section 16.1 to Akabas & Cohen at the address set forth in
Section 16.6 hereof; provided that failure by Agent to provide such copy shall not in any way affect the validity of or have any other effect on the service of process on Borrower. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a Federal or state court located in the County of New York, State of New York.

         16.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this
Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Commitment Percentage of any Lender.

                           (ii)  extend the maturity of any Note or the due date
for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

                           (iii)  alter  the  definition  of the  term  Required
Lenders or alter, amend or modify
this Section 16.2(b).

                           (iv) release any Collateral  during any calendar year
(other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $100,000.

                           (v)      change the rights and duties of Agent.

                           (vi) permit any Revolving Advance to be made if after
giving effect thereto the
total of Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

                           (vii)  increase  the Advance  Rates above the Advance
Rates in effect on the Closing
Date.

                           (viii) increase the Maximum  Revolving Advance Amount
or permit any Revolving Advance
to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred ten percent (110%) of the Formula Amount.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the Revolving Advances at any time to exceed the Formula Amount by not more than 10% but Agent will not voluntarily permit the Revolving Advances to exceed such amount during any period consisting of more than thirty (30) consecutive days. For the purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time from the fact that the Formula Amount was unintentionally exceeded (whether at the time of any Revolving Advance or at the time of the issuance of a Letter of Credit resulting in a Revolving Advance) for any reasons including, but not limited to, Collateral believed to be eligible in fact being or becoming ineligible or the return of uncollected checks or other items applied to the reduction of the Revolving Advances or overadvances made to protect or preserve Collateral. In the event that Agent involuntarily permits the Revolving Advances to exceed the Formula Amount by more than 10%, Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reasons for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         16.3.    Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $2,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such
Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall promptly execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Borrowers authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

         16.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         16.5. Indemnity. Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

         16.6. Notice Any notice or request hereunder may be given to any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)  If to Agent or        PNC Bank, National Association
                  PNC at:           Two Tower Center Boulevard
                                    East Brunswick, New Jersey 08816
                                    Attention:  Arthur Lippens
                                    Telephone:  (732) 220-4352
                                    Telecopier: (732) 220-4393

                  with a copy to:   Haythe & Curley
                                    237 Park Avenue
                                    New York, New York 10017
                                    Attention:  Joseph J. Romagnoli, Esq.
                                    Telephone:  (212) 880-6000
                                    Telecopier: (212) 682-0200

         (B) If to a Lender other than Agent, as specified on the signature pages hereof

         (C)  If to Borrowing Agent
              or any Borrower, at:   Protective Technologies International, Inc.
                                     One Executive Boulevard
                                     Yonkers, New York 10701
                                     Attention: President
                                     Telephone: (914) 423-9390
                                     Telecopier: (914) 423-9610

                  with a copy to:    Akabas & Cohen
                                     488 Madison Avenue
                                     New York, New York 10022
                                     Attention: Seth A. Akabas, Esq.
                                     Telephone: (212) 308-8505
                                     Telecopier: (212) 308-8582

         16.7. Survival. The obligations of Borrowers under Sections 2.2(f), 3.7, 3.9, 4.19(h), 14.7 and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         16.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement, or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral or maintaining, preserving or enforcing any of Agent's or any Lender's rights hereunder, and under all related agreements, in any case, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions (or proceedings arising out of or relating to Agent's or any Lender's transactions with Holdings or any Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

         16.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         16.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower or any Guarantor (or any affiliate of any such Person) for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         16.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         16.15. Confidentiality; Sharing Information. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, provided such Transferees or Purchasing Lenders are bound by this Section or a similar confidentiality agreement, and
(c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender, each Transferee and each Purchasing Lender shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender, any Transferee or any Purchasing Lender, be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. This Section 16.15 shall survive the termination of this Agreement.

                  (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section
16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

         16.16. Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

         Each of the parties has signed this Agreement as of the day and year first above written.

                                     PROTECTIVE TECHNOLOGIES INTERNATIONAL, INC.
ATTEST:
                                            By:/s/_Meredith Birrittella
________________________                    Name:_Meredith Birrittella
[SEAL]                                      Title:  C.E.O.


                                                     ZACKO SPORTS, INC.
ATTEST:
                                            By:/s/ Meredith Birrittella
________________________                    Name:_Meredith Birrittella
[SEAL]                                      Title:_ C.E.O.


 PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent


 By:__/s/_Anthony J. Foti
 Name:    Anthony J. Foti
 Title:   Vice President

Commitment Percentage: 100

EXHIBIT 5



                  SECURITIES PURCHASE AGREEMENT, dated as of April 14, 1999, by and between FLENTS PRODUCTS CO., INC., a Delaware corporation (the "Company"), and THE 1818 MEZZANINE FUND, L.P., a Delaware limited partnership (the "Purchaser").

                  WHEREAS, the Company proposes to acquire (the "Acquisition") substantially all of the assets of Karlen Manufacturing, Inc., a Michigan corporation ("Karlen"), pursuant to the Karlen Purchase Agreement (as defined herein); and

                  WHEREAS, concurrently with the Acquisition, the Company proposes to issue and sell to the Purchaser for an aggregate purchase price of $8,000,000 (i) a Senior Subordinated Promissory Note with a final maturity of April 14, 2005 in the aggregate principal amount of $8,000,000 (the "Senior Subordinated Note" and together with all notes issued in connection with the substitution, replacement or transfer thereof, the "Notes") and (ii) detachable warrants (the "Warrants") exercisable at any time to purchase 22 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (subject to adjustment), which is equal to 22% of the outstanding Common Stock of the Company on a fully diluted basis, at an exercise price of $.01 per share, in each case upon the terms and subject to the conditions set forth in this Agreement.

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   I. ARTICLE

                                   DEFINITIONS

A. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Accountants" has the meaning assigned such term in Section 9.1(a).

                  "Acquisition" has the meaning assigned that term in the first Whereas clause.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "BBH & Co." means Brown Brothers Harriman and Co., a New York limited partnership.

                  "Business Day" means any day other than a Saturday, Sunday or other legal holiday on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

                  "Capital Lease Obligations" means, as to any Person, any obligation of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for the purposes of Article 10, the amount of any such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

                   "Change of Control" means such time as:

(i) (a) In the case of the Company, any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Parent, the Purchaser, or the Principal Shareholders is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Company, entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of stockholders of the Company (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange
Act), and

                           (b)      In the case of the Parent, any Person or
"group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Parent Principal Shareholders is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Parent, entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of stockholders of the Parent (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange
Act);

(i) (a) In the case of the Company, a majority of the Board of Directors of the Company shall consist of Persons other than Continuing Directors and the Fund Director. The term "Continuing Director" shall mean any member of the Board of Directors of the Company on the Closing Date and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Company, and

                           (b)      In the case of the Parent, a majority of the
Board of Directors of the Parent shall consist of Persons other than Parent Continuing Directors. The term "Parent Continuing Director" shall mean any member of the Board of Directors of the Parent on the Closing Date and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Parent Continuing Director by a majority of Parent Continuing Directors who are then members of the Board of Directors of the Parent;

(i) (a) In the case of the Company, the stockholders of the Company shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Company immediately prior to such recapitalization, reorganization, merger or consolidation, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction, and

                           (b)      In the case of the Parent, the stockholders
of the Parent shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Parent immediately prior to such recapitalization, reorganization, merger or consolidation, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Parent resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

(i) (a) In the case of the Company, the stockholders of the Company shall have approved of the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions, and

                           (b)      In the case of the Parent, the stockholders
of the Parent shall have approved of the sale or other disposition of all or substantially all the assets of the Parent in one transaction or in a series of related transactions;

(i) (a) In the case of the Company, immediately after any merger, consolidation, recapitalization or similar transaction, the Parent or the Principal
Shareholders shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Company (or any Person surviving such transaction) entitling it to exercise 50% or more of the total voting power of shares of capital stock of the Company (or the surviving Person in such transaction) and, in anticipation of, in connection with or as a result of, such transaction, the Company (or such surviving Person) shall have incurred or issued additional Indebtedness such that the total Indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction, and

                            (b)     In the case of the Parent, immediately after
any merger, consolidation, recapitalization or similar transaction, the Parent Principal Shareholders shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Parent (or any Person surviving such transaction) entitling it to exercise 50% or more of the total voting power of shares of capital stock of the Parent (or any Person surviving such transaction) and, in anticipation of, in connection with or as a result of, such transaction, the Parent (or any Person surviving such transaction) shall have incurred or issued additional Indebtedness such that the total Indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; and

(i) the occurrence of a "Change of Control" or "Change of Ownership" (each as defined in the Credit Agreement);

provided, that, in the case of the Company, a Change of Control shall not be deemed to have occurred if such event or occurrence which would otherwise have caused a Change of Control of the Company was in connection with a Qualified Spin-Off of the Company; and provided, further, that, in the case of the Parent, a Change of Control shall not be deemed to have occurred after an event or occurrence which would otherwise have caused a Change of Control of the Parent if, and for so long as, (i) the Board of Directors of the Company continues to be composed of seven (7) members and (ii) two (2) members of the Board of Directors of the Company continue to be designated as directors by the Purchaser pursuant to the Shareholders Agreement and Meredith Birrittella and Warren Schaeffer each continue to be members of the Board of Directors of the Company.

                 "Claims" has the meaning assigned to that term in Section 5.23.

                 "Closing" has the meaning assigned to that term in Section 2.3.

                 "Closing Date" means the date specified in Section 2.3.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" has the meaning assigned to that term in the second Whereas clause.

                  "Consolidated Net Worth" means, as of the date of determination with respect to any Person, the consolidated stockholders' equity on a balance sheet of such Person and its Subsidiaries, determined in accordance with GAAP.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Credit Agreement" means the Credit Agreement, dated April 14, 1999, between the Company and PNC Bank National Association, as well as the notes, security documents and other agreements entered into in connection therewith, in each case as amended from time to time in accordance with its terms.
                  "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, on which the national securities exchanges were open for trading (excluding, for the purposes of such determination, purchases or sales of shares of Common Stock by any officer or director of the Company or any family member or Affiliate thereof).

          "Demand Group" has the meaning assigned to that term in Section 9.16.

          "Demand Notice" has the meaning assigned to that term in Section 9.16.

                  "Earnings Before Interest and Taxes" shall mean, with respect to any Person, for any period the sum of (i) net income (or loss) of such Person for such period (excluding extraordinary gains or non-cash losses), plus (ii) all interest expense of such Person for such period, plus (iii) all charges against income of such Person for such period for federal, state and local taxes actually paid. All references contained herein to Earnings Before Interest and Taxes shall be to the Earnings Before Interest and Taxes of the Company and its Subsidiaries, determined on a consolidated basis.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period. All references contained herein to EBITDA shall be to the EBITDA of the Company and its Subsidiaries, determined on a consolidated basis.

                  "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                  "Environmental Claims" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Company or any of the Subsidiaries, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any of the Subsidiaries, or the operations or property of any predecessor of the Company or any of the Subsidiaries, is or may be implicated in or subject to any Claim, Requirements of Law, hearing, notice, agreement or evaluation by any Governmental Authority or any other person.

                  "Environmental Compliance Costs" means any expenditures, costs, assessments or expenses (including any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by the Company or any of its Subsidiaries to be in compliance with any and all requirements, as in effect at the Closing Date, of Safety and Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Safety and Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

  "Equity and Capital Contribution Transactions" means, collectively, the Management Equity Investment, the Parent Capital Contribution, and the Parent Debt Contribution.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Event of Default" has the meaning assigned such term in Section 11.1.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Finance, Equity, Capital Contribution and Acquisition Documents" means (i) the Credit Agreement, (ii) the notes and agreements entered into in connection with the issuance of the Intercompany Note (in each case, as in effect as of the Closing Date), (iii) the agreements entered into in connection with the Equity and Capital Contribution Transactions, as in effect as of the Closing Date and (iv) the Karlen Purchase Agreement and the agreements entered into in connection therewith, as in effect as of the Closing Date.

                 "Financials" has the meaning assigned such term in Section 5.9.

                 "Fiscal Quarter" means the three-month accounting period of the Company ending March 31, June 30, September 30 and December 31 of each Fiscal Year.

                  "Fiscal Year" means the fiscal year of the Company commencing on January 1 of each year and ending on December 31 of the same year.

                  "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA for such period minus the sum of (x) capital expenditures made during such period plus (y) cash Taxes actually paid during such period to (b) the sum of (i) all Senior Debt Payments during such period plus (ii) all Subordinated Debt Payments during such period.

                  "Fund" means the Purchaser, but shall not mean any assignee of the rights of the Purchaser under this Agreement or any transferee of any securities of the Company purchased by the Purchaser hereunder.

                  "Funded Debt" shall mean, for any period, the sum of (i) the aggregate stated balance sheet amount of all Indebtedness of the Company as determined in accordance with GAAP (except, if the outstanding face amount of any such Indebtedness is greater than the stated balance sheet amount of such Indebtedness, such face amount shall be deemed to be the stated balance sheet amount for purposes of this calculation) plus, without duplication, (ii) any Indebtedness for borrowed money of any other Person as to which the Company has created a guarantee or other Contingent Obligation.

                  "Fund Director" means the member of the Board of Directors of the Company designated by the Fund pursuant to the Shareholders' Agreement.

                  "GAAP" means generally accepted United States accounting principles in effect from time to time.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hastings Facility" has the meaning assigned such term in
Section 5.23(k).

                  "Hazardous Substance" means any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

                  "Holder" means the Purchaser and any subsequent direct or indirect transferee of Notes or Warrants or shares of Common Stock issuable upon exercise of Warrants, other than a transferee who has acquired Warrants or shares of Common Stock issuable upon exercise of Warrants that have been (a) the subject of a distribution pursuant to a registered public offering or (b) transferred to a transferee who has acquired such securities after such securities have been the subject of a distribution to the public pursuant to Rule 144 or otherwise distributed under circumstances not requiring a legend.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such
Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, all obligations under Capital Lease Obligations, all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person and any Contingent Obligation. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Initial Public Offering" shall mean the initial public offering of the Company's Common Stock pursuant to a registration statement declared effective under the Securities Act.

                  "Intercompany Note" shall mean the promissory note of the Company, dated the Closing Date in the aggregate principal amount of $1,000,000 and issued to Parent.

                  "Interim Financials" has the meaning assigned such term in
Section 5.9.

                  "Inventory" shall mean and include all of the Company's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Company's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Investment" means (i) the acquisition (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; and (ii) the making of any advance, loan or other extension of credit to, any Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any accounts receivable created in the ordinary course of business).

                  "Karlen" has the meaning assigned that term in the first Whereas clause.

                  "Karlen   Purchase   Agreement"   means  the  Asset   Purchase
Agreement, dated January 9, 1999, and amended as of April 14, 1999, by and among Karlen, the Company and the other parties named therein, attached as Exhibit A.

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of Funded Debt on such date to EBITDA for any fiscal period ending on such date.

                  "Liabilities" has the meaning assigned to such term in
Section 5.9.

                  "Lien"   means   any   mortgage,   deed  of   trust,   pledge,
hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock or equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, any interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Management   Agreement"   means  the  Management   Agreement,
substantially in the form attached hereto as Exhibit B.

                  "Management Equity Investment" has the meaning assigned to such term in Section 3.26.

                  "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, (excluding, for the purposes of such determination, any bid or ask by any officer or director of the Company or any family member or Affiliate thereof), on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company.

                  "NASDAQ" means the National Market System of Nasdaq Stock Market.

                  "Net Income" shall mean for any period, the net income (loss) of any Person, determined in accordance with GAAP, after deducting all operating expenses, provisions for Taxes and reserves and all other proper deductions in accordance with GAAP. All references contained herein to the Net Income of the Company shall be to the Net Income of the Company and its Subsidiaries, determined on a consolidated basis.

                  "Nonparticipating Holders" has the meaning assigned to that term in Section 9.16.

                  "Notes" has the meaning assigned to that term in the second Whereas clause.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Outstanding Borrowings" means all Indebtedness of the Company and any of its Subsidiaries for money borrowed.

                  "Parent" means PTI Holding Inc., a Delaware corporation.

                  "Parent Capital Contribution" has the meaning assigned to such term in Section 3.28.

                  "Parent Debt Contribution" has the meaning assigned to such term in Section 3.22.

                  "Parent Principal Shareholders" means Meredith Birrittella and Martin Birrittella.

                  "Per Share Equity Value" of a share of Common Stock shall mean the quotient obtained by dividing (a) the "as if fully distributed value" of all outstanding shares of the Company's Common Stock (on a fully diluted basis) (assuming that (i) the shares of Common Stock are publicly traded on a national exchange, (ii) that no person or group owns a control block, (iii) no consideration is given to any minority investment discounts or discounts related to restrictions on transferability or discounts relating to illiquidity and (iv) all outstanding convertible or exchangeable securities or outstanding options of the Company have been converted, exchanged or exercised and any additional consideration payable upon such conversion, exchange or exercise has been paid to the Company), as determined by a nationally recognized investment banking firm selected by the Company and the Demand Group, by (b) the number of outstanding shares of the Company's Common Stock on a fully diluted basis.

                  "Permit"  means  any  license,  permit,  exemption,   consent,
waiver, authorization, right, order or approval of, and required registration with, any Governmental Authority.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

    "Principal Shareholders" means Meredith Birrittella and Warren Schaeffer.

    "Pro Forma Balance Sheet" has the meaning assigned such term in Section 5.9.

    "Pro Forma Financial Statements" has the meaning assigned such term in
Section 5.9.

    "Projections" has the meaning assigned such term in Section 5.9.

    "Public Market Capitalization" means, as of any date of determination, the product of (x) the Current Market Price on such date and (y) the number of issued and outstanding shares of Common Stock as of such date.

    "Purchase Price" has the meaning assigned to that term in Section 2.1.

    "Qualified Spin-Off" means a distribution to shareholders of the Parent of shares of Capital Stock of the Company pursuant to a registration statement declared effective under the Securities Act that (i) determined as of fifteen
(15) days after the date of such distribution, results in a minimum Public Market Capitalization with respect to such Capital Stock of at least $25,000,000 and that (ii) shall be otherwise reasonably acceptable to the Purchaser.

                  "Redemption Date" has the meaning assigned to that term in
Section 9.16.

                  "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit C, as the same may be amended or modified from time to time in accordance with its terms.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions, whether voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Safety and Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment;
(ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

                  "Requirements of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Required Redemption Notice" has the meaning assigned to that term in Section 9.16.

                  "Restricted Payment" means (a) any dividend or other distribution on any share of the Company's or any Subsidiary's Capital Stock (except dividends payable solely in shares of their Capital Stock) or (b) any payment by the Company or any of its Subsidiaries on account of the direct or indirect purchase, redemption, retirement or other acquisition of (i) any shares of the Company's or any such Subsidiary's Capital Stock (except shares acquired upon the conversion thereof into other shares of their Capital Stock), (ii) any option, warrant or other right to acquire shares of the Company's or any such Subsidiary's Capital Stock or (iii) any Indebtedness of the Company or any such Subsidiary (other than indebtedness incurred pursuant to the Notes, the Credit Agreement, the Intercompany Note) prior to any date set forth for mandatory repayment of principal or interest thereon.

                  "Safety and Environmental Laws" means all Requirements of Law relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., and analogous state acts.
                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Senior Debt Payments" shall mean and include all cash actually expended by the Company to make (a) interest payments on the Revolving Advances, Letters of Credit and the Term Loan (each as defined in the Credit Agreement), plus (b) scheduled principal payments of the Term Loan, plus (c) payments for all fees, commissions and charges set forth in the Credit Agreement with respect to the Revolving Advances, Letters of Credit and the Term Loan, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money, including without limitation the Intercompany Note.

                  "Senior Subordinated Note" has the meaning assigned to that term in the second Whereas clause.

                  "Shareholders' Agreement" means the Shareholders' Agreement, dated as of April 14, 1999, by and among the Company, the Fund, Meredith Birrittella and Warren Schaeffer, substantially in the form of Exhibit D hereto.

                  "Solvent" means, as to any Person, that the fair saleable value on a going concern basis of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

                  "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal or interest on the Senior Subordinated Note.

                  "Subordination Agreement" means the Subordination Agreement substantially in the form of Exhibit E hereto.

                  "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the combined voting power of the then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors is owned, directly or indirectly, by such Person.

                  "Tax" or "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with any proposed adjustment relating to any of the foregoing (including advice in connection with contesting such adjustment).

                  "Technology Systems" has the meaning assigned to that term in
Section 5.34.

                  "Temporary Cash Investment" means any Investment in (i) United States Government Obligations, (ii) commercial paper rated at least A or the equivalent thereof by Moody's Investors Service, or a similar nationally recognized credit rating agency, (iii) time deposits (including certificates of deposit) with any bank or trust company which is organized, licensed or otherwise regulated under the laws of the United States or any state thereof, the long-term debt securities of which are rated at least A or the equivalent thereof by Moody's Investors Service, or a similar nationally recognized credit rating agency; provided, in the case of (i), (ii), or (iii), that such Investment matures within one (1) year from the date of acquisition thereof by the Company or any of its Subsidiaries or (iv) United States money market funds that invest solely in United States Government Obligations.

                  "Transactions"   means  the   transactions   contemplated   by
Transaction  Documents  and  the  Finance,   Equity,  Capital  Contribution  and
Acquisition Documents.

                  "Transaction Documents" means, collectively, this Agreement, the Note, the Warrants, the Registration Rights Agreement and the Shareholders' Agreement.

                  "United States Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by the United States or any agency thereof for the payment of which obligation the full faith and credit of the United States is pledged.

                  "USTs" means any underground or aboveground storage tanks or related piping or dispensers.

                  "Warrant" has the meaning assigned to that term in the second Whereas clause.

                  "Year 2000 Compliance" has the meaning assigned to that term in Section 5.33.

                  "Y2K Compliant" has the meaning assigned to that term in
Section 9.21.

A. Accounting Terms; Financial Covenants. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.


                                   I. ARTICLE

                                PURCHASE AND SALE

A. Purchase and Sale of Senior Subordinated Note and Warrants. Subject to the terms and conditions set forth herein, the Company agrees that it will issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company, at the Closing, (i) the principal amount of the Senior Subordinated Note, with such Senior Subordinated Note being substantially in the form attached hereto as Exhibit F, appropriately completed in conformity herewith, and Warrants to purchase initially 22 shares of Common Stock, with such Warrants being substantially in the form attached hereto as Exhibit G, for an aggregate purchase price of $8,000,000 (the "Purchase Price") in cash, by wire transfer of immediately available funds to an account designated in a notice delivered to the Purchaser not later than two Business Days prior to the Closing Date.

A. Fees. The Company hereby agrees that it will pay to the Purchaser, at the Closing, a facility fee equal to 1.5% of the Purchase Price (less any portion thereof previously paid by the Company to the Purchaser), payable in cash by wire transfer of immediately available funds to an account designated in a notice delivered to the Company not later than two Business Days prior to the Closing Date.

A. Closing. The purchase and issuance of the Senior Subordinated Note and the Warrants shall take place at the closing (the "Closing") to be held at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017 on April 14, 1999 (the "Closing Date"), at 10:00 a.m., New York City time, or on such other date and at such other time as the Purchaser and the Company may mutually agree. At the Closing, subject to the terms and conditions set forth herein, the Company shall sell the Senior Subordinated Note and the Warrants to the Purchaser by delivering to the Purchaser the Senior Subordinated Note and the Warrants registered in the name of the Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Purchaser shall purchase the Senior Subordinated Note and the Warrants for the Purchase Price.


                                   I. ARTICLE

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

                  The obligation of the Purchaser to purchase the Senior Subordinated Note and the Warrants, to pay the Purchase Price at the Closing, and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

A. Representations and Warranties True. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct (a) at and as of the Closing Date and (b) after giving effect to the transactions contemplated by the Transaction Documents and the Finance, Equity, Capital Contribution and Acquisition Documents, as if made at and as of such date.

A. Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

A. Officer's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the President or an Executive Vice-President of the Company, certifying that the conditions set forth in Sections 3.1 (with respect to the representations and warranties of the Company) and 3.2 have been satisfied on and as of such date. The Purchaser shall have received a certificate, dated the Closing Date and signed by the President or an Executive Vice-President of the Parent, certifying that the conditions set forth in
Section 3.1 (with respect to the representations and warranties of the Parent) have been satisfied on and as of such date.

A.                                  Secretary's Certificate.

(a) The Purchaser shall have received a certificate, attaching a good standing certificate from the Delaware Secretary of State with respect to the Company, such certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company certifying the truth and correctness of attached copies of the articles or certificate of incorporation and by-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions (to the extent they are to be entered into, performed by or complied with by the Company).

                           (b)  The Purchaser shall have received a certificate,
attaching a good standing certificate from the Delaware Secretary of State with respect to the Parent, such certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Parent certifying the truth and correctness of attached copies of the articles or certificate of incorporation and by-laws of the Parent and resolutions of the Board of Directors of the Parent approving this Agreement and the Transactions (to the extent they are to be entered into, performed by or complied with by the Parent).

A. Documents. The Purchaser shall have received copies of such documents as it reasonably may request in connection with the sale of the Senior Subordinated Note and the Warrants and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

A. Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Senior Subordinated Note and the Warrants and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

A. Opinion of Counsel. The Purchaser shall have received the opinion of Akabas & Cohen, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit H.

A. Approval of Counsel to the Purchaser. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchaser, as to their form and substance. B. Consents and Approvals. All consents, waivers, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, any other Transaction Document or the Finance, Equity, Capital Contribution and Acquisition Documents shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.

A. No Material Adverse Change. Since December 31, 1998, there shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole.

A. Due Diligence. The Purchaser shall have completed its due diligence review of the assets, business, properties, operations and financial and other condition of the Company and shall be reasonably satisfied with the results of such review.

A. Employment Agreements. Tim Drumhiller shall have duly executed and delivered an employment agreement with the Company, the terms and conditions of which are reasonably acceptable to the Purchaser.

A. Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchaser the Registration Rights Agreement.

A. Certificate of Incorporation and By-Laws of the Company and the Subsidiaries. No amendments to the articles or certificate of incorporation or by-laws of the Company or any of its Subsidiaries as in effect on the date hereof shall have been effected.

A. Market Conditions. Prior to the Closing Date, (a) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority, (b) a general banking moratorium shall not have been declared by either federal or New York State authorities or (c) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.
B. No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Parent, the Company or any Subsidiary which would, if adversely determined, in the reasonable judgment of the Purchaser, (a) after giving effect to the transactions contemplated hereby, have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole, or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any other Transaction Document or the Finance, Equity, Capital Contribution and Acquisition Documents.

A. No Default or Breach. The Company shall not have been in default under or with respect to any of the Transaction Documents or the Finance, Equity, Capital Contribution and Acquisition Documents, and, after giving effect to the transactions contemplated hereby and thereby, the Company will not be in default under any of the Transaction Documents or the Finance, Equity, Capital Contribution and Acquisition Documents.

A. Shareholders' Agreement. The Shareholders' Agreement shall have been duly executed and delivered by all the parties thereto (other than the Purchaser) and
(i) one designee of the Purchaser shall have been elected to the Board of Directors of the Company and (ii) one designee of the Purchaser shall have been elected to the Board of Directors of Parent, in each case pursuant to the terms of the Shareholders' Agreement.

A. Facilities Fee. The Company shall have paid to the Purchaser the fees provided for in Section 2.2 hereof.

A. Management Agreement. The Management Agreement shall have been executed and delivered by the parties thereto, in form and substance satisfactory to the Purchaser.

A. Parent Debt Contribution. At least $3,500,000 in aggregate principal amount of non-interest-bearing junior subordinated debt of the Company held by the Parent shall have been canceled by the Parent as a capital contribution to the Company (the "Parent Debt Contribution").

A. Karlen Purchase Agreement. The closing of the transactions contemplated by the Karlen Purchase Agreement shall simultaneously occur with the Closing hereof and all of the conditions set forth in Section 8 thereof shall have been satisfied or waived; provided, that any such waiver shall have been given only with the prior written consent of the Purchaser.

A. Senior Financing. The Company shall have obtained (or simultaneously be obtaining) senior financing pursuant to the Credit Agreement in an amount not exceeding $10 million (including a revolving credit facility not in excess of $6 million) in connection with the Acquisition on terms reasonably satisfactory to the Purchaser.

A. Subordination Agreement. The form and substance of the Subordination Agreement to be entered into among the Purchaser, the lenders under the Credit Agreement and the other parties thereto shall be satisfactory to the Purchaser in its sole discretion.

A. Management Equity Investment. The Company shall have received a cash payment from Meredith W. Birrittella and Warren Schaeffer in respect of 18 shares of newly issued Common Stock in the aggregate amount of $1,800,000 (the "Management Equity Investment").

A. Intercompany Note. The Company shall issue a junior subordinated promissory note to the Parent, in exchange for a cash payment of $1,000,000 pursuant to the Intercompany Note.

A. Parent Capital Contribution. The Company shall have received a capital contribution in cash from the Parent in the amount of $200,000 and a capital contribution from the Parent in the aggregate amount of $1,000,000 made by the issuance of a note from the Parent to Karlen (in lieu of the Company issuing such note) and the cancellation of such liability of the Company (collectively, the "Parent Capital Contribution").

A. Finance, Equity, Capital Contribution and Acquisition Documents. The forms, terms and provisions of each of the Finance, Equity, Capital Contribution and Acquisition Documents shall be reasonably satisfactory to the Purchaser.

A. Existing Indebtedness. The Company shall repay all of its existing indebtedness simultaneously with the Closing hereunder.

A. Closing Balance Sheet. Giving effect to the transactions contemplated by the Finance, Equity, Capital Contribution and Acquisition Documents and the Transaction Documents, as of the Closing Date the closing balance sheet of the Company will be as set forth on Exhibit I attached hereto.


                                   I. ARTICLE

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

                  The obligations of the Company to issue and sell the Senior Subordinated Note and the Warrants and to perform any of its other obligations hereunder, shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

A. Representations and Warranties True. The representations and warranties of the Purchaser contained in Article 6 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

A. Compliance with this Agreement. The Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

A. Approval of Counsel to the Company. All actions and proceedings hereunder and all documents required to be delivered by the Purchaser hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Akabas & Cohen, counsel to the Company, as to their form and substance.

A. Consents and Approvals. All consents, exemptions, authorizations, waivers or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

A. Karlen Purchase Agreement. The closing of the transactions contemplated by the Karlen Purchase Agreement shall simultaneously occur with the Closing hereof.

A. Senior Financing. The Company shall have obtained (or simultaneously be obtaining) senior financing pursuant to the Credit Agreement in an amount of at least $10 million (including a revolving credit facility not in excess of $6 million) in connection with the Acquisition.

A. Management Equity Investment. The Company shall have received a cash payment from Meredith W. Birrittella and Warren Schaeffer in respect of 18 shares of newly issued Common Stock in the aggregate amount of $1,800,000.

A. Additional Financing. The Company shall have received a cash payment of $1,000,000 from the Parent pursuant to the provisions of the Intercompany Note.

                  4.9 Parent Capital Contribution. The Company shall have received a capital contribution in cash from the Parent in the amount of $200,000 and a capital contribution from the Parent in the aggregate amount of $1,000,000 made by the issuance of a note from the Parent to Karlen (in lieu of the Company issuing such note) and the cancellation of such liability of the Company.


                                   I. ARTICLE

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

A. Corporate Existence and Power.  The Company and each of its Subsidiaries:

(a) is, and after giving effect to the Transactions will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(a) has, and after giving effect to the Transactions will have (i) full corporate power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

(a) is, and after giving effect to the Transactions will be duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

(a) is, and after giving effect to the  Transactions  will be in compliance with
(i)  its  articles  or  certificate  of  incorporation   and  by-laws  or  other
organizational or governing documents and (ii) all Requirements of Law;

except, in the case of (b)(ii), (c) or (d)(ii) of this Section 5.1, to the extent that the failure to do so would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole.

A. Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Shareholders' Agreement, any other Transaction Document and the Finance, Equity, Capital Contribution and Acquisition Documents and the transactions contemplated hereby and thereby, including without limitation, the issuance of the Senior Subordinated Note and the Warrants:

(a) is within the Company's corporate power and authority and has been duly authorized by all necessary corporate action; and

(a) does not, and will not after giving effect to the transactions contemplated hereby, contravene the terms of the articles or certificate of incorporation or by-laws or other organizational or governing documents or any amendment thereof of the Company or any of its Subsidiaries; and

(a) does not, and will not after giving effect to the transactions contemplated hereby, violate, conflict with or result in any breach of, contravention of or the creation of any Lien (except as contemplated herein) under, any Contractual Obligation of the Company or any of its Subsidiaries or any order or decree directly relating to the Company or any of its Subsidiaries.

A. Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement, the Shareholders' Agreement, any other Transaction Document or the Finance, Equity, Capital Contribution and Acquisition Documents and the transactions contemplated hereby or thereby, other than those that have been obtained or made on or prior to the Closing.

A. Binding Effect. This Agreement has been duly executed and delivered by the Company, and at the Closing the Senior Subordinated Note, the Registration Rights Agreement, the Shareholders' Agreement, the Warrants and each other Transaction Document will be duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and at the Closing the Registration Rights Agreement, the Shareholders' Agreement, the Senior Subordinated Note and the Warrants will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

A. No Legal Bar. Neither the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Shareholders' Agreement or any other Transaction Document or the Finance, Equity, Capital Contribution and Acquisition Documents nor the issuance of the Senior Subordinated Note, or the Warrants will violate any Requirements of Law or any Contractual Obligation of the Company.

A. Litigation. Except as set forth on Schedule 5.6, there are no, and after giving effect to the transactions contemplated hereby there will not be, any actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company or the Subsidiaries, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or the Subsidiaries:

(a) with respect to any Transaction Document or any Finance, Equity, Capital Contribution and Acquisition Documents or any of the transactions contemplated hereby or thereby; or

(a) which would, after giving effect to the Transaction Documents and the Finance, Equity, Capital Contribution and Acquisition Documents and the transactions contemplated hereby and thereby, if adversely determined, (i) have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any other Transaction Document or any Finance, Equity, Capital Contribution and Acquisition Documents. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Transaction Document or any Finance, Equity, Capital Contribution and Acquisition Documents.

A. No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Company under this Agreement, the Registration Rights Agreement, the Shareholders' Agreement or any other Transaction Document or any Finance, Equity, Capital Contribution and Acquisition Document which constitutes a default under or breach of any of the provisions hereof or of the Notes and no such event will occur or will be continuing after giving effect to the transactions contemplated hereby. Neither the Company or any of its Subsidiaries is, and after giving effect to the transactions contemplated by the Transaction Documents and the Finance, Equity, Capital Contribution and Acquisition Documents will not be, in default under or with respect to any Contractual Obligation, Transaction Document or Finance, Equity, Capital Contribution and Acquisition Document in any respect.

A. Title to Properties. The Company and each of its Subsidiaries has, and after giving effect to the transactions contemplated by the Transaction Documents or Finance, Equity, Capital Contribution and Acquisition Documents will have, good record and marketable title to, or hold leases in full force and effect in all their real property, except for such defects in title as could not, individually or in the aggregate, have a materially adverse effect on the assets, business, properties, prospects, operations or financial or other conditions of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement or Finance, Equity, Capital Contribution and Acquisition Documents.

A. Financial Condition; No Undisclosed Liabilities.

(a) The pro forma balance sheet of the Company (the "Pro Forma Balance Sheet") furnished to the Purchaser on the Closing Date reflects the consummation of the Transactions and is accurate, complete and correct and fairly reflects the financial condition of the Company as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Parent and Company. All financial statements referred to in this subsection 5.9(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(a) The twelve-month cash flow projections of the Company and its projected balance sheets as of the Closing Date, copies of which are annexed as Schedule 5.9A (the "Projections"), were prepared by the Chief Financial Officer of Parent and Company, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Company's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements."

(a) The consolidated and consolidating balance sheets of Parent and such other Persons described therein (including the accounts of the Company and all other Subsidiaries of Parent for the respective periods during which a subsidiary relationship existed) and the balance sheet of Karlen (i) as of December 31, 1997 and December 31, 1998, respectively, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants (the "Financials"), and (ii) as of February 28, 1999, and the related statements of income, changes in stockholders' equity and cash flow for the period ended on such date (the "Interim Financials"), copies of all of which have been delivered to Purchaser, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Parent and its Subsidiaries, the Company and Karlen, respectively, at such date and the results of their operations for such periods. Since December 31, 1998 there has been no material adverse change in the condition, financial or otherwise, of the Company, Karlen or Parent as shown on such Person's balance sheet as of such date.

(a) Except as set forth on Schedule 5.9B, the Company and its Subsidiaries, after giving effect to the Transactions, will not have any material direct or indirect indebtedness, liability or obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement (collectively "Liabilities"), other than (i) Liabilities fully and adequately reflected on the Financials and the Interim Financials, (ii) those incurred since the date of the Financials in the ordinary course of business, and (iii) Liabilities incurred pursuant to the Senior Subordinated Note, the promissory notes issued pursuant to the Credit Agreement and the Intercompany Note.

A. No Material Adverse Change. Since December 31, 1998, there has not been any material adverse change, nor to the knowledge of the Company or any of its Subsidiaries is any such change threatened, in the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole.

A. Investment Company. Neither the Company nor any Person controlling the Company is, and no such Person after giving effect to the transactions contemplated hereby will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

A. Subsidiaries. Schedule 5.12 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. All of such Subsidiaries are directly and wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company free and clear of any Liens. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreement or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

A.  Capitalization.  As  of  the  Closing  Date,  after  giving  effect  to  the transactions contemplated hereby and by the Finance, Equity, Capital Contribution and Acquisition Documents, (i) the authorized capital stock of the Company will consist of 200 shares of Common Stock, (ii) 78 shares of Common Stock will be issued and outstanding, of which 60 shares will be owned of record by the Parent and (iii) 0 shares of Common Stock will be held in the Company's treasury. All such shares of capital stock of the Company have been duly authorized and all of the issued and outstanding shares of Common Stock are fully paid and non-assessable. The Warrants to be issued at the Closing are exercisable into 22% of the Common Stock of the Company on a fully diluted basis as of the Closing Date and after taking into account the transactions contemplated by the Transaction Documents and the Finance, Equity, Capital Contribution and Acquisition Documents. Except for shares reserved for issuance upon exercise of the Warrants, there are no shares of capital stock of the Company reserved for issuance. The Common Stock when issued upon exercise of the Warrants are duly authorized, and, when so issued, will be fully paid, non-assessable and free and clear of any Lien. Except for the Warrants, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company, nor is the Company obligated in any manner to issue shares of its capital stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Company's ability to transfer shares of capital stock of the Company.

A. Solvency. On and as of the Closing Date, after giving effect to the transactions contemplated hereby and the Transaction Documents and the Finance, Equity, Capital Contribution and Acquisition Documents, the Company will be Solvent.

A. Private Offering. No form of general solicitation or general advertising was used by the Company or, to its knowledge, its representatives in connection with the offer or sale of the Senior Subordinated Note or the Warrants. No registration of the Senior Subordinated Note or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of any such securities pursuant to the transactions contemplated hereby. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Senior Subordinated Note, the Warrants or any other security so as to require the registration of the Senior Subordinated Note or the Warrants or any other security pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

A. Broker's, Finder's or Similar Fees. Except for the facility fee payable to the Purchaser pursuant to Section 2.2 hereof and the fee for $340,000 payable by the Company to Woodbridge Group, Inc. in connection with the Transactions, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Senior Subordinated Note or the Warrants contemplated hereby based on any agreement, arrangement or understanding with the Company, or any action taken by any such entity.

A. Full Disclosure. No statement by the Company contained in the Finance, Equity, Capital Contribution and Acquisition Documents or in any Transaction Document or any other document, certificate, notice or consent related to any of the foregoing delivered to the Purchaser in connection with the purchase and sale of the Senior Subordinated Note and the Warrants at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

A. Anti-Dilution Protection. No holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for any of the foregoing) has any rights to purchase or receive additional or other securities of the Company upon the occurrence of an event that might dilute such holder's percentage interest in the Company.

A. Registration Rights Agreements. As of the Closing Date, the Company will not be a party to any agreement granting any registration rights to any Person except for the Registration Rights Agreement.

A. Shareholders' Agreement. As of the Closing Date, neither the Company, Parent nor, to the best knowledge of the Company, any holder of any class of Capital Stock of Parent, will be a party to any agreement, arrangement or understanding with respect to the voting of any class of Capital Stock of the Company or the Parent which is inconsistent with the terms of the Shareholders' Agreement.

A. Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company or any of its Subsidiaries, no union organizing activities are taking place.

                      A. ERISA and Employee Benefit Plans.

(a) There are no employee benefit plans, arrangements, policies or commitments of any type (including, but not limited to, plans described in section 3(3) of ERISA) maintained by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could have any direct or indirect liability, other than those described in Schedule 5.22 ("Benefit Plans").

(a) Accurate and complete copies of all plan text and agreements, the most recent annual report, the most recent annual and periodic accounting of plan assets, and the most recent actuarial valuation with respect to each Benefit Plan have been delivered to the Purchaser.

(a) No Benefit Plan is subject to Title IV of ERISA or section 412 of the Code. No Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA.

(a) With respect to each Benefit Plan, except as set forth in Schedule 5.22: (i) if it is intended to qualify under section 401(a) or 403(a) of the Code, such plan so qualifies; (ii) such Benefit Plan has been maintained and administered at all times in compliance with its terms and applicable laws and regulations;
(iii) no event has occurred and there exists no circumstances under which the Company or any of its Subsidiaries could incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such plan or with respect to any other entity's employee benefit plan; and (iv) all contributions and premiums due with respect to such plan have been made on a timely basis.

(a) With respect each Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than as required to avoid an excise tax under Code section 4980B); and (ii) the Company and each of its Subsidiaries has complied with the requirements of Code section 4980B.

(a) The consummation of the Transactions will not: (i) entitle any individual to severance or termination pay; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any individual (except for Tom Drumhiller pursuant to his employment agreement with the Company, which is attached hereto as Exhibit J); or (iii) result in the payment that will be taken into account in determining whether there is an "excess parachute payment" under Code section 280G(b)(1).

        A. Environmental Matters. Except as disclosed on Schedule 5.23:

(a) Neither the Company nor any of its Subsidiaries is or has been in violation in any material respect of any applicable Safety and Environmental Law.

(a) The Company and the Subsidiaries have all Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Company or any of the Subsidiaries, all such Permits are in full force and effect, no action, cause of action, suit, claim, complaint, demand, litigation or legal, administrative or arbitral proceeding or investigation (collectively, "Claims") to revoke, limit or modify any of such Permits is pending and the Company and each of the Subsidiaries is in compliance in all material respects with all terms and conditions thereof. All such Permits are listed on Schedule 5.23.

(a) Neither the Company nor any of the Subsidiaries has received, or will receive due to the consummation of this transaction, any Environmental Claim.

(a) The Company and the Subsidiaries have filed all notices required under Safety and Environmental Laws indicating the past or present Release, generation, treatment, storage or disposal of Hazardous Substances. All such notices are listed on Schedule 5.23.

(a) Neither the Company nor any of the Subsidiaries has entered into any written agreement with any Governmental Body or any other Person by which the Company or any of the Subsidiaries has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment.

(a) To the knowledge of the Company or any of its Subsidiaries, there is not now and has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which the Company or any of the Subsidiaries may be directly or indirectly responsible in an amount in excess of $25,000.

(a) Except in cases which would not give rise to any liability under any Safety and Environmental Law in excess of $25,000, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company or any of its Subsidiaries, and, to the knowledge of the Company or any of its Subsidiaries, there was not at, on or in any real property previously owned, leased or operated by the Company or any of its Subsidiaries or any predecessor: (i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances; (ii) any UST, surface impoundment, lagoon, landfill, solid waste disposal area, or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances; (iii) any asbestos-containing material; (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment; (v) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action under Safety and Environmental Laws; or (vi) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Company and its Subsidiaries.

(a) To the knowledge of the Company or any of its Subsidiaries, there is no basis or reasonably anticipated basis, individually or in the aggregate, for any Environmental Claim or Environmental Compliance Costs in excess of $25,000.

(a) Neither the Company nor any of its Subsidiaries has transported, stored, treated or disposed, nor has it allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance to or at: (i) any location other than a site lawfully permitted to receive such substances for such purposes, or (ii) any location designated for Remedial Action pursuant to Safety and Environmental Laws; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Safety and Environmental Laws or in any other manner which may result in Environmental Compliance Costs or in an Environmental Claim. All locations at which the Company or any of the Subsidiaries has disposed of any Hazardous Substance are listed on Schedule 5.23.

(a) The Company and each of its Subsidiaries is in full compliance with the upgrade requirements for USTs as will be in effect as of December 31, 1998 pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. or has an adequate capital expenditure program in place to be in compliance therewith on or before December 31, 1998.

(a) Each of the Company and its Subsidiaries has no responsibility or liability (including, without limitation, with respect to any clean-up costs or any Environmental Compliance Costs) for any environmental investigation, contamination or remediation with respect to the property located at One River Street, Hastings-on-Hudson, New York (the "Hastings Facility").

A.                                  Taxes.

(a) The Company and each of its Subsidiaries have timely filed all returns with respect to Taxes required to be filed through the date hereof in a manner consistent with prior years and applicable laws and regulations and all such Tax returns are true and complete in all material respects. The Company and its Subsidiaries have been included in consolidated Federal income tax returns filed by Parent on behalf of the affiliated group of corporations of which Parent is the common parent (such returns being referred to as "Consolidated Returns"); all such Consolidated Returns required to be filed through the date hereof have been timely filed in a manner consistent with prior years and applicable laws and regulations; and all such Consolidated Returns are true and complete in all material respects. The Company and each of its Subsidiaries have timely paid all Taxes that are due through the date hereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. With respect to any period for which Consolidated Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company and each of its Subsidiaries have no liability for Taxes in each case other than Taxes incurred in the ordinary course of business or for which accruals are reflected in the December 31, 1998 Financials.

(a) No audit or other proceeding by any court, taxing authority, or similar person is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to any Taxes due from or with respect to the operations of the Company or any of its Subsidiaries, or any Consolidated Returns filed by or with respect to the operations of the Company or any of any its Subsidiaries. No assessment of Taxes is proposed against the Company, any of its Subsidiaries or their assets.

A.                                  Patents, Trademarks, Etc.

(a) Each of the Company and each of its Subsidiaries owns or has licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights that are material to the operation of its businesses as presently conducted or proposed to be conducted.

(a) Each of the Company and each of its Subsidiaries owns or licenses computer software (excluding some of the source codes thereto, certain of which the Company has access to only) that is material to the operation of its businesses as presently conducted or proposed to be conducted. All computer software owned by the Company and each of its Subsidiaries, including the source codes thereto, is free and clear of all Liens, has not in any material way been divulged to any third party and represents unique work product to which the Company and each of its Subsidiaries, as the case may be, has good and marketable title. Each of the Company and each of its Subsidiaries uses and has used its best efforts to secure and maintain its intellectual property rights in any and all computer software it owns. Duplicates of all such owned or licensed computer software, including the source codes (if any), are at a secure off-site location.

(a) No product, process, method, substance or other material presently owned, sold, licensed or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates owning, selling, licensing or employing, (i) except as set forth on Schedule 5.25, infringes upon the patents, trademarks, service marks, copyrights or licenses that are owned by others or (ii) to the best knowledge of the Company or any of its Subsidiaries, is being infringed upon by any other Person. No litigation is pending and no claim has been made against the Company or any of its Subsidiaries or, to the best knowledge of the Company or any of its Subsidiaries, is threatened, contesting the right of the Company or any of its Subsidiaries to own, sell, license or use any product, process, method, substance or other material presently owned, sold, licensed or employed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries intends to acquire an ownership interest in, sell, license or employ. To the best knowledge of the Company or any of its Subsidiaries, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would be reasonably likely to have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries taken as a whole.

A. Potential Conflicts of Interest. To the best knowledge of the Company, except as set forth on Schedule 5.26, no officer, director or Affiliate of the Company or any of its Subsidiaries, and no relative or spouse of any such officer, director or Affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements arising in the ordinary course of business.

A. Trade Relations. To the best knowledge of the Company, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship or business of the Company and its Subsidiaries taken as a whole or their business with any customer or any group of customers whose use of their services are individually or in the aggregate material to the business of the Company and its Subsidiaries taken as a whole, or with any material supplier, and there exists no condition or state of facts or circumstances that would adversely affect the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole, or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by the Transaction Documents and the Finance, Equity, Capital Contribution and Acquisition Documents in substantially the same manner in which it heretofore has been conducted.

A. Outstanding Borrowings. Schedule 5.28 lists (i) the amount of all Outstanding Borrowings, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company or any of its Subsidiaries and (iii) the name of each lender thereof.

A. Material Contracts. Neither the Company nor any Subsidiary is (i) a party to any Contractual Obligation or (ii) subject to any charge, corporate restriction, judgment, injunction, decree or Requirement of Law, which materially adversely affects, or which may adversely affect, the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole. Schedule 5.29 lists all contracts, agreements and commitments of the Company and any Subsidiary, whether written or oral, other than (a) the Transaction Documents and the Finance, Equity, Capital Contribution and Acquisition Documents, (b) purchase orders in the ordinary course of the Company's and any Subsidiary's business, and (c) any other contracts, agreements and commitments of the Company or any of its Subsidiaries that (i) do not extend beyond December 31, 1999 and involve the receipt or payment of not more than $50,000, (ii) do not relate to employment or labor matters and (iii) are not material to the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole. All of the contracts, agreements and commitments of the Company and its Subsidiaries are in full force and effect and binding upon the parties thereto in accordance with their terms. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company or any of its Subsidiaries, or other party to such contracts, agreements and commitments is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Neither the Company nor any of its Subsidiaries has any knowledge of any proposed, pending, or likely cancellation or termination of any such contract, agreement or commitment.

A. Insurance. Schedule 5.30 sets forth all policies or binders of fire, liability, workman's compensation, vehicular, life or other insurance held by or on behalf of the Company and its Subsidiaries (specifying the insurer, the policy number of covering note numbers with respect to binders and describing each pending claim thereunder of more than $25,000). Such policies and binders are in full force and effect. Neither the Company nor any of its Subsidiaries is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under such policy or binder in due and timely fashion. Except for claims set forth on Schedule 5.30, there are no outstanding unpaid judgments or claims under any such policy or binder. Neither the Company nor any of its Subsidiaries has received a notice of cancellation or non-renewal of any such policy or binder. Neither the Company nor any of its Subsidiaries has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

A. Compliance with Laws. The Company and each of its Subsidiaries have the lawful authority and all material state, federal, special or local governmental authorizations, licenses or permits required to conduct their respective businesses as such businesses are presently being conducted. There are no pending or threatened actions, notices, or proceedings by any state, federal, special or local government or any subdivision thereof or any public or private group other than as set forth on Schedule 5.31A. Schedule 5.31B contains a list and brief description of all licenses, including those granted or derived from governmental sources, issued or granted to the Company or its Subsidiaries. Except as disclosed on Schedule 5.31C or on other Schedules to this Agreement, neither the Company nor its Subsidiaries' operations, nor any of the assets owned, leased, occupied or used by Company or its Subsidiaries in the operation of the businesses thereof materially violates or fails to comply in any material respect with applicable health, fire, environmental, safety, zoning or building codes, laws or ordinances, rules or regulations. Schedule 5.31D sets forth each state or locality where the Company and each of its Subsidiaries have applications pending for governmental authorizations, licenses or permits to conduct their respective businesses and, if applicable, indicates whether any Governmental Authority in any such state or locality has denied, delayed or in any way indicated that such applications will not be approved in their current form. B. Board of Directors. As of the Closing Date, the Board of Directors of the Company will be composed of Meredith Birrittella, Myles Birrittella, Robert Gould, Warren Schaeffer and Jean-Pierre Paquin.

A. Year 2000 Compliance. All computer hardware and software (including all computer hardware and software contained in imbedded systems) used in the business of the Company and its Subsidiaries (whether such hardware and software is owned by the Company or its Subsidiaries or is licensed from third parties) (collectively, the "Technology Systems") is designed to be used prior to, during and after the calendar year 2000 and such hardware and software will continue to operate during each such time period to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations (the "Year 2000 Compliance"). The occurrence of the calendar year 2000 will not adversely affect the Technology Systems of the Company and its Subsidiaries. No expenditures in excess of currently budgeted items is necessary to cause Technology Systems to operate properly prior to, during and after the calendar year 2000. The Company and its Subsidiaries have taken reasonable steps to determine whether the failure of any third parties with which the Company and its Subsidiaries have a material relationship to achieve Year 2000 Compliance could have a material adverse effect on the Company and the Subsidiaries taken together. The Company and its Subsidiaries have implemented a program to confirm, prior to September 30, 1999, with all material third party suppliers and/or customers that communicate electronically with the Company and its Subsidiaries that such communications will not be disrupted and will continue to function properly prior to, during and after the calendar year 2000 and that such communications during the aforesaid time periods will not disrupt the Technology Systems or the operations of the Company and its Subsidiaries.

A. Karlen Purchase Agreement. The copy of the Karlen Purchase Agreement provided by the Company to the Purchaser (a) is a true and correct copy thereof, (b) has not been amended or modified since April 14, 1999 and (c) is in full force and effect and will be in full force and effect as of the Closing Date. On the Closing Date, each of the representations and warranties made by the Company and, to the knowledge of the Company, Karlen in the Karlen Purchase Agreement is true and correct in all material respects.

A. Intercompany Transactions. Schedule 5.35 sets forth a list of all services provided by the Parent to the Company and by the Company to the Parent, and all arrangements, agreements and transactions between the Parent and the Company.


                                   I. ARTICLE

                               REPRESENTATIONS AND
                           WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

A.                                  Existence and Power.  The Purchaser:

(a) is duly organized and validly existing under the laws of the jurisdiction of its organization; and

(a) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

A. Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement:

(a) is within the Purchaser's power and authority and has been duly authorized by all necessary action;

(a) does not contravene the terms of the Purchaser's Agreement of Limited Partnership, or any amendment thereof;

(a) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Purchaser, or any order or decree directly relating to the Purchaser; and

(a) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to the Closing.

A. Binding Effect. Each of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement has, or will, as of the Closing Date, been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. B. No Legal Bar. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement will not violate any Requirement of Law.

A. Purchase for Own Account. The Senior Subordinated Note and the Warrants (including, for purposes of this Section 6.5, the Common Stock issuable upon exercise of the Warrants) to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Senior Subordinated Note and the Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of the Senior Subordinated Note or the Warrants, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If the Purchaser should decide to dispose of such securities (other than pursuant to its registration rights under the Registration Rights Agreement), the Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at the Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law, in connection with such disposition to the effect that the proposed disposition of such securities would not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion. The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Warrants to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES." B. Broker's, Finder's or Similar Fees. Except as otherwise set forth in this Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Senior Subordinated Note and the Warrants contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.


I.                                  ARTICLE

                                INDEMNIFICATION

A. Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates (including, without limitation, BBH & Co.) and their respective officers, directors, agents, employees and partners (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), damages or other liabilities ("Losses") resulting from any breach of any representation or warranty, covenant or agreement of the Company in the Transaction Documents or any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement, any other Transaction Document, the transactions contemplated hereby, or any indemnified person's role therein or in the transactions contemplated hereby; provided, however, that the Company shall not be liable under this Section 7.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) with respect to Losses arising solely out of actions brought by the partners of the Fund against an indemnified party or by one indemnified party against another or (c) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party or a breach of the Purchaser's representations in Article 6; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; provided, however, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question are not indemnifiable hereunder.

A. Notification. Each indemnified party under this Article 7 will, promptly after the receipt of notice of a claim or notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party other than pursuant to this Article 7 or, unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to or may be in conflict with those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Section 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

A. Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


I.

                                     ARTICLE

                        PRE-CLOSING AFFIRMATIVE COVENANTS

7.1 Operation of Company. From and after the date hereof through the Closing Date, the Company and its Subsidiaries shall not enter into any transaction or take any action other than in the ordinary course of business, except that the Company and its Subsidiaries may enter into such transactions and take such other actions outside of the ordinary course of business, in each case as may be specifically approved in writing by the Purchaser.

7.1 Use of Proceeds. The Company shall use the proceeds of the sale of the Senior Subordinated Note and Warrants hereunder only (a) to fund the purchase of the assets of Karlen pursuant to the Karlen Purchase Agreement, (b) the refinancing of the Company's existing indebtedness, (c) for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Agreements and (d) to provide for working capital requirements and general corporate purposes of the Company.

7.1 Taxes. The Company and its Subsidiaries shall prepare and timely file, in a manner consistent with prior years and applicable laws and regulations, all Tax returns required to be filed on or before the Closing Date, and all such Tax returns will be true and complete in all material respects. The Company and its Subsidiaries shall timely pay all Taxes required to be paid by them on or before the Closing Date, or that are claimed or asserted by any taxing authority to be due on or before the Closing Date, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.


7
                                     ARTICLE

                              AFFIRMATIVE COVENANTS

                  The Company hereby covenants and agrees (a) with the Fund, with respect to all of this Article 9, and (b) with any other Holder, with respect to all of this Article 9 except Sections 9.1(d) and 9.9, that, unless the Purchaser or any other Holder, as the case may be, waives compliance in writing:

7.1                                 Financial Statements.

(a) The Company shall deliver to the Purchaser and any other Holder within one hundred and five (105) days after the end of each fiscal year of Parent, financial statements of Parent on a consolidating and consolidated basis and of the Company including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year and in comparative form with respect to the same period for the prior fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Arthur Anderson LLP (or any successor thereto) or a nationally recognized independent accounting firm. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Company's compliance with the financial covenants contained in Sections 10.1, 10.2, and 10.3.

(a) The Company shall deliver to the Purchaser and any other Holder within sixty
(60) days after the end of each fiscal quarter, an unaudited balance sheet of Parent on a consolidated and consolidating basis and of the Company and unaudited statements of income and stockholders' equity and cash flow of Parent on a consolidated and consolidating basis and of the Company reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments.

(a) The Company shall deliver to the Purchaser and any other Holder within thirty (30) days after the end of each month, an unaudited balance sheet of Parent on a consolidated and consolidating basis and of the Company and unaudited statements of income and stockholders' equity of the Parent on a consolidated and consolidating basis and of the Company reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, and in comparative form with respect to the same period for the prior fiscal year prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments.

(a) The Company shall deliver to the Purchaser and any other Holder budgets, monthly management reports, documentation of material financial transactions, projections, operating reports, acquisition analyses, presentations to banks, financial institutions or potential investors, consultants' reports and such other financial and operating data of the Company and its Subsidiaries as the Fund reasonably may request.

(a) The Company shall deliver to the Purchaser and any other Holder at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Purchaser and prospective purchaser of Notes, Warrants or Common Stock, information of the type that would satisfy the requirement of subsection
(d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act.

(a) The Company shall deliver to the Purchaser and any other Holder, except as otherwise provided in Section 9.1(a) and (b), if and when the Company becomes subject to the Securities Act or the Exchange Act, promptly after the same are filed, copies of all reports, statements and other documents filed with the Commission.

7.1 Certificates; Other Information. The Company shall furnish to the Purchaser and to any other holder of the Notes:

(a) concurrently  with the delivery of the financial  statements  referred to in
Section 9.1(a) and (b) above, a certificate of the Company's Chief Financial Officer stating that, to the best of such officer's knowledge, there exists no default under or breach of Articles 9 and 10, except as specified in such certificates; and

(a) concurrently  with the delivery of the financial  statements  referred to in
Section 9.1(b) above, a certificate of an officer of the Company including calculations set forth in reasonable detail showing the Company's compliance with the financial covenants contained in Sections 10.1, 10.2 and 10.3, and concurrently with the delivery of the financial statements referred to in
Section 9.1(a) above, a certificate of Arthur Anderson LLP including calculations set forth in reasonable detail showing the Company's compliance with the financial covenants contained in Sections 10.1, 10.2, and 10.3.

7.1 Preservation of Corporate Existence. The Company shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its  corporate  existence and
good  standing  under  the  laws  of  its   jurisdiction  of   incorporation  or
organization;

(a) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business; and

(a) use its reasonable efforts to preserve its business organization.

7.1 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

(a) all lawful claims which the Company and each of its Subsidiaries are obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property; and

(a) all payments of principal and interest when due (giving effect to any grace periods relating thereto) on Indebtedness.

7.1 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with its articles or certificate of incorporation and by-laws or other organizational or governing documents and all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over it or its business, except such as to which such failure to comply would not have a material adverse effect on the assets, business, operations, properties, prospects or financial or other condition of the Company or its Subsidiaries.

7.1 Notices. Upon knowledge of the Chief Executive Officer, the President, any Executive Vice-President or the Chief Financial Officer of the Company of the events described below, the Company shall give prompt written notice (but in any event within 10 days) to each holder of Notes:

(a) of the occurrence of any default under, or breach of, any of the provisions of Articles 9 or 10 accompanied by a certificate specifying the nature of such default or breach, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto;

(a) of any (i) material default or event of default under the Credit Agreement or any other material Contractual Obligation of the Company or any of its Subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority; and

(a) Each notice pursuant to this Section 9.6 shall be accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

7.1 Issue Taxes. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Senior Subordinated Note and the Warrants, the Common Stock to be issued upon exercise of the Warrants and the execution and delivery of the other agreements and documents contemplated hereby and any modification of the Senior Subordinated Note and the Warrants or such other agreements and documents and will hold the Purchaser harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

7.1 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of all outstanding Warrants as provided therein, such number of shares of Common Stock as shall then be issuable or deliverable upon the exercise of all outstanding Warrants. Such shares of Common Stock shall, when issued or delivered in accordance with the terms of the Warrants, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Common Stock into which the Warrants are convertible upon the proper surrender of the Warrants in accordance with the provisions therein and shall otherwise comply with the terms thereof.

7.1                                 Inspection.

(a) The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Fund to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

(a) The Purchaser will utilize reasonable good faith efforts to maintain as confidential and refrain from using any information obtained from the Company pursuant to Section 9.9(a), 9.1(c) or 9.1(d) (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the Purchaser or any of its representatives), (ii) is available to the Purchaser on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source was not known by the Purchaser to be bound by a confidentiality agreement with the Company or any of its Subsidiaries or (iii) has been independently developed by the Purchaser, and shall not disclose any information obtained from the Company pursuant to Section 9.9(a) or 9.1(c) and required to be maintained as confidential pursuant hereto, except (a) to BBH & Co. and its advisors, representatives, agents, partners and employees,
(b) to its advisors, representatives, agents, partners (and their representatives and advisors) and employees, (c) to any prospective transferee of the Senior Subordinated Note, the Warrants or the shares of Common Stock issued upon the exercise of the Warrants or of an interest in the Purchaser or in a successor fund sponsored by BBH & Co., (d) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which the Purchaser is or becomes subject; provided, that the Purchaser has given prior written notice to the Company, (e) in connection with any litigation arising out of or related to this Agreement; provided, that the Purchaser has given prior written notice to the Company, (f) to the executive officers of the Company or any of its Subsidiaries, (g) with the consent of the Company, or (h) in connection with the Transactions; provided, that in the case of (a), (b) or (c), such party or parties agree to comply with the confidentiality provisions of this Section 9.9.

7.1 Management Agreement. There shall be no transactions or arrangements of any kind between the Company (and any of its Subsidiaries) and the Parent (and any of its Subsidiaries), other than those contemplated by, and on terms set forth in, the Management Agreement. The Management Agreement shall not be amended, modified or otherwise supplemented without the consent of the Purchaser.

7.1 Registration and Listing. If any shares of Common Stock required to be reserved for purposes of exercise of the Warrants as provided in the Warrants, require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such Common Stock may be issued or delivered upon exercise of the Warrants, the Company will in good faith and as expeditiously as possible endeavor to cause such Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Purchaser's representation contained in Section 6.5. In the event that, and so long as, the Common Stock (or any series or class of Capital Stock into which the Common Stock is reorganized, reclassified, reconstituted or otherwise changed) is listed on the NYSE or quoted or listed on any other national securities exchange or NASDAQ, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or NASDAQ, upon official notice of issuance, all Common Stock issuable or deliverable upon exercise of the Warrants. In addition, the Company will in good faith and as expeditiously as possible endeavor to obtain private placement numbers for the Notes, the Warrants and the Common Stock (or any series or class of Capital Stock into which the Common Stock is reorganized, reclassified, reconstituted or otherwise changed) issued pursuant to the exercise thereof, assigned by the CUSIP Service Bureau of Standard & Poor's Corporation.

7.1 Use of Proceeds. The proceeds of the Senior Subordinated Note and the Warrants shall be as specified in Section 8.3.

7.1 Payment of Notes. The Company shall pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided herein and in the Notes.

7.1 Initial Public Offering. In connection with any Initial Public Offering by the Company, the Company hereby covenants and agrees to undertake and perform, if requested by the Purchaser, all acts necessary or advisable to cause the shares of Common Stock issuable upon exercise of the Warrants to be reclassified, reorganized, reconstituted or otherwise changed into the same series of class of Capital Stock of the Company issued in any such Initial Public Offering.

7.1 Anti-dilution Protection. Immediately preceding the earlier to occur of (i) an Initial Public Offering and (ii) the sale by the Purchaser of all of its Common Stock of the Company (the earliest to occur being referred to herein as the "Adjustment Event"), to the extent that the Purchaser has previously exercised all or a portion of the Warrants (such Warrants so exercised being "Exercised Warrants"), the Company hereby covenants and agrees to sell to the Purchaser that number of additional shares of Common Stock of the Company, each at a price per share equal to the par value of the Common Stock, equal to the difference of (x) the number of shares that would have been issued to the Purchaser had the Purchaser exercised the Exercised Warrants concurrently with the Adjustment Event less (y) the number of shares of Common Stock previously issued to the Purchaser upon the exercise of those Exercised Warrants. To the extent that the foregoing computation would result in the issuance by the Company of a fractional share of Common Stock, in lieu thereof the Company shall pay therefore an amount in cash equal to such fraction multiplied by the Current Market Price (as defined in the Warrants) of a share of Common Stock on the date of such Adjustment Event.

7.1 Equity Put Option. From and after the fifth anniversary of the Closing Date, if a Qualified Spin-Off of the Company shall not have occurred as of the date a Demand Notice (as defined herein) is delivered to the Company, the Fund or its transferees (each a "Demand Group") may by notice to the Company (a "Demand Notice") require the Company to redeem (unless otherwise prevented by law), at a redemption price per share equal to the Per Share Equity Value, all or a portion of the then outstanding shares of Common Stock issued upon exercise of the Warrants held by such Persons. Within 10 days following receipt of a Demand Notice, the Company shall give notice (a "Required Redemption Notice") to all registered holders of shares of Common Stock issued upon exercise of the Warrants or issuable upon exercise of the Warrants (assuming the exercise of any unexercised Warrants in accordance with their terms) who did not participate in the Demand Notice ("Nonparticipating Holders") that the Company has received a Demand Notice and shall inform each such Nonparticipating Holder that it has the right under this Agreement to include in the redemption all or a portion of the Common Stock held by such holder by giving the Company written notice of its desire to participate therein within 30 days following receipt of the Company's Required Redemption Notice. Notice of a request for redemption pursuant to this
Section 9.16 shall be sent in accordance with Section 14.2 of this Agreement and the Company shall (unless otherwise prevented by law) redeem the shares of Common Stock participating in such demand no later than the 180th day after the Company receives such Demand Notice (the "Redemption Date"). At any time on or after the Redemption Date, the participating holders of shares of Common Stock shall be entitled to receive payment of the Per Share Equity Value in immediately available funds upon actual delivery to the Company or its transfer agent of their share certificates. Notwithstanding anything to the contrary contained herein, a holder of Warrants which are then currently exercisable shall not be required to exercise such Warrants and shall be entitled, under and in compliance with the terms of this Section 9.16, to require the Company to redeem (unless otherwise prevented by law) such Warrants at a price per share equal to the Per Share Equity Value less the exercise price thereof.

7.1 Payment Upon Demand Notice. If upon receipt of a Demand Notice pursuant to the terms of this Agreement, the Company does not have sufficient funds to make the payments required to be made in connection with any such notice, the Company shall use its best efforts to effect a sale, merger or other similar transaction of the Company and take all commercially reasonable actions desirable so that the Company has sufficient funds and is able to make all such payments and redeem all such shares.

7.1 Sale of Company. In the event of a contemplated sale of all of the capital stock of the Company (by way of merger or otherwise), the Company shall, if requested by the Purchaser, use its best efforts to cause such sale transaction to be structured in a manner that requires the purchaser(s) to purchase the Warrants from the Purchaser at a price equal to the consideration the Purchaser would have received had it exercised the Warrants immediately prior to the consummation of such sale transaction less the exercise price of such Warrants.

7.1 Allocation for Tax Purposes. The Company hereby covenants and agrees that it shall allocate $2,200,000 of the Purchase Price to the purchase by the Purchaser of the Warrants. 7.2 Parent Merger. If, at any time, (i) the Parent shall have sold or transferred the Capital Stock of Protective Technologies International, Inc., a New York corporation ("PTI"), or distributed the Capital Stock of PTI to the Parent's shareholders or if (ii) PTI has sold all or substantially all of its assets, then the Company shall notify the Holders after such transaction of its consummation, and, unless the Parent then has another direct operating subsidiary other than Flents or PTI, at the request of holders of 51% of the aggregate principal amount of the Notes outstanding and 51% of the Warrants or Common Stock issued upon the exercise of the Warrants, the Company shall be merged with and into Parent within sixty (60) days of such request so that the Warrants issued pursuant to this Agreement will be exercisable into common stock of the Parent; provided, that such merger shall be on terms that the Boards of Directors of the Parent and the Company have each determined (upon the advice of their respective financial advisors) are fair to the shareholders of the Parent or the Company, as the case may be, from a financial point of view.

7.1 Customer/Supplier Y2K Compliance. The Company (i) will confirm, prior to September 30, 1999, with all material third party suppliers and/or customers that communicate electronically with the Company and its Subsidiaries that such communications will not be disrupted and will continue to function properly prior to, during and after the calendar year 2000 and that such communications during the aforesaid time periods will not disrupt the Technology Systems or the operations of the Company and its Subsidiaries ("Y2K Compliant") and (ii) will, prior to December 30, 1999, cease to communicate electronically with all such suppliers and/or customers that are not Y2K Compliant as of such date.

7.1 Directors' and Officers' Liability Insurance. Within 30 days after the Closing Date, the Company (or the Parent) shall have obtained directors' and officers' liability insurance for the officers and directors of the Company that provides coverage that is comparable to that obtained by similarly situated companies.


7
                                     ARTICLE

                        NEGATIVE AND FINANCIAL COVENANTS

                  Until the payment of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest under this Agreement, including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Article 7 (except with respect to Sections 10.4 - 10.11, inclusive, which shall be binding upon the Company until the consummation of an Initial Public Offering), the Company covenants and agrees as follows:

7.1 Consolidated Net Worth. The Company shall maintain at all times a Consolidated Net Worth in an amount not less than $10,000,000, provided such amount shall be increased commencing with respect to each fiscal year (or portion thereof) commencing on January 1, 2000, to an amount equal to the minimum Consolidated Net Worth amount required for the immediately preceding fiscal year pursuant to this Section 10.1 plus an amount equal to 50% of the positive Net Income of the Company for such prior fiscal year.

7.1 Leverage Ratio. The Company shall not permit the Leverage Ratio for the period of four consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter (i) ending on or prior to March 31, 2000 to be greater than 4.0 to 1.0,
(ii) occurring after March 31, 2000 and ending on or prior to March 31, 2001 to be greater than 3.75 to 1.0, (iii) occurring after March 31, 2001 and ending on or prior to March 31, 2002 to be greater than 3.50 to 1.0, (iv) occurring after March 31, 2002 and ending on or prior to March 31, 2003 to be greater than 3.25 to 1.0, or (v) occurring after March 31, 2003 to be greater than 3.0 to 1.0.

7.1 Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio at the end of each Fiscal Quarter with respect to the period of the four consecutive Fiscal Quarters then ended to be less than 1.0 to 1.0.

7.1 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired), and the Company shall not allow any of its Subsidiaries to merge or consolidate with or into any other Person except another Subsidiary of the Company, except the Company may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

(a) The corporation or partnership formed by such consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of the Corporation shall be (after giving effect to such transaction) a Solvent corporation or partnership organized or formed, as the case may be, and existing under, the laws of the United States, any state thereof, or the District of Columbia and shall expressly assume in writing all of the obligations of the Company under this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement and the Shareholders' Agreement;

(a) immediately after giving effect to such transaction, no default under, or breach of, any material Contractual Obligation of the Company or of the provisions of Articles 9 and 10 exists;

(a) the corporation or partnership formed by or surviving any such transaction or the Person that acquires all or substantially all of the assets of the Company shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

(a) the Company shall have furnished to the Holders (i) an opinion of counsel reasonably satisfactory to the holders of a majority in interest of the Notes and (ii) the certificate of the Chief Financial Officer of the Company to the effect that such transaction has been consummated in compliance with the foregoing requirements; provided, that nothing in this Section 10.4 shall affect the Notes, the Warrants, the Shareholders' Agreement or the Registration Rights Agreement or the rights of any holder of the Notes or the Warrants under this Agreement.

7.1 Transactions with Affiliates. Except for the transactions contemplated by the Management Agreement and the Transaction Documents, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, unless each of the following conditions shall be satisfied: (i) such transaction must be in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary, (ii) such transaction must be on terms no less favorable to the Company or such Subsidiary than those the Company or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and (iii) the consummation of such transaction must follow the prior approval of a majority of the independent members of the Board of Directors of the Company (excluding those employed by the Company or any Subsidiary, Meredith Birrittella and any spouse, sibling or descendant of any of the foregoing).

7.1 No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries shall (a) enter into any loan or other agreement after the date hereof or (b) amend or modify any currently existing loan or other agreement, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Notes or to issue Common Stock upon exercise of the Warrants, except to the extent not prohibited by the Subordination Agreement.

7.1                                 Limitation on Indebtedness.

(i) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, assume or otherwise incur any Indebtedness, other than:
Indebtedness under this Agreement and the Notes; Indebtedness with respect to the principal amount of the Term Loan (as defined in the Credit Agreement) portion of the Credit Agreement in the original principal amount of $4,000,000, as the principal balance thereof is paid and reduced from time to time in accordance with its terms; Indebtedness with respect to Revolving Advances and Letters of Credit (each as defined in the Credit Agreement) to the extent such Revolving Advances or Letters of Credit are included in Senior Indebtedness (as defined in the Subordination Agreement) under the Subordination Agreement; Indebtedness with respect to the principal amount of the Intercompany Note in the original principal amount of $1,000,000, as the principal balance thereof is paid and reduced from time to time in accordance with its terms; Indebtedness secured by a Lien permitted under Section 10.8(v) hereof;
 additional unsecured Indebtedness (other than trade payables incurred in the ordinary course) at any one time outstanding in a principal amount not exceeding $5,000,000; and amendments to, modifications, or refinancings, refundings or extensions of the foregoing; provided, that such refinancings, refundings or extensions shall not (A) exceed the principal amount refinanced, refunded or extended (except as permitted by the Subordination Agreement), (B) change the maturity (or weighted average life to maturity) of such Indebtedness (except as permitted by the Subordination Agreement), (C) increase the interest rate applicable to, or fees payable with respect to, such Indebtedness (except as permitted by the Subordination Agreement), (D) cause any covenants or undertakings (whether affirmative or negative) of the Company or any Subsidiary thereof in respect of such Indebtedness to be more restrictive than such covenants or undertakings had been prior to such refinancing, refunding or extension (except as permitted by the Subordination Agreement), (E) facilitate the exercise or enforcement of any remedies of any obligee of such Indebtedness in respect of any default or event of default thereunder, (F) result in any amendments or modifications of any of the subordination provisions applicable to such Indebtedness, (G) cause any Events of Default (as defined in the Credit Agreement) to be more restrictive than such Events of Default had been prior to such amendment, modification, refinancing, refunding or extension or (H) be in violation of the terms of the Subordination Agreement.


(b) Except for the Intercompany Note, the Company shall not incur any Indebtedness unless such Indebtedness is pari passu with all other Indebtedness under the Credit Agreement or is pari passu with or subordinated to the Notes.

7.1 Limitation on Liens. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than: (i) Liens existing on the date of this Agreement and disclosed on Schedule 10.8 and other Liens arising under the Credit Agreement and the Intercompany Note and related security documents; (ii) Liens for taxes, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen, in each case only to the extent the obligations thereto are not yet due or are being contested in good faith by appropriate proceedings diligently pursued; (iii) Liens to secure performance of tenders, bids, statutory obligations or government contracts, and similar Liens not securing Indebtedness and arising in the ordinary course of business; (iv) Liens to secure Indebtedness permitted under Section 10.7(a)(ii), (iii) and (iv) (and 10.7(a)(vii), to the extent it relates to 10.7(a)(ii), (iii) and (iv)); and
(v) any Lien on equipment or real property securing Indebtedness up to $250,000 (except for fiscal year 1999 for which year such limitation shall be $500,000) in any 12-month period incurred or assumed for the sole purpose of financing all or part of the cost of acquiring such equipment or real property, provided that such Lien attaches to such asset concurrently with or within 10 days after the acquisition thereof.

7.1 Investments. Neither the Company nor any of its Subsidiaries shall make any Investment, except for (i) Investments in Temporary Cash Investments, (ii) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business, (iii) prepaid expenses incurred in the ordinary course of business, (iv) trade accounts receivable created in the ordinary course of business, (v) Investments existing as of the date of, and reflected on, the Financials, which Investments are listed on Schedule 10.10, and (vii) additional Investments not to exceed $100,000 in the aggregate.

7.1 Limitations on Restricted Payments. Neither the Company nor any of its Subsidiaries will declare or make any Restricted Payment except that the Company may repurchase Common Stock and Warrants pursuant to Section 9.16.

7.1 Dispositions of Assets. Neither the Company nor any of its Subsidiaries shall sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of the assets or properties of the Company or any of its Subsidiaries other than (i) assets or properties sold in the ordinary course of business or (ii) assets or properties, sales of which do not exceed in the aggregate $100,000 in any 12-month period.

7.1 Articles of Incorporation and By Laws of the Company and its Subsidiaries. Except with the prior written consent of the Purchaser, no amendments to the articles or certificate of incorporation or by laws of the Company or any of its Subsidiaries shall be effected.

7.1 Stock Option Plans. The Company shall not, without the consent of the Purchaser, adopt any stock option or similar plan or issue any equity securities to any employee or consultant of the Company or any of its Subsidiaries, except for a stock plan for the issuance at fair market value of options with respect to the Common Stock to employees of the Company (other than Meredith Birrittella or Warren Schaeffer) in an aggregate amount for all such options issuable pursuant to such plan that is less than 10% of the outstanding Common Stock (on a fully-diluted basis) on the date hereof (as adjusted for any stock split, reverse stock split, stock dividend, reclassification or similar event).

7.1 Limitations on Asset Purchases. Without the prior consent of the Purchaser, the Company will not acquire new assets other than in the ordinary course of business, except if the value of the transaction (or series of transactions) by which such assets are acquired does not exceed $1,000,000 in the aggregate.


7
                                     ARTICLE

                              DEFAULTS AND REMEDIES

7.1   Events of Default.  An "Event of Default" shall occur if:

(i) the Company shall default in the payment of any installment of principal of any Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

(i) the Company shall default in the payment of any installment of interest on any Note according to the terms thereof, when and as the same shall become due and payable and such default shall continue for a period of five days; or

(i) the Company or any of its Subsidiaries shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 9.1(a), 9.1(b), 9.8, 9.10, 9.16, 9.20 or Article 10 hereof; or

(i) the Company or any of its Subsidiaries, as the case may be, shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed pursuant to the terms of this Agreement, and such default shall continue for 30 days after the earliest of (A) the date the Company obtains knowledge of such default, or (B) the date written notice thereof shall have been given to the Company by the holder of any of the Notes; or

(i) any representation, warranty, certification or statement made by or on behalf of the Company or made by or on behalf of Parent in this Agreement or in any certificate or other document delivered pursuant hereto shall have been incorrect in any material respect when made; or

(i) any (A) default in any payment of principal of or interest of any Indebtedness of the Company or any of its Subsidiaries, in an aggregate amount outstanding at any one time equal to or exceeding $100,000, and such default shall continue for a period of ten days or (B) default in the observance or performance of any other agreement or condition relating to Indebtedness of the Company or any of its Subsidiaries of an amount greater than $100,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition results in the acceleration of such Indebtedness prior to its stated maturity, except that, with respect to (A) and
(B), to the extent that such default is with respect to Indebtedness of the Company or any of its Subsidiaries other than Indebtedness for borrowed money, unless such default is disputed in good faith; or

(i) the Company or any Subsidiary shall (A) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of creditors, (C) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (D) be adjudicated a bankrupt or insolvent, (E) file a petition seeking to take advantage of any other law providing for the relief of debtors, (F) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (G) take any action for the purpose of effecting any of the foregoing;

(i) the Company or any Subsidiary thereof shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (to the extent not covered by insurance) shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of 40 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any of its Subsidiaries to enforce any such judgment.

7.1 Acceleration. If an Event of Default occurs under clauses (vii) or (viii) of
Section 11.1, then the outstanding principal of and all accrued interest on the Notes and all other amounts owing under this Agreement and the Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the holders of 51% of the aggregate principal amount of the Notes outstanding, by written notice to the Company, may declare the principal of and accrued interest on the Notes and all other amounts owing under this Agreement to be due and payable immediately. Upon such declaration, such principal and interest and other amounts shall become immediately due and payable. The holders of 51% of the aggregate principal amount of the Notes outstanding may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest or other amounts that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in
Section 14.2 hereof.


7
                                     ARTICLE

                                  SUBORDINATION

                  The Notes shall at all times be wholly subordinate and junior in right of payment to senior indebtedness (as defined in the Subordination
Agreement), to the extent and in the manner provided in the Subordination Agreement.


7
                                     ARTICLE

                                   PREPAYMENT

                  The Company shall prepay outstanding principal (together with accrued interest) on the Notes in accordance with the "Mandatory Prepayment" provisions set forth in Section 3 of the Notes. The Company may prepay outstanding principal (together with accrued interest) on the Notes only if the Notes are prepaid in accordance with the "Optional Prepayment" provisions set forth in Section 4 of the Notes.


7
                                     ARTICLE

                                  MISCELLANEOUS

7.1 Survival of Provisions. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser or any Affiliate, acceptance of the Senior Subordinated Note, Warrants and shares of Common Stock issued pursuant to the exercise of the Warrants and payment therefor, payment of the Senior Subordinated Note or upon redemption or otherwise, exercise of the Warrants or termination of this Agreement.

7.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 14.2:

(a)                                         if to the Purchaser:

                                    The 1818 Mezzanine Fund, L.P.
                                    c/o Brown Brothers Harriman & Co.
                                    59 Wall Street
                                    New York, New York  10005
                                    Attention:  Robert R. Gould

                                    Telecopier No.:  (212) 493-8429

                           with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Marilyn Sobel, Esq.

                                    Telecopier No.:  (212) 757-3990

(a)                                         if to the Company:

                                    Flents Products Co., Inc.
                                    1 Executive Boulevard
                                    Yonkers, New York 10701
                                    Attention: Chief Financial Officer

                                    Telecopier No.:  (914) 423-9610

                           with a copy to:

                                    Akabas & Cohen
                                    488 Madison Avenue
                                    11th Floor
                                    New York, New York 10022
                                    Attention:  Michael H. Sproule, Esq.

                                    Telecopier No.:  (212) 308-8582

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; the next Business Day, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged (or if not a Business Day, then the next Business
Day), if telecopied.

7.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. Except as provided in Articles 7 and 12, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement, the Notes and the Warrants.

7.1                                 Assignments.

(a) The Company may not assign any of its rights or obligations under this Agreement without the written consent of the Purchaser (prior to Closing) or the holders of a majority (x) in aggregate principal amount of the Notes (following Closing) and (y) of the shares of Common Stock issuable upon conversion of the Warrants.

(a) The Purchaser and any subsequent holder of Notes or Warrants may, at any time or from time to time sell, agree to sell or assign to one or more other Persons who agree to be bound by all of the terms of this Agreement, all or any portion of the Notes or Warrants. In the event of any such sale or assignment of a Note, upon surrender for exchange of any Note at the office of the Company designated for notices in accordance with Section 14.2, the Company shall execute and deliver in exchange therefor, without expense to the holder, one or more new Notes in the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), in the name of such Person or Persons as may be designated by such holder in writing, and otherwise of the same form and tenor as the Note so surrendered for exchange. Every Note surrendered for transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

7.1                                 Amendment and Waiver.

(a) No failure or delay on the part of any Holder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any holder of a Note or Warrant at law, in equity or otherwise.

(a) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and (x) holders of 51% of the aggregate principal amount of the Notes outstanding and (y) holders of at least 51% of the shares of Common Stock issued or issuable upon the exercise of the Warrants, and (ii) only in the specific instance and for the specific purpose for which made or given.

(i) Any amendment, supplement or modification of or to any provision of the Notes, any waiver of any provision of the Notes, and any consent to any departure by the Company from the terms of any provision of the Notes, shall be effective only if it is made or given in writing and signed by the Company and the holders of 51% of the aggregate principal amount of the Notes outstanding, and only in the specific instance and for the specific purpose for which made or given. However, without the consent of each holder of a Note affected, an amendment may not:

(1) reduce the rate of or extend the time for payment of interest on any Note;

(1)  reduce the principal of or extend the maturity of any Note;

(1) change the time at which any Note shall or may be prepaid in accordance with Sections 3 and 4 of the Notes;

(1) make any Note payable in money other than that stated in the Notes;

(1) make any change in the Subordination Agreement that adversely affects the rights of any holder of a Note under the Subordination Agreement; or

(1) make any change in the first or second sentence of this
Section 14.5(c).

Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

7.1 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.1 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.1 Determinations. All determinations to be made by the Company, the Purchaser or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

7.1 Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

7.1 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 14.2, such service to become effective 10 days after such mailing. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

7.1 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

7.1 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

7.1 Remedies. If a breach of this Agreement, the Notes or the Warrants by the Company occurs and is continuing, the Purchaser or any holder of Notes or Warrants may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of the Notes, the Warrants or this Agreement. The Purchaser or any holder of Notes or Warrants may maintain a proceeding even if it does not possess any of the Notes or Warrants or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by the Purchaser or any holder of Notes or Warrants in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

7.1 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement and the Shareholders' Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement and the Shareholders' Agreement supersede all prior agreements and understandings among the parties with respect to such subject matter.

7.1 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Shareholders' Agreement or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

7.1 Publicity. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

7.1 Expenses. The Company acknowledges and agrees that whether or not the transactions contemplated hereby are consummated, the Company shall reimburse the Purchaser for all out-of-pocket expenses, all legal fees and expenses of the Purchaser incurred in connection with the negotiation, execution, delivery and enforcement of this Agreement and the other Transaction Documents (including, without limitation, all fees, disbursements and related charges of Paul, Weiss, Rifkind, Wharton & Garrison.) The Company further acknowledges and agrees that it shall bear all fees and expenses of and relating to the appraisal firm selected to determine the Per Share Equity Value in connection with the delivery of a Demand Notice pursuant to Section 9.16.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.


 FLENTS PRODUCTS CO., INC.


By:   /s/ Meredith Birrittella
Name:     Meredith Birrittella
Title:    C.E.O.


THE 1818 MEZZANINE FUND, L.P.

By:      Brown Brothers Harriman & Co., General Partner


By: /s/ Robert R. Gould
Name:   Robert R. Gould
Title:  Partner



                           The undersigned
                           is party to this Agreement solely with respect to
                           Section 9.20 of this Agreement.

                           PTI HOLDING INC.


                           By:/s/     Meredith Birrittella
                               Name:  Meredith Birrittella
                               Title: C.E.O.





                         [Securities Purchase Agreement]

EXHIBIT 6

                              INVESTMENT AGREEMENT


                  AGREEMENT dated April 14, 1999 among Meredith Birrittella, an individual residing at 7 Knights Court, Upper Saddle River, NJ 07458 ("Birrittella"), Warren Schaeffer, an individual residing at 425 East 58th Street, Apartment 35A, New York, NY 10022 ("Schaeffer"), and Flents Products Co., Inc., a Delaware corporation (the "Company"). Any reference to Investors herein shall include Birrittella and Schaeffer.

                  WHEREAS, the Company proposes to issue and sell to the 1818 Mezzanine Fund, L.P., a Delaware limited partnership (the "Fund") for an aggregate purchase price of $8,000,000 (i) a Senior Subordinated Promissory Note in the aggregate principal amount of $8,000,000 and (ii) detachable warrants exercisable at any time to purchase 22 shares (subject to adjustment) of common stock, par value $.01 share, (the "Common Stock") of the Company (subject to adjustment), in each case upon the terms and subject to the conditions set forth in that Securities Purchase Agreement, dated the date hereof, by and between the Company and the Fund (the "Purchase Agreement"),

                  WHEREAS, the Company proposes to enter into a Revolving Credit, Term Loan and Security Agreement, dated the date hereof, by and between the Company and PNC Bank, National Association ("PNC"), as agent and lender, (the "Credit Agreement") on the terms and subject to the conditions set forth in the Credit Agreement,

                  WHEREAS, it is a condition precedent of the Purchase Agreement and the Credit Agreement that the Investors purchase shares of the Common Stock of the Company on the terms and subject to the conditions set forth herein, and

                  WHEREAS, the parties hereto desire for the Investors to invest in the Company on the terms and subject to the conditions set forth herein; and


                  NOW, THEREFORE, in consideration of the premises and promises herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Issue and Sale of Securities. At the Closing, the Company, in consideration of the payment by Birrittella to the Company of $800,000, shall issue and sell to Birrittella 8 shares of the Common Stock and, in consideration of the payment by Schaeffer to the Company of $1,000,000, shall issue and sell to Schaeffer 10 shares of the Common Stock (the "Securities").


         2. Closing. The closing (the "Closing") at which the Securities shall be sold to the Investors pursuant to this Agreement shall be held simultaneously with the signing of this Agreement on the date hereof (the "Closing Date") at the offices of Haythe & Curly, counsel to PNC.

         3. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities (a) to fund the purchase of the assets of Karlen Manufacturing Co., Inc., a Michigan corporation, (b) the refinancing of the Company's existing indebtedness, (c) payment of fees and expenses in connection with the such asset purchase and such refinancing, and (d) to provide for working capital requirements and general corporate purposes of the Company.

         4. Conditions. The purchase of and payment for the Securities to be sold and delivered to the Investors at the Closing is subject to the accuracy of all representations and warranties by the Company contained herein and in the Purchase Agreement and to the performance by the Company of all the terms and conditions on its part to be performed hereunder and under the Purchase Agreement on or prior to the Closing Date.

         5. Company's Representations and Warranties. The Company represents and warrants, each of which representation and warranty shall be deemed material and to have been relied upon by the Investors, that as of the date hereof:

         5.1. Common Stock. All of the issued and outstanding Common Stock, consisting of 60 shares held by PTI Holding Inc., a Delaware corporation, are, and the Securities when issued will be, duly authorized, validly issued, fully paid and non-assessable and were, and will be, issued in compliance with all applicable securities laws.

         5.2.  No Conflict; Corporate Action.

                  (a) The execution and delivery of this Agreement and the performance of the provisions hereof are duly authorized by the Company and do not require the consent or approval of any governmental body or other regulatory authority or any third party not yet obtained. All corporate action for the due execution and delivery of this Agreement, including the issuance and sale of the Securities, have been duly and validly obtained or taken. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms.

                  (b) The execution, delivery and performance of this Agreement and the transactions contemplated herein will not:

                  (i) constitute a violation of the Articles of Incorporation or the By-Laws, each as amended through the date hereof, of the Company;

                  (ii) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease, agreement, license, commitment or purchase order to which the Company, any subsidiary or any of their respective properties is bound;

                  (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Company or any subsidiary, or the business of the Company or any subsidiary; or

                  (iv) result in (A) the acceleration of any debt or other obligation of the Company or any subsidiary; (B) the creation of any lien, charge or other encumbrance upon any of the assets of the Company or any subsidiary; (C) the termination or cancellation or right to terminate or cancel any obligation owed to the Company or any subsidiary; (D) any right adverse to the Company or any subsidiary.

         5.3. Brokerage. No finder's fees, brokerage commissions, consulting fees and like charges are due or to be paid in connection with the transactions contemplated by this Agreement, except fees payable to Woodbridge Group, Inc.
("Woodbridge") set forth in a separate agreement between the Company and Woodbridge.

All representations and warranties contained in this Agreement or the Purchase Agreement or made by or on behalf of the Company in writing in connection with the transactions contemplated herein shall survive the Closing. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated herein shall constitute representations and warranties by the Company hereunder. Notwithstanding anything to the contrary herein, the Company shall not be liable to the Investors for the inaccuracy of any of representations and warranties by the Company contained in the Purchase Agreement of which the Investors were aware at the time such representation or warranty was made by the Company.

         6.  Securities Law Matters; Investors' Representations.

         The Investors represent and warrant to the Company as follows, and acknowledge that the Company is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the Company or on its behalf.

         6.1.  Securities Matters.

                  (a) Investors are acquiring the Securities for investment only, and not with any view to the sale or distribution thereof. Investors are not acquiring the Securities as a result of any advertisement, public meeting or other public offering.

                  (b) The addresses set forth below are each of Investors' true and correct residences, and each of Investors has no present intention of becoming a resident of any other state or jurisdiction.

                  (c) Each of Investors understands that the Securities are not registered under the Securities Act of 1933, as amended (the "Act"), and must be held by him or it indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each of Investors understand that the resale of such Securities will be restricted so that such resale may be made only in accordance with the appropriate exemptions (including holding such Securities for periods of time specified in Rule 144 promulgated under the Act and compliance with the other provisions thereof, if such exemption is available), or registration under the Act.

                  (d) Each of Investors is aware of the risks of an investment in restricted securities, and each of Investors has no need for any income from its investment in the Securities and can afford to lose his or its entire investment. Each of Investors is aware that the Company has made no representation as to the value of the Securities now or in the future. Each of Investors or legal and financial advisors available to each of them, has such knowledge and experience in financial and business matters so that Investors are capable of assessing the merits and risks of acquiring the Securities.

                  (e) Investors have reviewed have had an opportunity to ask questions of and receive answers from management of the Company and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense relating to the Company's business, financial condition and results of operations, although neither the Company nor any person or entity on its behalf has made any representation or warranty except as expressly contained herein.

                  (f) Each of Investors understands that all certificates evidencing the Securities will bear a legend substantially in the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. These securities may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the securities under said Act or an opinion of counsel and other assurances satisfactory to the Company prior to the transaction that registration under said Act is not required.

                  (g) Each of Investors has consulted with tax and legal counsel selected by him or it in connection with this Agreement, and with financial advisors, who have reviewed the merits of an investment in the Securities hereunder. Each of Investors, together with such persons, has sufficient knowledge and experience in business and financial matters to evaluate the merits and the risks of an investment in the Securities, and each of Investors is fully aware of the risks involved and has determined that an investment in the Securities is consistent with his or its investment objectives. Each of Investors is relying solely on his or its own tax advisors with respect to the tax factors relating to an investment in the Securities.

                  (h) Prior to the registration of the Securities, if an Investor or any subsequent holder, desires to transfer any of the Securities, such holder must give to the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to the Commission, or (ii) upon receipt by the Company of an opinion of counsel to the Company or reasonable satisfaction to the Company, in either case to the effect that the proposed transfer will not violate the provisions of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act.

                  (i) Prior to any such proposed transfer, and as a condition thereto, such holder, or any subsequent holder, will, if requested by the Company, deliver to the Company (i) an investment letter setting forth investment representations of the proposed transferee and such proposed transferee's covenant to comply with the transfer provisions set forth in this
Section 6.1, signed by the proposed transferee, and (ii) an agreement by the transferee to indemnify the Company to the same extent as set forth in Section 6.1(j) hereof.

                  (j) Each of Investors acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein and hereby agrees to indemnify and hold harmless the Company and its officers, directors agents and representatives and each of their heirs, legal representatives, successors and assigns from and against any and all loss, damage or liability (including reasonable attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) any transfer of any of the Securities in violation of the Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (ii) any transfer of any of the Securities not in accordance herewith or
(iii) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by such holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                  (k) The Company may place a stop order with its transfer agent and registrar, if any, with respect to any of the Securities or any certificates into which such Securities are exchanged, except to the extent such security is covered by an effective registration statement under the Act.

         7. Financial Statements. As long as the Investors together own any of the Common Stock then issued and outstanding, the Company shall deliver to each of the Investors upon completion any financial statements produced by the Company, including without limitation, annual, quarterly, and monthly statements of income, stockholders' equity and cash flow.

         8.  Additional Provisions.

         8.1. Modification of Agreement; Consent. This Agreement and the documents and instruments referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and/or compliance with any covenant or condition herein set forth may be omitted, only pursuant to a written document executed by or on behalf of the parties hereto.

         8.2. Stamp, Tax and Delivery Costs. The Company shall pay all stamp and other taxes, if any, which may be payable in respect of the issuance and sale of any Securities to the Investors, and shall save the Investors harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

         8.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except this Agreement and the obligations hereunder may not be assigned by the Company without the consent of the Investors.

         8.4. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient when delivered personally or telecopied by confirmed facsimile, or the day signed for or rejected by addressee after mailing by registered or certified mail, return receipt requested, or the next business day if sent by nationally recognized overnight courier providing for a return receipt, in each case postage prepaid, addressed as follows:

         If to Company:
                  Flents Products Co, Inc.
                  One Executive Boulevard
                  Yonkers, NY  10701
                  Attn: Chief Financial Officer
                  Facsimile: (914) 423-9374

         with a copy to:
                  Akabas & Cohen
                  488 Madison Avenue, 11th Floor
                  New York, New York 10022
                  Attn:  Seth Akabas, Esq.
                  Facsimile: (212) 308-8582

         If to Birrittella:
                  Mr. Meredith Birrittella
                  7 Knights Court
                  Upper Saddle River, NJ 07458
                  Facsimile:  (914) 376-6923

         If to Schaeffer:
                  Mr. Warren Schaeffer
                  425 East 58th Street, Apartment 35A
                  New York, NY 10022
                  Facsimile:  (914) 376-6923

Any  party  may  by  notice   change  the  address  to  which  notice  or  other
communications to it are to be delivered or mailed, effective ten (10) days after such notice.

         8.5. Governing Law. All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of New York for contracts made, executed and performed in such State. Each of the parties hereto consents to the jurisdiction of the courts of the State of New York, agrees not to bring any action in regard to this Agreement or the transactions hereunder in any other jurisdiction, and agrees that the venue of any such action shall be New York, New York.

         8.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         8.7. Term. All of the covenants and other terms of this Agreement shall survive in full force and effect so long as the Investors owns any of the Securities.

         8.8. Construction.

                  (a) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Each of the parties to this Agreement participated in the drafting of this Agreement and the interpretation of any ambiguity contained in this Agreement will not be affected by the claim that a particular party drafted any provision hereof.

                  (c) Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.


         IN WITNESS WHEREOF, each of the Investors has executed, and the Company has caused to be duly executed by its duly authorized officer this Agreement, as of the day and year first written above.


         FLENTS PRODUCT CO., INC.




         By:/s/ Meredith Birrittella
         Name: Meredith Birrittella
         Title:  C.E.O.






  /s/ Meredith Birrittella
  /s/ Warren Schaeffer

      MEREDITH BIRRITTELLA
      WARREN SCHAEFFER

EXHIBIT 7

                              MANAGEMENT AGREEMENT


         AGREEMENT dated April 14, 1999 between Flents Products Co., Inc., a Delaware corporation having an office at One Executive Boulevard, Yonkers, NY 10701 (the "Company"), and Protective Technologies International Inc., a New York corporation having an office at One Executive Boulevard, Yonkers, NY 10701 (the "Manager").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to engage the Manager, and the Manager desires, to provide management services for the Company in accordance with the terms hereof,

         NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Engagement. The Company hereby engages the Manager to provide Management services, and the Manager hereby accepts such engagement, subject to the terms and conditions hereinafter set forth.

         2. Term. The term of the Manager's engagement hereunder shall commence on the date hereof and shall continue thereafter until December 31, 2001, and shall continue thereafter for successive one-year renewals unless notice of non-renewal is sent by either party hereto to the other party at least 90 days prior to the expiration of the initial or any renewal term hereof, unless sooner properly terminated pursuant to the terms hereof.

         3.       Duties.

                  (a) The Manager shall  provide the  following  services to the
Company:

                           (i) subject to Section 4(c) hereof, senior executive services including the roles customarily performed by the chief executive officer and the chief financial officer, but not the chief operating officer, of companies similar to the Company;

                           (ii) all bookkeeping and controller, tax and audit functions and services, to the extent requested by the Company;

                           (iii) all information and data processing functions and services such as accounts payable and accounts receivable, auditing, controls, and generation of financial statements, to the extent requested by the Company;

                           (iv) all senior human resource management functions and services such as pension and health insurance and other fringe benefits, payroll and related functions, to the extent requested by the Company;

                           (v) procurement of products liability insurance under the Manager's policy, if requested by the Company;

                           (vi) all office space and equipment, and all clerical and support services necessary to each of the functions and services set forth in this Section 3(a) above.

                  (b) The Manager shall also make available personnel of the Manager familiar with the services provided hereunder to meet with the Board of Directors of the Company as reasonably requested by the Board of Directors of the Company.

                  (c) The Manager shall provide the services hereunder in a competent professional manner, in accordance with customary practice in the Company's industry, and in any event comparable to the similar services rendered by the Manager for its own operations.
                  (d) The Manager shall segregate the Company's information from all other information managed by the Manager and shall investigate, and if cost-effective, arrange to have the Company's information processed on a server located in the Company's own offices and under the Company's control such that the Company could, if it elected to do so, access and process its own information without the Manager's participation. The Manager shall deliver to the Company on a weekly basis computer back-up tapes containing all information of the Company managed by the Manager under this Agreement.

         4.       Compensation and Benefits.

                  (a) In consideration of the services to be rendered by the Manager hereunder, the Company shall pay to the Manager, and it shall accept, compensation as follows:

                           (i) for the period from the date hereof through September 30, 1999, on the same basis and terms as the intercompany charges booked for such services by the Company and the Manager in their current fiscal year, so long as such charges continue to be approved by the independent directors of the Company as being a fair and reasonable estimate of the Company's costs in supplying such services; and
                           (ii) for the period from and after October 1, 1999, the sum of the following amounts (which is currently $60,290 per month plus the direct cost of product liability insurance procured by the Manager for the Company (currently $2.95 for each $1,000 in sales)), as the same shall be adjusted as set forth below:

                  (A)(x) subject to Section 4(c) hereof, $15,442 per month with respect to the services being provided hereunder with respect to the roles customarily performed by the chief executive officer and the chief financial officer, adjusted as of the beginning of each fiscal year of the Manager by the percentage increase in the average salaries of the chief executive officer and the chief financial officer of the Manager since the beginning of the prior fiscal year, but not in excess of 10% per year on a cumulative basis; plus (y) $17,037 per month with respect to the services being provided hereunder by employees of the Manager (the "Non-CFO/CEO Employees") other than those serving the roles customarily performed by the chief executive officer and the chief financial officer, adjusted (upward or downward, as appropriate) as of the beginning of each fiscal year of the Manager by the percentage increase or decrease, as the case may be, in the aggregate annual salaries of the Non-CFO/CEO Employees at the beginning of such fiscal year compared to the aggregate annual salaries of the Non-CFO/CEO Employees at the beginning of the prior fiscal year;

                  (B) the "Area Use Percent" (hereinafter defined) of the total amount ("Rent") of monthly rent, additional rent and other charges payable under the Manager's office lease at One Executive Blvd., Yonkers, NY, or at such other facility as the Manager uses for its executive offices ("Executive Office")(currently, this item totals $2,908 per month); plus

                  (C) the Area Use Percent of Manager's direct monthly security costs at its Executive Office (currently, this item totals $63 per month); plus

                  (D) the "Area Use Percent" of the Manager's charges for office furniture, equipment and tenant improvements depreciation, plus, if the Manager is then providing services under Section 3(a)(iii) above, the "Revenue Percent" (hereinafter defined) of the Manager's charges for depreciation on computer equipment at the Executive Office, all such charges to be in accordance with generally accepted accounting principles (currently, this item totals $24,841 per month); plus

                  (E) the direct cost of product liability insurance, if any, procured by the Manager for the Company (currently $2.95 for each $1,000 in sales).

         Such compensation shall be payable in monthly installments on the fifteenth day of each month based on calculations reasonably made by the chief financial officer of the Manager as of the first day of such month; provided that a single adjustment payment promptly after being calculated following the end of each fiscal year of the Manager, based upon the actual costs and the actual Area Use Percents and Revenue Percents in effect during each month of such year and the Manager's year-end audit, shall be due and payable from the Company to the Manager if compensation was underpaid during such fiscal year and from the Manager to the Company if compensation was overpaid during such fiscal year. The obligation to make such adjustment payment shall survive termination of this Agreement. "Area Use Percent" shall mean the amount of area in the Executive Office used by the Manager's employees engaged in the provision of services hereunder (provided that the area used by any such employee not working full-time on services hereunder shall be reduced pro rata by the percent of such employee's full-working time that is devoted to work other than services hereunder), divided by the amount of area used by all employees at the Executive Office (common areas in the Executive Office shall not be counted in such calculation). "Revenue Percent" means the net revenues of the Company, divided by sum of the net revenues of the Company plus the net revenues of the Manager and any other company using the computers at the Executive Office for management information services.

                  (b) The Manager shall be entitled to reimbursement for all reasonable travel, entertainment and other extraordinary business expenses reasonably incurred or expended by it for the performance of its duties hereunder, subject to a periodic accounting reasonably satisfactory to the Company; provided that any such expenditure in excess of $1,000 shall be approved in advance by the Company.

                  (c) Any provision herein to the contrary notwithstanding, if, for any reason, neither Meredith Birrittella nor Anthony Costanzo is providing services hereunder, and the Company elects to itself hire individuals to provide the services described in Section 3(a)(i), then, if such individuals are reasonably acceptable to PNC Bank, no compensation shall thereafter be due to the Manager under Section 4(a)(ii)(A)(x) above, and the Manager will not longer provide services pursuant to Section 3(a)(i) above.

         5. Termination of Engagement. Either party may terminate the engagement of the Manager and the term of this Agreement prior to the expiration thereof:
(a) if the other party defaults in the performance of a material obligation hereunder and fails to cure such default for 30 days after written notice of such default specifying in reasonable detail the nature of such default; or (b) 180 days after notice of termination for any reason or no reason. Any such termination shall be effected by notice to the other party and shall be effective under Clause 5(a) at any time after the date thereof as set forth in such notice and under Clause 5(b) above at any time after the 180th day following  the  delivery  of  such  notice  as set  forth  in such  notice.  The obligation to satisfy liabilities previously incurred hereunder and the confidentiality provisions in Section 7, below, shall survive termination of this Agreement. The Manager shall cooperate with the Company in transferring all data gathered and maintained hereunder to the Company or the Manager's successor as reasonably requested by the Company.

         6.       Indemnification.

                  (a) The Company shall defend, hold harmless and indemnify the Manager, its officers, directors, employees, shareholders and agents, and each of their successors, assigns, heirs and legal representatives (collectively, "Indemnitees") from any and all losses, liabilities, proceedings, claims, settlements, judgments, fines, assessments, damages and expenses (including reasonable attorneys' fees and investigation and litigation expenses, whether arising out of a third party claim or relating to recovering indemnifiable damages) hereunder (collectively, the "indemnifiable damages") that the Manager may suffer or incur in whole or in part by reason of, or which may arise out of, the performance of the Manager's duties hereunder, provided, however, that the Company shall not be responsible for indemnifying or holding harmless any Indemnitee from any indemnifiable damage to the extent same is caused by (i) the negligence or wilful misconduct of an Indemnitee or (ii) the Indemnitee's breach of the terms and provisions of this Agreement.

                  (b) Promptly upon receipt of notice of any third party claim, demand or assessment or the commencement of any suit, action or proceeding in respect of which indemnity may be sought on account of an indemnity agreement contained in this Section 6, the Indemnitee shall notify in writing, within sufficient time to respond to such claim or answer or otherwise plead in such action, the Company; provided, however, that failure or delay to supply such notice shall not relieve the Company of its indemnification obligation hereunder except to the extent that the Company is actually prejudiced by such failure or delay.

                  (c) In case any claim, demand or assessment is asserted or suit, action or proceeding commenced against an Indemnitee (collectively a "Claim") and it notifies the Company of the commencement thereof, if the Company acknowledges its indemnification obligations therefor hereunder, then, the Company shall be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not unreasonably be withheld; provided, however, that if the Indemnitee has any separate defense from those of the Company that counsel to the Indemnitee opines in writing is in conflict with a defense of the Company, then the Indemnitee shall have the right to be represented by its own counsel at the Company's expense. The Indemnitee shall have the right in any event to participate in any such defense with its own counsel at its own expense. The Indemnitee shall cooperate with the Company in connection with any such Claim and make personnel, books and records relevant to the Claim available to the Company at Company's expense. In the event that the Company fails timely to defend, contest or otherwise protect against any such Claim, the Indemnitee shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Company, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such Claim or compromise or settlement thereof.

                  (d)    Anything   in   this    Agreement   to   the   contrary
notwithstanding, neither party shall settle any such Claim, without the consent of the other party, not to be unreasonably withheld

         7.       Non-Disclosure of Confidential
                  Information and Non-Competition; Representations.

                  (a) The Manager acknowledges that it has been informed that it is the policy of the Company to maintain as secret and confidential all information (i) relating to the products, processes, designs and/or systems used by the Company and (ii) relating to the customers and employees, consultants, independent contractors and suppliers of the Company and all other business information relating to the Company, in the case of each of Clauses 7(a)(i),
(ii) and (iii) above to the extent not available to persons other than the Manager, the Company, their agents and their affiliates (all such information hereafter referred to as "Confidential Information"). The parties hereto confirm that it is reasonably necessary to protect the Company's goodwill that the Manager agree, and accordingly the Manager does agree, that it will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company), for or on behalf of itself or any Person (hereinafter defined), at any time during his engagement by the Company or after it ceases to be engaged by the Company for any reason, divulge to any Person other than the Company (hereinafter referred to collectively as a "third party"), or use or cause to authorize any third parties to use, any such Confidential Information, or any other information regarded as confidential and valuable by the Company that it knows or should know is regarded as confidential and valuable by the Company (whether or not any of the foregoing information is actually novel or unique or is actually known to others and whether or not marked "confidential"). As used herein, the term "Person" means any person, corporation, partnership or other entity.

                  (b) The Manager shall, upon the expiration or termination of this Agreement for any reason, forthwith deliver up to the Company any and all drawings, notebooks, phone books, address books, customer or supplier lists, and other documents and materials, or copies thereof, on any media and in any form, including, without limitation, on magnetic discs, compact discs or other computer-readable formats, in its possession or under its control that contain or otherwise embody any Confidential Information or any other information or data gathered and maintained by the Manager about the Company in connection with the services provided hereunder.

                  (c) The Manager hereby represents and warrants that its information management systems to be used in performing services hereunder are year 2000 compliant and will function properly and efficiently in the transition from the year 1999 to the year 2000 and in the year 2000.

         8. Entire Agreement. This Agreement and the Contribution Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede any prior agreement between the parties. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

         9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto, except that the Manager may not assign his duties hereunder.

         10.   Governing   Law.   All  matters   concerning   the  validity  and
interpretation of and performance under this Agreement shall be governed by the laws of the State of New York.

         11. Arbitration. Any controversy or claim arising out of or related to this Agreement or any breach hereof hall be settled by arbitration in New York, NY in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

         12. Designations and Notices. Any notices or other communications hereunder, except as may otherwise be provided in this Agreement, shall be in writing and shall be deemed given and delivered when delivered personally, or when signed for or not accepted if mailed by certified mail, return receipt requested, or the next business day if sent by nationally recognized courier service providing for a return receipt, in each case, postage prepaid, addressed to the address on the first page hereof or to such other address as either party shall designate by notice to the other, effective ten (10) days after such notice and, with a copy to Akabas & Cohen, 488 Madison Avenue, New York, NY 10022, Attn: Seth A. Akabas, Esq.


         13. Severability. The invalidity or unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof or such provision in other jurisdictions, and this Agreement shall be construed in such jurisdiction in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision in such jurisdiction there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provisions as may be possible and be legal, valid and enforceable.


         14. Further Assurances. Each party shall execute such other documents and instruments as shall be requested by the other party in order fully to accomplish the purposes of this Agreement.


         IN WITNESS WHEREOF, the Manager and the Company has each caused this Agreement to be executed by its duly authorized officer as of the date first above written.

FLENTS PRODUCTS CO., INC.                            PROTECTIVE TECHNOLOGIES
                                                      INTERNATIONAL INC.



By: /s/ Meredith Birrittella                       By: /s/ Meredith Birrittella
Name:   Meredith Birrittella Name:                         Meredith Birrittella
Title:  CEO                                        Title:  CEO

EXHIBIT 8



                             SHAREHOLDERS' AGREEMENT


                  SHAREHOLDERS' AGREEMENT, dated as of April 14, 1999 (this "Agreement"), among PTI Holding Inc., a Delaware corporation (the "Parent"), Flents Products Co., Inc., a Delaware corporation (the "Company"), The 1818 Mezzanine Fund, L.P., a Delaware limited partnership (the "Purchaser"), Meredith Birrittella ("Birrittella") and Warren Schaeffer ("Schaeffer").

                  WHEREAS, pursuant to a Securities Purchase Agreement, dated as of April 14, 1999, by and among the Company and the Purchaser (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Purchaser for an aggregate purchase price of $8,000,000 (i) a Senior Subordinated Promissory Note with a final maturity of April 14, 2005 in the aggregate principal amount of $8,000,000 and (ii) detachable warrants (the "Warrants") exercisable at any time to purchase 22 shares of common stock, par value $.01 per share, of the Company (subject to adjustment), which is equal to 22% of the outstanding Common Stock of the Company on a fully diluted basis, at an exercise price of $.01 per share; and

                  WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide, for among other things, tag along and preemptive rights, corporate governance rights and obligations, voting rights and obligations, and other rights and obligations under certain conditions with respect to the Company and the Parent.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

I. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Birrittella" has the meaning set forth in the recitals to this Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or other legal holiday on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

                  "Common Stock Equivalent" means any security or obligation which is by its terms convertible into shares of Company Common Stock and including, without limitation, any option, warrant or other subscription or purchase right with respect to the Company Common Stock.

                  "Company" has the meaning set forth in the recitals to this Agreement.

                  "Company Common Stock" means the Common Stock, par value $.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

                  "Company Shareholders" means the Major Company Shareholders and the Purchaser and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement.

                  "Company Shareholders Meeting" has the meaning set forth in
Section 6.1.

                  "Company   Shares"   means,   with  respect  to  each  Company
Shareholder, all shares, whether now owned or hereafter acquired, of Company Common Stock.

                  "Company Written Consent" has the meaning set forth in Section 6.1.

                  "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, the average daily Market Price of the Company Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading.

                  "Excess New Securities" has the meaning set forth in Section
4.2 of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Initial Public Offering" means the initial public offering of shares of Company Common Stock pursuant to a registration statement declared effective under the Securities Act.

                  "Major Company Shareholders" means the Parent, Birrittella, Schaeffer and any permitted transferee of any of them to which Company Shares are transferred in accordance with Section 2.2.

                  "Major Parent Shareholders" means Birrittella and any permitted transferee of him to which Parent Shares are transferred in accordance with Section 2.2.
                  "Major Shareholders" means, collectively, the Major Company Shareholders and the Major Parent Shareholders.

                  "Manager Purchasers" means, collectively, Birrittella and Schaeffer.

                  "Market Price" shall mean, per share of Company Common Stock, on any date specified herein for the determination thereof: (a) if the Company Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Company Common Stock on such date; or (b) if there shall have been no trading on such date or if the Company Common Stock is not so designated, the average of the reported closing bid and asked price of the Company Common Stock, on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company.

                  "NASDAQ" means the National Market System of Nasdaq Stock Market.

                  "New Issuance Notice" has the meaning set forth in Section 4.1 of this Agreement.

                  "New Securities" has the meaning set forth in Section 4.1 of this Agreement.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Offered Securities" has the meaning set forth in Section 3.2 of this Agreement.

                  "Parent Common Stock" means the Common Stock, par value $.01 per share, of the Parent or any other capital stock of the Parent into which such stock is reclassified or reconstituted and any other common stock of the Parent.

                  "Parent Shareholders" means the Major Parent Shareholders and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement.

                  "Parent Shareholders Meeting" shall mean any regular or special meeting of the shareholders of the Parent.

                  "Parent   Shares"   means,   with   respect  to  each   Parent
Shareholder, all shares, whether now owned or hereafter acquired, of Parent Common Stock.

                  "Parent Written Consent" shall mean any written consent executed in lieu of a Parent Shareholders Meeting.

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or other entity.

                  "Pledged Shares" has the meaning set forth in Section 2.1 of this Agreement.

                  "Preemptive Rightholder" has the meaning set forth in Section
4.2 of this Agreement.

                  "Proportionate Percentage" has the meaning set forth in
Section 4.2 of this Agreement.

                  "Proposed  Price"  shall have the meaning set forth in Section
4.1 of this Agreement.

                  "Public Market Capitalization" means, as of any date of determination, the product of (x) the Current Market Price on such date and (y) the number of issued and outstanding shares of Company Common Stock as of such date.

                  "Purchaser Company Director" has the meaning set forth in
Section 6.1.

                  "Qualified Public Market" means, as of any date of determination, (i) at least 25% of the issued and outstanding shares of Company Common Stock as of such date have been sold pursuant to an underwritten public offering by means of a registration statement declared effective under the Securities Act and have not been repurchased by the Company, and (ii) as of such date, the Public Market Capitalization with respect to such Company Common Stock is at least $25,000,000.

                  "Qualified Spin-Off" has the meaning set forth in the Securities Purchase Agreement.

                  "Schaeffer" has the meaning set forth in the recitals to this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Selling Stockholder" has the meaning set forth in Section 3.1 of this Agreement.

                  "Shareholder" means, collectively, the Company Shareholders and the Parent Shareholders.

                  "Shares" means, collectively, the Company Shares and the Parent Shares.

                  "Third Party Purchaser" has the meaning set forth in Section
3.1 of this Agreement.

                  "transfer" has the meaning set forth in Section 2.1 of this Agreement.

I.                           Restrictions on Transfer of Shares.

A. Limitation on Transfer. Except for the pledge by the Parent of the Company Shares held by the Parent (the "Pledged Shares") in connection with the transactions contemplated by the Credit Agreement (as defined in the Securities Purchase Agreement), no Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "transfer") any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement and in the event of such transfer, any transferee obtaining any record or beneficial interest or right to vote such Shares hereunder shall agree to be bound by this Agreement and shall comply with Section 2.2. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio and the Parent or the Company, as the case may be, shall not register any such transfer.

A. Transfers in Compliance with Law; Substitution of Transferee.

1. No transfer (including, without limitation, a transfer of the Pledged Shares to the pledgee thereof) may be made of any Shares unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement and
(b) the transfer  complies in all  respects  with  applicable  federal and state securities laws, including, without limitation, the Securities Act; provided, that the restriction on transfer set forth in subsection (a) shall not apply to a transferee of the Parent who receives Company Shares pursuant to a registration statement declared effective under the Securities Act or pursuant to a spin-off of the Company Common Stock to the holders of the Parent Common Stock in compliance with the Securities Act. Upon becoming a party to this Agreement, the transferee of a Major Shareholder shall be substituted for and be subject to the same obligations as, the transferring Major Shareholder hereunder with respect to the Shares transferred to such permitted transferee.

1. Notwithstanding any other provision of this Agreement, (i) from and after the consummation of an Initial Public Offering, for transfers of shares of Company Common Stock by any Major Company Shareholder in any 360 day period that in the aggregate are not greater than 10% of the number of shares of Company Common Stock held by such Major Company Shareholder on the date hereof, a transferee of such Major Company Shareholder of such shares shall not be required to be bound by the terms and conditions of this Agreement and (ii) at any time, Birrittella may transfer shares of Parent Common Stock to one or more Persons who would not be required to be bound by the terms and conditions of this Agreement to the extent that upon the consummation of such sale or sales Birrittella shall hold no less than 500,000 shares of Parent Common Stock; provided, that if (i) a Change of Control (as defined in the Securities Purchase Agreement without giving effect to the last proviso of such definition) with respect to the Parent has occurred and (ii) Birrittella ceases to be an officer or a director of the Parent, the restrictions on transfer set forth in this Section 2 shall no longer apply to shares of Parent Common Stock held by Birrittella.

I.                                  Tag Along Rights.

A. Company Shareholder Rights. Subject to Section 2 and Section 3.4, except for the transfer of the Pledged Shares to the pledgee thereof, if any Major Company Shareholder (a "Selling Stockholder") wishes to transfer all or any portion of its or his Company Shares to any Person (a "Third Party Purchaser"), the Purchaser and, if the Parent is the Selling Stockholder, Birrittella and Schaeffer (in each case, other than the Selling Stockholder) (each, as applicable, a "Tag-Along Rightholder") shall each have the right to sell to such Third Party Purchaser, upon the terms set forth in the Offering Notice (as defined below), that number of shares held by such Tag-Along Rightholder equal to that percentage of the Offered Securities (as defined below) determined by dividing (i) the total number of Company Shares then owned by such Tag-Along Rightholder by (ii) the total number of Company Shares then owned by the Selling Stockholder plus the total number of Company Shares then owned by all Tag-Along Rightholders exercising their rights as provided in this Section 3.1. The Selling Stockholder and the Tag-Along Rightholder(s) shall effect the sale of the Offered Securities and the Tag-Along Rightholder(s) shall sell the number of Offered Securities required to be sold pursuant to this Section 3.1, and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Stockholder shall be reduced accordingly. This Section 3 shall not apply to public market transactions.

A. Offering Notice. At least fifteen (15) days prior to the proposed consummation of a sale by a Selling Stockholder which gives rise to the rights of the Tag-Along Rightholders as set forth in Section 3.1 of this Agreement, each Selling Stockholder shall give notice (an "Offering Notice") to each Tag-Along Rightholder of each proposed sale by it which shall state (a) the name of such Selling Stockholder, (b) the number of Company Shares proposed to be transferred (the "Offered Securities"), (c) the name and address of the proposed Third Party Purchaser, (d) the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, (e) the percent of Company Shares that each such Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Section 3.1), and (f) a representation that such Third Party Purchaser has been informed of the "tag-along" rights provided for in this Section 3.1 and has agreed to purchase the Company Shares in accordance with the terms hereof.

A. Tag Along Rights; Exercise. In order to exercise its right to sell the Company Shares to a Third Party Purchaser pursuant to this Article 3, a Tag-Along Rightholder must agree to make substantially the same representations and warranties with respect to the ownership of the securities to be sold by it as a Selling Stockholder agrees to make in connection with the proposed sale by it of Offered Securities to a Third Party Purchaser. The "tag-along" rights provided by this Article 3 must be exercised by the each Tag-Along Rightholder within seven (7) days following receipt of the notice required by Section 3.2, by delivery of a written notice to such Selling Stockholder indicating such Tag-Along Rightholder's wish to exercise its rights and specifying the number of Company Shares (up to the maximum number of Company Shares owned by such Tag-Along Rightholder that such Tag-Along Rightholder has "tag-along" rights to sell to such Third Party Purchaser) it wishes to sell, provided that a Tag-Along Rightholder may waive its rights under this Article 3 prior to the expiration of such 7-day period by giving written notice to the Selling Stockholder, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 7-day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this Article 3. If such Third Party Purchaser fails to purchase Company Shares from the Tag-Along Rightholders that have properly exercised their rights hereunder, then such Selling Stockholder shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void and the Company shall not register any such transfer.

A. Transfers to Family Members. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2, at any time, each of the Major Company Shareholders (other than the Parent) may transfer all or a portion of his Company Shares to or among (i) the other Major Company Shareholders (other than the Parent); (ii) a member of the Major Company Shareholder's immediate family, which shall include his spouse, siblings, children,
grandchildren,   nieces  or  nephews  ("Family   Members")  or  (iii)  a  trust,
corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by the Major Company Shareholder or one or more Family Members of the Major Company Shareholder (or of the owner of all of the equity interests of the Major Company Shareholder) or which would otherwise be an Affiliate of the Major Company Shareholder; provided, however, that during the period that any trust, corporation, partnership or limited liability company holds any right, title or interest in any Company Shares, no Person other than the Major Company Shareholder or one or more Family Members of the Major Company Shareholder may be or become beneficiaries, stockholders, limited or general partners or members of any of them.

I.  Future Issuance of Shares; Preemptive Rights.

A. New Issuance Notice. Except for (a) capital stock of the Company which may be issued to employees, consultants or directors of the Company who are not affiliated with any holder of greater than 5% of the issued and outstanding shares of Company Common Stock pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors of the Company, (b) a subdivision of the outstanding shares of Company Common Stock into a larger number of shares of Company Common Stock, (c) capital stock issued upon exercise, conversion or exchange of any Common Stock Equivalent or (d) capital stock of the Company issued in consideration of the acquisition, approved by the Board of Directors of the Company, by the Company or any of its Subsidiaries of another Person who is not affiliated with any holder of greater than 5% of the issued and outstanding shares of Company Common Stock, if the Company wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Company (collectively, "New Securities") to any Person (the "Subject Purchaser"), then the Company shall offer a percentage of such New Securities as set forth in this Section 4 to the Company Shareholders by sending written notice (the "New Issuance Notice") to the Company Shareholders, which New Issuance Notice shall state (a) the number of New Securities proposed to be issued and (b) the proposed purchase price per share of the New Securities that the Company is willing to accept (the "Proposed Price"). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired or an amended or revised New Issuance Notice shall have been delivered. This Section 4 shall not apply to public market transactions.

A. Preemptive Rights; Exercise. For a period of fifteen (15) days after the giving of the New Issuance Notice pursuant to Section 4.1, each of the Company Shareholders (each, a "Preemptive Rightholder") shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities that are to be sold at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (a) the total number of shares of Company Shares then owned by such Preemptive Rightholder exercising its rights under this Section 4.2 by (b) the total number of Company Shares then owned by all of the Preemptive Rightholders exercising their rights under this Section 4.2 (the "Proportionate Percentage"). If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it or he is entitled to purchase pursuant to the preceding sentence, then each of the Company Shareholders who elected to purchase New Securities shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 4.2, the "Excess New Securities") determined by dividing (x) the total number of Company Shares then owned by such fully participating Preemptive Rightholder by (y) the total number of Company Shares then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities. The right of each Preemptive Rightholder to purchase the New Securities shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase. The failure of a Preemptive Rightholder to respond within such 15-day period shall be deemed to be a waiver of such Preemptive Rightholder's rights under Section 4.2, provided that each Preemptive Rightholder may waive its rights under Section 4.2 prior to the expiration of such 15-day period by giving written notice to the Company.

A. Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2, shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 4.1, if any Preemptive Rightholder elects to purchase any of the New Securities under Section 4.2 or
(b) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued on the same terms as set forth in the New Issuance Notice, free and clear of all Liens and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and nonassessable. The Preemptive Rightholders purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

A. Sale to Subject Purchaser. Unless all of the New Securities are purchased pursuant to Section 4.2, the Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to
Section 4.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into and closed within three (3) months of the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase all of the New Securities pursuant to Section 4.2 and (ii) the expiration of the 15-day period referred to in Section 4.2. If such sale is not consummated within such three (3) month period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Article 4. The closing of any issue and purchase pursuant to this Section
4.4 shall be held at the time and place as the parties to the transaction may agree.

I.        After-Acquired Securities; Agreement to be Bound.

A. After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents now owned or which may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Shareholder in any other manner.

I.        Corporate Governance of the Company.

A. Election of Directors; Number and Composition. Each Company Shareholder shall vote its or his Company Shares at any regular or special meeting of the Company (a "Company Shareholders Meeting"), or in any written consent executed in lieu of such a meeting of shareholders of the Company (a "Company Written Consent") with respect to such Company Shares, and take all other reasonable actions necessary to ensure that the number of directors constituting the entire Board of Directors of the Company shall be not greater than seven (7). Each Company Shareholder shall vote its or his shares at any Company Shareholders Meeting called for the purpose of filling the positions on the Board of Directors of the Company or in any Company Written Consent executed for such purpose, and to take all other reasonable actions necessary to ensure the election to the Board of Directors of the Company of (i) two (2) individuals designated by the Purchaser (each a "Purchaser Company Director" and together the "Purchaser Company Directors"); (ii) one (1) individual designated by Birrittella; and (iii) one
(1) individual designated by Schaeffer (the directors designated pursuant to clauses (ii) and (iii) being referred to individually as a "Manager Company Director" and, together, as the "Manager Company Directors"). Each Purchaser Company Director shall have the right to serve in any committee formed by the Board of Directors of the Company.

A.         Removal and Replacement of Purchaser Company Directors.

1. Removal of Purchaser Company Director. If, at any time, the Purchaser notifies the Company Shareholders of its wish to remove at any time and for any reason (or no reason) any Purchaser Company Director, then each Company Shareholder shall vote all of its or his Company Shares so as to remove such Purchaser Company Director.

1.         Replacement of Directors.

(A) If at any time, a vacancy is created on the Board of Directors of the Company by reason of the incapacity, death, removal or resignation of any Purchaser Company Director, then the Purchaser shall designate an individual who shall be elected to fill such vacancy until the next Company Shareholders Meeting.

(A) Upon receipt of notice of the designation of a nominee, each Company Shareholder shall, as soon as practicable after the date of such notice, take action, including the voting of its or his Company Shares, to elect the director designated by the Purchaser to fill such vacancy.

1. Reimbursement of Expenses. Notwithstanding anything to the contrary contained in this Agreement, the Company shall reimburse the Purchaser for all reasonable travel and accommodation expenses incurred by any Purchaser Company Director in connection with the performance of his or her duties as a director of the Company.

1. Company Actions. The Company shall cause any Purchaser Company Director (unless, after customary investigation of such person's qualifications, the Board of Directors of the Company reasonably determines in good faith that such person is not qualified or acceptable under standards applied fairly and equally to all nominees) to be included in the slate of nominees recommended by the Board to the Company's shareholders for election as directors, and the Company shall use its best efforts to cause the election of such nominee, including voting all shares for which the Company holds proxies (unless otherwise directed by the shareholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person. If, at any time, a vacancy is created on the Board of Directors of the Company by reason of the incapacity, death, removal or resignation of any Purchaser Company Director, the Company shall take all action necessary to cause the election of the individual designated by the Purchaser to fill such vacancy.

A.           Removal and Replacement of Manager Company Directors.

1. Removal of Manager Company Directors. If, at any time, any Manager Purchaser notifies the Company Shareholders of his wish to remove at any time and for any reason (or no reason) the Manager Company Director appointed by such Manager Purchaser, then each Company Shareholder shall vote all of its or his Company Shares so as to remove such Manager Company Director.

1.           Replacement of Directors.

(A) If at any time, a vacancy is created on the Board of Directors of the Company by reason of the incapacity, death, removal or resignation of any Manager Company Director, then the Manager Purchaser who appointed such Manager Company Director shall designate an individual who shall be elected to fill such vacancy until the next Company Shareholders Meeting.

(A) Upon receipt of notice of the designation of a nominee, each Company Shareholder shall, as soon as practicable after the date of such notice, take action, including the voting of its or his Company Shares, to elect the director designated by such Manager Company Director to fill such vacancy.

1. Reimbursement of Expenses. Notwithstanding anything to the contrary contained in this Agreement, the Company shall reimburse the Manager Company Directors for all reasonable travel and accommodation expenses incurred by them in connection with the performance of his duties as a director of the Company, but only to the extent that such expenses are not otherwise reimbursed by the Company.

1. Company Actions. The Company shall cause any Manager Company Director (unless, after customary investigation of such person's qualifications, the Board of Directors of the Company reasonably determines in good faith that such person is not qualified or acceptable under standards applied fairly and equally to all nominees) to be included in the slate of nominees recommended by the Board to the Company's shareholders for election as directors, and the Company shall use its best efforts to cause the election of such nominee, including voting all shares for which the Company holds proxies (unless otherwise directed by the shareholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person. If, at any time, a vacancy is created on the Board of Directors of the Company by reason of the incapacity, death, removal or resignation of any Manager Company Director, the Company shall take all action necessary to cause the election of the individual designated by the Manager Purchaser who designated such Manager Company Director to fill such vacancy.

A. Amendments to Certificate of Incorporation. Each Company Shareholder hereby covenants and agrees that it will not vote to amend the Certificate of Incorporation of the Company to cause there to be more or less than seven (7) members of the Board of Directors.

I. Parent Merger with the Company. Each Shareholder (other than the pledgee of the Pledged Shares in the event it has exercised its rights as pledgee thereof) hereby covenants and agrees to vote its respective Shares at any Parent Shareholders Meeting or Company Shareholders Meeting, as the case may be, or in any Parent Written Consent or Company Written Consent, as the case may be, in each case held or taken to approve of any action required to be performed by the Parent or the Company, as the case may be, to give effect to the provisions of
Section 9.20 of the Securities Purchase Agreement.

I. Observer Rights. For so long as (i) the number of shares of Company Common Stock held by the Purchaser (assuming the conversion of the Warrants held by the Purchaser) represents at least 25% of the number of shares of Company Common Stock originally purchased by the Purchaser pursuant to the Securities Purchase Agreement (assuming the conversion of the Warrants held by the Purchaser), and
(ii) the Parent shall hold at least 20% of the issued and outstanding shares of Company Common Stock, the Purchaser shall have the right at any time to designate one individual to serve as an observer at all meetings of the Board of Directors of the Parent (or at any meeting of any committee thereof).

I. Stock Certificate Legend. A copy of this Agreement shall be filed with the respective Secretaries of the Parent and the Company and kept with the records of each of the Parent and the Company.

(1) A certificate representing Parent Shares now held or hereafter acquired by any Parent Shareholder shall for as long as this Agreement is effective bear legends substantially in the following form:

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES
         REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS' AGREEMENT, DATED APRIL 14, 1999, AMONG PTI HOLDING INC. (THE "PARENT"), FLENTS PRODUCTS CO., INC., THE 1818 MEZZANINE FUND, L.P. AND THE SHAREHOLDERS NAMED THEREIN. THE PARENT WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE PARENT UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS' AGREEMENT. THE PARENT WILL MAIL A COPY OF SUCH AGREEMENT, TOGETHER WITH A COPY OF THE EXPRESS TERMS OF THE SECURITIES AND THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE PARENT IS AUTHORIZED TO ISSUE, TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

(1) A certificate representing Company Shares now held or hereafter acquired by any Company Shareholder shall for as long as this Agreement is effective bear legends substantially in the following form:

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES
         REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS' AGREEMENT, DATED APRIL 14, 1999, AMONG PTI HOLDING INC., FLENTS PRODUCTS CO., INC. (THE "COMPANY") , THE 1818 MEZZANINE FUND, L.P. AND THE SHAREHOLDERS NAMED THEREIN. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS' AGREEMENT. THE COMPANY WILL MAIL A COPY OF SUCH AGREEMENT, TOGETHER WITH A COPY OF THE EXPRESS TERMS OF THE SECURITIES AND THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE COMPANY IS AUTHORIZED TO ISSUE, TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

I.                                  Miscellaneous.

A. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 9.1:

(a)                                         if to the Purchaser:

                                    The 1818 Mezzanine Fund, L.P.
                                    c/o Brown Brothers Harriman & Co.
                                    59 Wall Street
                                    New York, New York 10005
                                    Attention:  Robert R. Gould

                                    Telecopier No.:  (212) 493-8429

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attention:  Marilyn Sobel, Esq.

                                    Telecopier No.:  (212) 757-3990

(a)                                         if to the Company:

                                    Flents Products Co., Inc.
                                    1 Executive Boulevard
                                    Yonkers, New York 10701
                                    Attention: Chief Financial Officer

                                    Telecopier No.:  (914) 423-9610

                                    with a copy to:

                                    Akabas & Cohen
                                    488 Madison Avenue
                                    11th Floor
                                    New York, New York 10022
                                    Attention:  Michael H. Sproule, Esq.

                                    Telecopier No.:  (212) 308-8582

(a)                                         if to the Parent:

                                    PTI Holding Inc.
                                    1 Executive Boulevard
                                    Yonkers, New York 10701
                                    Attention: Chief Financial Officer

                                    Telecopier No.:  (914) 423-9610

                                    with a copy to:

                                    Akabas & Cohen
                                    488 Madison Avenue
                                    11th Floor
                                    New York, New York 10022
                                    Attention:  Michael H. Sproule, Esq.

                                    Telecopier No.:  (212) 308-8582

(a) If to the Parent Shareholders or to the Company Shareholders, at the address of such Parent Shareholder or Company Shareholder on the books and records of the Company or the Parent, as the case may be.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; the next Business Day, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged (or if not a Business Day, then the next Business
Day), if telecopied.

A.                                          Amendment and Waiver.

(1) No failure or delay on the part of any party hereto, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(1) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Parent, Company, any Parent Shareholder or any Company Shareholder from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the party requesting such amendment or waiver and holders of at least 51% of the shares of Company Common Stock issued or issuable upon the exercise of the Warrants, and
(ii) only in the specific instance and for the specific purpose for which made or given.

A. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives. This Agreement is not assignable except in connection with a transfer of Parent Shares or Company Shares, as the case may be, in accordance with this Agreement.

A. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

A. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

A. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

A. Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

A. Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 10.1, such service to become effective 10 days after such mailing. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

A. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

A. Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

A. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

A. Term of Agreement. This Agreement shall become effective upon the execution hereof and shall (i) with respect to Section 6, terminate at such time as the number of shares of Company Common Stock held by the Purchaser (assuming the conversion of the Warrants held by the Purchaser) represents less than 25% of the number of shares of Company Common Stock originally purchased by the Purchaser pursuant to the Securities Purchase Agreement (assuming the conversion of such Warrants) and (ii) with respect to Sections 2, 4 and 5, terminate at such time as there exists a Qualified Public Market; provided, that notwithstanding anything to the contrary contained herein, the rights of Birrittella set forth in this Agreement shall terminate at such time as the number of shares of Company Common Stock held by him represents less than 25% of the number of shares of Company Common Stock held by him on the date hereof and the rights of Schaeffer set forth in this Agreement shall terminate at such time as the number of shares of Company Common Stock held by him represents less than 25% of the number of shares of Company Common Stock held by him on the date hereof. B. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.


                                                     PTI HOLDING INC.


                                                     By:/s/ Meredith Birrittella
                                                     Name:  Meredith Birrittella
                                                     Title: C.E.O.



                                                     FLENTS PRODUCTS CO., INC.


                                                     By:/s/ Meredith Birrittella
                                                     Name:  Meredith Birrittella
                                                     Title: C.E.O.



                                        THE 1818 MEZZANINE FUND, L.P.

                                        By: Brown Brothers Harriman &
                                            Co., General Partner


                                        By:/s/ Robert R. Gould
                                        Name: Robert R. Gould
                                        Title: Partner


                                        /s/ Meredith Birrittella
                                            Meredith Birrittella


                                        /s/ Warren Schaeffer
                                            Warren Schaeffer

EXHIBIT 9



                                 April 13, 1999



CONFIDENTIAL

The Board of Directors
PTI Holding Inc.
One Executive Boulevard
Yonkers, New York  10701

Gentlemen:

We understand that Flents Products Co. ("Flents"), a wholly-owned subsidiary of PTI Holding Inc. ("PTII") plans to acquire substantially all of the assets of Karlen Manufacturing, Inc. ("Karlen") in a cash transaction (the "Transaction"). The Transaction calls for $16,750,000 in cash to be paid to Karlen and a subordinated promissory note in the amount of $1,000,000 to be delivered to Karlen by PTII and $750,000 to be incurred by Flents for Transaction expenses. The Transaction is to be funded as follows: 1) a revolving line of credit facility under which $2,500,000 will be taken down at the closing of the Transaction; 2) term loan financing in the amount of $5,000,000; 3) subordinated debt of $8,000,000 advanced by The 1818 Mezzanine Fund; 4) an $800,000 direct equity investment made by Meredith W. Birrittella (Chairman and CEO of PTII); 5) a $1,000,000 direct equity investment made by Warren Schaeffer (Secretary of PTII); and 6) a $1,200,000 direct equity investment from PTII. The $1,800,000 combined equity investment in the Transaction by Messrs. Birrittella and Schaeffer is referred to as the "Birrittella and Schaeffer Investment." Messrs. Birrittella and Schaeffer will receive 8.0% and 10.0% of the equity of Flents, respectively. You have asked Management Planning, Inc. ("MPI") to advise you as to the fairness, from a financial point of view, of the Transaction and the Birrittella and Schaeffer Investment to PTII and its shareholders.

Since 1939, MPI has been engaged in the valuation of businesses and their securities for corporate, tax and other purposes, including financing, recapitalizations, purchases and sales of closely held securities, estate, gift and income tax matters, and mergers and acquisitions. In conducting our analysis and arriving at our opinion as expressed herein, we have conducted such studies, analyses and investigations as we deemed appropriate under the circumstances. We have also taken into account our assessment of general and economic, industry, market and financial conditions, as well as our experience in connection with similar transactions in securities in general.

Our advisory services and the opinion expressed herein are provided exclusively for the information and assistance of the Board of Directors of PTI Holding Inc. in connection with its consideration of the Transaction. Such services and opinions are not intended to be investment advice and should in no way be construed as such. The contents of this opinion letter may be disclosed only in accordance with the terms of the agreement executed by Management Planning, Inc. and PTI Holding Inc. on March 16, 1999.

Neither MPI nor its employees have any present or contemplated future financial interest in PTII, Flents or Karlen and no other interest whatsoever which might affect the performance of our responsibilities in a totally disinterested manner. The professional fee charged by MPI for preparation of this opinion letter is not contingent upon our conclusions.

In preparing our opinion, we have relied, without independent verification, on the accuracy, completeness and fairness of all financial and other information that was publicly available or furnished to us by PTI Holding Inc. and Woodbridge Group, Inc. We have not made any additional independent valuation or appraisal or any of the assets or liabilities of PTII, Flents or Karlen, and we have not been furnished with any such evaluation or appraisal. Our opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. In arriving at our opinion, we conducted such studies, analyses and investigations as we deemed appropriate. Among other things, we:

1) Studied the Confidential Information Memorandum regarding the Transaction as prepared by Woodbridge Group, Inc.;

2) Reviewed and analyzed the comprehensive documentation file on the Transaction compiled by Woodbridge Group, Inc., which included financial data on PTII, Flents and Karlen;

3) Considered the stand-alone value of Flents to PTII and its shareholders (without benefit of the Transaction) by preparing a comparative analysis of Flents and certain publicly held companies that we deemed to be reasonably similar to Flents with respect to financial and operating results and investment characteristics;

4) Considered the stand-alone value of Flents to PTII (without benefit of the Transaction) by preparing a discounted cash flow analysis of Flents;

5) Reviewed and analyzed merger and acquisition transactions for Flents' and Karlen's industries and related industries;

6) Considered a range of "exit" values for Flents (giving full consideration to the Transaction) based on assumptions as to time horizon (five to seven years) and multiples of EBIT (6.0 to 10.0);

7) Evaluated the prospective internal rates of return accruing to the equity investors in the Transaction, including PTII, its shareholders, the Birrittella and Schaeffer Investment, and The 1818 Mezzanine Fund; and;

8) Performed such other studies and analyses as we deemed appropriate.

Based on our review and analysis, and assuming that the Transaction proceeds to a closing with a financing structure as described herein, it is our opinion that the Transaction and the Birrittella and Schaeffer Investment are fair, from a financial point of view, to PTI Holding Inc. and its shareholders.

                                                      Very respectfully yours,



                                                      MANAGEMENT PLANNING, INC.

EXHIBIT 10

                                     CONSENT


     Management Planning, Inc. ("MPI") hereby consents to permit PTI Holding Inc., a Delaware corporation, to include as an exhibit to its current report on Form 8-K dated April 14, 1999, to be filed with the Securities Exchange Commission, the fairness opinion rendered by MPI in connection with the acquisition by Flents Products Co. Inc. of substantially all of the assets of Karlen Manufacturing Inc.
Dated:  April 29, 1999




MANAGEMENT PLANNING, INC.



By:  /s/ Frank E. Koehl, Jr.
Name:  Frank E. Koehl, Jr.
Title: Senior Vice Presdient